                                                                    EXHIBIT 99.7
================================================================================


                   AMENDED AND RESTATED OPERATING AGREEMENT OF
                        BP/CGCENTER ACQUISITION CO. LLC,
                      A DELAWARE LIMITED LIABILITY COMPANY


================================================================================


                                TABLE OF CONTENTS

                                                                                                         PAGE
ARTICLE 1. DEFINITIONS.....................................................................................4
  1.1.     DEFINITIONS.....................................................................................4
  1.2.     RULES OF CONSTRUCTION..........................................................................14
  1.3.     SECTIONS; SCHEDULES AND EXHIBITS...............................................................14

ARTICLE 2. THE COMPANY....................................................................................14
  2.1.     CONTINUATION OF LIMITED LIABILITY COMPANY; MERGER OF ORIGINAL COMPANY INTO THE COMPANY;
           ADMISSION OF BOSTON PROPERTIES MEMBERS.........................................................14
  2.2.     NAME OF COMPANY................................................................................15
  2.3.     PURPOSE OF COMPANY.............................................................................15
  2.4.     PRINCIPAL AND REGISTERED OFFICE................................................................15
  2.5.     FURTHER ASSURANCES.............................................................................15
  2.6.     CERTAIN EXPENSES OF MEMBERS....................................................................15
  2.7.     NO INDIVIDUAL AUTHORITY........................................................................15
  2.8.     NO RESTRICTIONS................................................................................16
  2.9.     NEITHER RESPONSIBLE FOR OTHER'S COMMITMENTS....................................................16
  2.10.    AFFILIATES.....................................................................................16
  2.11.    OPERATIONS IN ACCORDANCE WITH THE ACT: OWNERSHIP...............................................16

ARTICLE 3. TERM...........................................................................................16
  3.1.     TERM...........................................................................................16

ARTICLE 4. CAPITALIZATION OF THE COMPANY; CONTRIBUTIONS...................................................17
  4.1.     CAPITAL CONTRIBUTIONS..........................................................................17
  4.2.     CAPITALIZATION.................................................................................18
  4.3.     NO OTHER CONTRIBUTIONS.........................................................................18
  4.4.     RETURNS........................................................................................19
  4.5.     NO WITHDRAWALS.................................................................................20
  4.6.     ADDITIONAL CONTRIBUTIONS.......................................................................20

ARTICLE 5. REPRESENTATIONS AND WARRANTIES OF CEPPETO MEMBERS..............................................20
  5.1.     ORGANIZATION AND POWER.........................................................................20
  5.2.     AUTHORIZATION..................................................................................22
  5.3.     ABSENCE OF LIABILITIES.........................................................................23
  5.4.     LITIGATION.....................................................................................23
  5.5.     NON-CONTRAVENTION..............................................................................24
  5.6.     OWNERSHIP OF DIRECT AND INDIRECT INTERESTS IN THE COMPANY......................................25

ARTICLE 6. MANAGEMENT OF THE COMPANY......................................................................26
  6.1.     MANAGEMENT.....................................................................................26
  6.2.     BANK ACCOUNTS..................................................................................28

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                         PAGE
  6.3.     REIMBURSEMENT FOR COSTS AND EXPENSES...........................................................29
  6.4.     MANAGEMENT AGREEMENT...........................................................................29
  6.5.     MAJOR DECISIONS................................................................................31
  6.6.     CONTRACTS WITH AFFILIATES......................................................................32
  6.7.     NON-INTERFERENCE COVENANT......................................................................32
  6.8.     PROCEEDS OF ADDITIONAL FINANCING...............................................................34

ARTICLE 7. BOOKS AND RECORDS, AUDITS, TAXES, ETC..........................................................35
  7.1.     BOOKS; STATEMENTS..............................................................................35
  7.2.     WHERE MAINTAINED...............................................................................36
  7.3.     AUDITS.........................................................................................36
  7.4.     INTENTIONALLY OMITTED..........................................................................36
  7.5.     TAX RETURNS....................................................................................36
  7.6.     TAX MATTERS PARTNER............................................................................36
  7.7.     TAX POLICY.....................................................................................37
  7.8.     SECTION 754 ELECTION...........................................................................37
  7.9.     CAPITAL ACCOUNTS...............................................................................37
  7.10.    PURCHASE PRICE ALLOCATIONS.....................................................................38

ARTICLE 8. FISCAL YEAR....................................................................................38
  8.1.     CALENDAR YEAR..................................................................................38

ARTICLE 9. DISTRIBUTIONS AND ALLOCATIONS..................................................................38
  9.1.     PERCENTAGE INTERESTS...........................................................................38
  9.2.     CERTAIN DEFINITIONS............................................................................39
  9.3.     DISTRIBUTIONS PRIOR TO THE FLIP DATE...........................................................40
  9.4.     DISTRIBUTIONS AFTER THE FLIP DATE..............................................................42
  9.5.     ALLOCATIONS....................................................................................44
  9.6.     DISTRIBUTIONS AND ALLOCATIONS UPON LIQUIDATION OF THE COMPANY..................................49
  9.7.     RECAPTURE INCOME...............................................................................50

ARTICLE 10. ASSIGNMENT AND OFFER TO PURCHASE..............................................................50
  10.1.    SALE OF THE PROPERTY...........................................................................50
  10.2.    TRANSFER OF INTERESTS..........................................................................53
  10.3.    RIGHT OF FIRST OFFER:  INTERESTS...............................................................55
  10.4.    ASSUMPTION BY ASSIGNEE.........................................................................59
  10.5.    AMENDMENT OF CERTIFICATE OF FORMATION..........................................................59
  10.6.    PLEDGING OF INTERESTS..........................................................................60
  10.7.    CONVERSION RIGHTS..............................................................................60
  10.8.    PROVISIONS GENERALLY APPLICABLE TO SALES.......................................................63

ARTICLE 11. DISSOLUTION OR BANKRUPTCY OF A MEMBER.........................................................64
  11.1.    DISSOLUTION OR MERGER..........................................................................64

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                         PAGE
  11.2.    BANKRUPTCY, ETC................................................................................65
  11.3.    RECONSTITUTION.................................................................................66

ARTICLE 12. DISSOLUTION...................................................................................66
  12.1.    WINDING UP.....................................................................................66
  12.2.    PURCHASE OF NON-LIQUIDATING MEMBER'S INTEREST..................................................66
  12.3.    OFFSET FOR DAMAGES.............................................................................67
  12.4.    DISTRIBUTIONS OF OPERATING CASH FLOW...........................................................67
  12.5.    DISTRIBUTIONS OF PROCEEDS OF LIQUIDATION.......................................................68
  12.6.    ORDERLY LIQUIDATION............................................................................68
  12.7.    FINANCIAL STATEMENTS...........................................................................68

ARTICLE 13. MEMBERS.......................................................................................68
  13.1.    LIABILITY......................................................................................68
  13.2.    NO FIDUCIARY OBLIGATIONS.......................................................................68
  13.3.    POWER OF ATTORNEY..............................................................................69
  13.4.    CONSENT OF CEPPETO MEMBERS.....................................................................69
  13.5.    INDEMNIFICATION OBLIGATIONS; PLEDGE OF CEPPETO MEMBERS' EQUITY INTEREST........................70

ARTICLE 14. NOTICES.......................................................................................74
  14.1.    IN WRITING; ADDRESS............................................................................74
  14.2.    COPIES.  75

ARTICLE 15. MISCELLANEOUS.................................................................................76
  15.1.    ADDITIONAL DOCUMENTS AND ACTS..................................................................76
  15.2.    INTERPRETATION.................................................................................76
  15.3.    ENTIRE AGREEMENT...............................................................................76
  15.4.    BINDING EFFECT.................................................................................76
  15.5.    COUNTERPARTS...................................................................................76
  15.6.    CONFIDENTIALITY................................................................................76
  15.7.    AMENDMENTS.....................................................................................77
  15.8.    SEVERABILITY...................................................................................77

                              AMENDED AND RESTATED
                               OPERATING AGREEMENT
                                       OF
                         BP/CGCENTER ACQUISITION CO. LLC


         This AMENDED AND RESTATED OPERATING AGREEMENT OF BP/CGCENTER ACQUISITION CO. LLC (this "AGREEMENT") is entered into and shall be effective as of the 25th day of April, 2001, by and between CEPPETO ENTERPRISES LLC, a Delaware limited liability company ("CEPPETO"), CEPPETO SKYLINE HOLDING LLC, a Delaware limited liability company ("CEPPETO HOLDINGS"), BP/CG MEMBER I LLC, a Delaware limited liability company ("BP MEMBER"), BP/CG MEMBER II LLC, a Delaware limited liability company ("BP MEMBER II") and BP/CG MEMBER III LLC, a Delaware limited liability company ("BP MEMBER III") as the members of BP/CGCenter Acquisition Co. LLC (the "COMPANY"). Ceppeto, Ceppeto Holdings, BP Member, BP Member II and BP Member III are sometimes referred to in this Agreement collectively as the "MEMBERS" and each individually as a "MEMBER." Ceppeto and Ceppeto Holdings are sometimes referred to in this Agreement collectively as the "CEPPETO MEMBERS." BP Member, BP Member II and BP Member III are sometimes referred to in this Agreement collectively as the "BOSTON PROPERTIES MEMBERS." BP Member is sometimes referred to in this Agreement as the "MANAGING MEMBER."


                                    RECITALS

         A. 57th Street Acquisition Co. LLC, a New York limited liability company (the "ORIGINAL COMPANY") was formed as a limited liability company under the laws of the State of New York by the filing of its Articles of Organization with the New York Secretary of State on February 7, 2000. At the time of formation, Kenneth J. Natori was the sole member of the Original Company. Kenneth J. Natori subsequently contributed his interest in the Original Company to Natori 57 Street Investors LLC, and pursuant to an Amended and Restated Operating Agreement of the Company dated March 2000 (the "ORIGINAL AGREEMENT"), the Original Company admitted Ceppeto Corp. and Ceppeto as members of the Original Company.

         B. In connection with a First Amendment to Amended and Restated Operating Agreement of the Original Company dated April 16, 2001 (the "FIRST AMENDMENT") and an Assignment of Limited Liability Company Interest dated as of April 16, 2001, Ceppeto Holdings acquired the interests in the Original Company held by Natori 57 Street Investors LLC and Ceppeto Corp. and was admitted as a member of the Original Company, with the result that Ceppeto and Ceppeto Holdings were the sole members of the Original Company.

         C. Skyline Holdings LLC, a Delaware limited liability company ("SKYLINE I"), has entered into that certain Contract of Sale dated as of February 6, 2001 with Dai-Ichi Life Investment Properties, Inc. (the "UNIT 1 CONTRACT"), and Skyline Holdings II LLC, a Delaware limited liability company ("SKYLINE II"), has entered into that certain Agreement to Enter Into

Assignment and Assumption of Unit Two Contract of Sale dated as of February 6, 2001 with Dai-Ichi Life Investment Properties, Inc. (the "UNIT 2 CONTRACT" and together with the Unit 1 Contract, the "PURCHASE CONTRACTS") pursuant to which Skyline I has the right to acquire that certain real property known as condominium Unit #1 at Citigroup Center, New York, New York, and Skyline II has the right to acquire, in accordance with that certain Contract of Sale between Citibank, N.A. and Dai-Ichi Life Investment Properties, Inc. dated as of November 22, 2000, that certain real property known as condominium Unit #2 at Citigroup Center, New York, New York (such Units collectively, the "PROPERTY"). Pursuant to those certain Operating Agreements for each of Skyline I and Skyline II, each dated as of February 6, 2001, the members of each of Skyline I and Skyline II were, as of such date, Ceppeto Holding Enterprises LLC, a Delaware limited liability company and an affiliate of the Ceppeto Members ("CHE"), holding a one percent (1%) non-managing member interest, and Skyline Holdings MM, LLC, a Delaware limited liability company and an affiliate of the Boston Properties Members ("SHMM"), holding a ninety-nine percent (99%) managing member interest. Pursuant to and in accordance with that certain letter agreement dated March 30, 2001 by and among BPLP, Allied Partners, Inc. and certain of their respective affiliates, CHE delivered those certain Assignment of Membership Interests to SHMM, pursuant to which CHE's one percent (1%) non-managing member interests in each of Skyline I and Skyline II were assigned to SHMM as of April 3, 2001, with the result that SHMM was the sole member and manager of each of Skyline I and Skyline II as of such date. Prior to the admission of the Boston Properties Members to the Company (as described below), the Ceppeto Members were admitted to each of SHMM and BP/CGMM2, holding an aggregate 34.5% non-managing member interest in each of SHMM and BP/CGMM2, and immediately thereafter each of Skyline I and Skyline II conveyed its respective rights to acquire the Property pursuant to the Unit 1 Contract and the Unit 2 Contract to BP/CGCenter I LLC, a Delaware limited liability company ("BP/CG I") and BP/CGCenter II LLC, a Delaware limited liability company ("BP/CG II"), respectively. Pursuant to those certain Operating Agreements for each of BP/CG I and BP/CG II, each dated as of April 25, 2001, BP/CGCenter MM LLC, a Delaware limited liability company ("BP/CGMM") was the sole member of each of BP/CG I and BP/CG II as of such date. Pursuant to that certain Operating Agreement of BP/CGMM dated as of April 25, 2001, BP/CGCenter MM2 LLC, a Delaware limited liability company ("BP/CGMM2") was the sole member of BP/CGMM as of such date.

         D. On April 16, 2001, the Original Company sold that certain real property located at One East 57th Street, New York, New York (the "SALE PROPERTY") and $150,891,083.78 in net proceeds from such sale (the "SALE PROPERTY PROCEEDS") have been deposited with the Qualified Intermediary (as defined below), to facilitate a tax-deferred like-kind exchange of real property (the "EXCHANGE TRANSACTION") under Section 1031 of the Internal Revenue Code of 1986, as amended (the "CODE").

         E. The Company was formed as a limited liability company under the laws of the State of Delaware by the filing of its Certificate of Formation with the Delaware Secretary of State on April 18, 2001. At the time of its formation, Ceppeto and Ceppeto Holdings were the sole members of the Company, and Ceppeto and Ceppeto Holdings entered into that certain Operating Agreement of the Company dated April 18, 2001 (the "COMPANY'S OPERATING AGREEMENT").

         F. In connection with and pursuant to that certain Agreement and Plan of Merger (the "MERGER AGREEMENT") of 57th Street Acquisition Co. LLC, a New York limited liability company into BP/CGCenter Acquisition Co. LLC, a Delaware limited liability company, that certain Certificate of Merger (the "CERTIFICATE OF MERGER") of 57th Street Acquisition Co. LLC, a New York limited liability company into BP/CGCenter Acquisition Co. LLC, a Delaware limited liability company, and certain related instruments, the Original Company was merged into the Company, effective April 20, 2001 (the "EFFECTIVE DATE OF THE MERGER"), with the result that the Company is the surviving limited liability company of the merger, and will continue its existence as the surviving limited liability company under its present name from and after the Effective Date of the Merger pursuant to the provisions of the Act (as defined below).

         G. The Company desires to admit BP Member, BP Member II and BP Member III as members of the Company, and each of BP Member, BP Member II and BP Member III desires to be admitted as a member of the Company, on the terms and conditions set forth in this Agreement and the Members desire to amend and restate in its entirety the Company's Operating Agreement in order to reflect the admission of the BP Member, the BP Member II and BP Member III as members of the Company, and to make such other amendments and modifications to the Company's Operating Agreement as the Members deem necessary and desirable, all as more particularly set forth in this Agreement. In connection with the BP Members' admission to the Company, BP Member and BP Member III shall make cash contributions to the Company as provided herein and immediately thereafter (but substantially simultaneously therewith) Ceppeto will assign 100% of the Contributed Preferred Units (as defined in the Master Transaction Agreement) to BPLP who will, immediately thereafter, contribute 100% of the Contributed Preferred Units to BP Member II, all as more particularly set forth in the Master Transaction Agreement.

         H. Immediately after the admission of BP Member, BP Member II and BP Member III to the Company, the Boston Properties Members and the Ceppeto Members will cause one hundred percent (100%) of the membership interests in BP/CGMM2 to be contributed to the Company (such contribution will have an agreed value of zero), with the result that (i) BP/CGMM will continue to be the sole member of each of BP/CG I and BP/CG II, (ii) BP/CGMM2 will continue to be the sole member of BP/CGMM, and (iii) the Company, indirectly through one or more wholly owned and controlled subsidiary entities (including without limitation, through BP/CGMM2), will be the sole indirect beneficial owner of each of BP/CG I and BP/CG II. BP/CG I and BP/CG II will immediately thereafter acquire the Property pursuant to the Purchase Contracts.

         I. In connection with the sale of the Sale Property, the consummation of the merger pursuant to the Merger Agreement, the admission of BP Member, BP Member II and BP Member III as members of the Company and the acquisition of the Property through the Exchange Transaction, the Members (i) desire to enter into this Agreement and to continue the Company in accordance with the terms of this Agreement and the provisions of the Act, including without limitation, to recapitalize the Company and to set forth their agreements with respect to the ownership and operation of the Property and the Company as provided in this Agreement, and (ii) have, simultaneously herewith, entered into the Master Transaction

Agreement and the Tax Protection Agreement (each as defined below), together with certain of their respective affiliates.

         NOW, THEREFORE, in order to carry out their intent as expressed above and in consideration of the mutual agreements and covenants contained in this Agreement, the Members hereby covenant and agree as follows.

                             ARTICLE 1. DEFINITIONS

                  1.1. DEFINITIONS. Capitalized terms used in this Agreement have the meanings given in this SECTION 1.1, or in the Sections of this Agreement indicated in this Section 1.1.

                  "ACT" means the Delaware Limited Liability Company Act, as the same may be amended from time to time.

                  "ACTUAL DELIVERY DATE" has the meaning given in SECTION
10.7(c).

                  "ADDITIONAL PREFERRED EQUITY" means funds contributed to the Company pursuant to SECTION 4.6, which contributed funds are, for purposes of distributions, senior in priority to Preferred Equity and Common Equity and junior in priority to Senior Preferred Equity.

                  "ADDITIONAL PREFERRED EQUITY RETURN" has the meaning given in
SECTION 4.4(c).

                  "ADJUSTED PREFERRED BALANCE" means an amount, to be calculated as of the Flip Date, equal to the sum of (i) the outstanding Preferred Equity as of the Flip Date, (ii) the Preferred Return accrued (and compounded) through and including the Flip Date, but unpaid as of the Flip Date, and (iii) the Class A Common Return accrued (and compounded) through and including the Flip Date, but unpaid as of the Flip Date. The Adjusted Preferred Balance will be allocated to the Members in proportion to their respective unpaid Preferred Equity, unpaid Preferred Return and unpaid Class A Common Return, if any, as of the Flip Date.

                  "ADJUSTED PREFERRED BALANCE RETURN" has the meaning given in
SECTION 4.4(f).

                  "AFFILIATE" means, with respect to any Person, a Person who or which, directly or indirectly, controls, is controlled by or is under common control with, such Person. The term "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

                  "AGREEMENT" means this Amended and Restated Operating Agreement, as the same may from time to time be modified, supplemented, amended or amended and restated.

                  "ANNUAL BUDGET" has the meaning given in SECTION 6.1(d).

                  "APPRAISAL" has the meaning given in SECTION 10.7(a).

                  "APPRAISAL NOTICE" has the meaning given in SECTION 12.2(a).

                  "BOSTON PROPERTIES" means Boston Properties, Inc., a Delaware corporation, or any successor to Boston Properties pursuant to any merger, consolidation, business combination, reclassification or reorganization.

                  "BOSTON PROPERTIES MEMBERS" has the meaning given in the introductory paragraph.

                  "BP/CG I" has the meaning given in RECITAL C.

                  "BP/CG II" has the meaning given in RECITAL C.

                  "BP/CGMM" means BP/CGCenter MM LLC, a Delaware limited liability company, the sole member of which is BP/CGMM2, and which is the sole member of BP/CG I and BP/CG II.

                  "BP/CGMM2" means BP/CGCenter MM2 LLC, a Delaware limited liability company, the sole member of which (in connection with and pursuant to the transactions described in Recital H) as of the Effective Date, is the Company, and which is the sole member of BP/CGMM.

                  "BPLP" means Boston Properties Limited Partnership, a Delaware limited partnership.

                  "BPLP INDEMNIFIED PARTIES" means the Company, Skyline I, Skyline II, BP/CG I, BP/CG II, BP/CGMM, BP/CGMM2, BP Member, BP Member II, BP/CG Member III, BPLP, Boston Properties, and their respective officers, directors, employees, agents, consultants, representatives, subsidiaries, Affiliates, stockholders, partners and attorneys (excluding, however, the Ceppeto Members and any Person claiming by, through or under either of them).

                  "BP MEMBER" has the meaning given in the introductory paragraph.

                  "BP MEMBER II" has the meaning given in the introductory paragraph.

                  "BP MEMBER III" has the meaning given in the introductory paragraph.

                  "BREACH NOTICE" has the meaning given in SECTION 6.7

                  "BUSINESS DAY" means any weekday that is not an official holiday in the State of New York.

                  "BXP STOCK" means Boston Properties' common stock, par value $.01 per share, or the common stock of any successor to Boston Properties pursuant to any merger, consolidation, business combination, reclassification or reorganization.

                  "CAPITAL ACCOUNT" has the meaning given in SECTION 7.9(a).

                  "CAPITAL CONTRIBUTION" means, for each Member, the aggregate of sums contributed to the Company (or deemed contributed in accordance with SECTION 4.1) by such Member pursuant to ARTICLE 4 of this Agreement, including such Member's Initial Capital Contribution and such Member's Additional Preferred Equity, if any.

                  "CAPITAL EVENT" means one or more of the following: (i) sale of all or any part of or interest in the Company's assets (including the Property), exclusive of sales or other dispositions of tangible personal property in the ordinary course of business; (ii) placement and funding of any indebtedness of the Company secured by some or all of its assets (including the Property) with respect to borrowed money, excluding short term borrowing in the ordinary course of business; (iii) condemnation of all or any material part of or interest in the Property through the exercise of the power of eminent domain or any conveyance in lieu thereof; or (iv) any unrestored loss of the Company's assets (including the Property) or any part thereof or interest therein by casualty, failure of title or otherwise.

                  "CAPITAL EVENT PROCEEDS" has the meaning given in SECTION 9.2(b).

                  "CASH AND CASH EQUIVALENTS" means (i) cash (in U.S. Dollars),
(ii) direct obligations of the United States of America, including without limitation, treasury bills, notes and bonds, (iii) interest bearing or discounted obligations of Federal agencies and United States government sponsored entities or pools of such instruments offered by banks rated AA or better by Standard and Poor's Rating Services ("S&P") or Aa2 by Moody's Investors Service Inc. ("MOODY'S"), including, without limitation, Federal Home Loan Mortgage Corporation participation sale certificates, Government National Mortgage Association modified pass-through certificates, Federal National Mortgage Association bonds and notes, and Federal Farm Credit System securities,
(iv) time deposits, domestic and Eurodollar certificates of deposit, bankers acceptances, commercial paper rated at least A-1 by S&P and P-1 by Moody's, and/or guaranteed by an Aa rating by Moody's, an AA rating by S&P, or better rated credit, floating rate notes, other money market instruments and letters of credit each issued by banks which have a long-term debt rating of at least AA by S&P or Aa2 by Moody's, (v) obligations of domestic corporations, including, without limitation, commercial paper, bonds, debentures, and loan participations, each of which is rated at least AA by S&P, and/or Aa2 by Moody's, and/or unconditionally guaranteed by an AA rating by S&P, an Aa2 rating by Moody's, or better rated credit and (vi) shares of any mutual fund that has its assets primarily invested in the types of investments referred to in clauses
(i) through (v).

                  "CEPPETO" has the meaning given in the introductory paragraph.

                  "CEPPETO HOLDINGS" has the meaning given in the introductory paragraph.

                  "CEPPETO INDEMNITORS" has the meaning given in SECTION
13.5(a).

                  "CEPPETO MEMBERS" has the meaning given in the introductory paragraph.

                  "CEPPETO MEMBERS' EQUITY INTEREST" means the aggregate interest of the Ceppeto Members in the Company, including the Class B Common Equity.

                  "CERTIFICATE OF FORMATION" has the meaning given in SECTION
2.1.

                  "CERTIFICATE OF MERGER" has the meaning given in RECITAL F.

                  "CHE" has the meaning given in RECITAL C.

                  "CLASS A COMMON EQUITY" means the BP Member's Common Equity in the Company.

                  "CLASS A COMMON RETURN" has the meaning given in SECTION
4.4(d).

                  "CLASS B COMMON EQUITY" means the Ceppeto Members' Common Equity in the Company.

                  "CLASS B COMMON RETURN" has the meaning given in SECTION
4.4(e).

                  "CLOSING DATE" has the meaning given in SECTION 10.3(c).

                  "CODE" has the meaning given in RECITAL D.

                  "COMMON EQUITY" means, collectively, the Class A Common Equity and the Class B Common Equity.

                  "COMMON RETURN" means, collectively, the Class A Common Return and the Class B Common Return.

                  "COMPANY" has the meaning given in the introductory paragraph, PROVIDED, HOWEVER, that for all purposes of this Agreement, including without limitation, with respect to the representations and warranties and indemnification obligations contained in this Agreement and/or in the other Transaction Documents, the term Company shall also include (and be deemed to include) the Original Company; except only in the RECITALS, SECTION 2.1 and the first sentence of SECTION 5.1(a), where the terms "Company" and "Original Company" clearly and unambiguously refer only to the Company and Original Company, respectively.

                  "COMPANY'S OPERATING AGREEMENT" has the meaning given in RECITAL E.

                  "COMPETITOR" means any of the following types of entities (or any entity that is directly or indirectly owned or controlled by any of the following types of entities), whether domestic or foreign: (i) a publicly traded real estate investment trust whose shares are traded on the New York Stock Exchange, American Stock Exchange or NASDAQ or (ii) a privately held real estate investment trust having a net asset value in excess of $250 million, in each case owning Class A office buildings in New York City with an aggregate of not less than 2,000,000 rentable square feet.

                  "CONVERSION RIGHT" has the meaning given in SECTION 10.7(a).

                  "DELAY NOTICE" has the meaning given in SECTION 10.7(b).

                  "DETERMINATION DATE" has the meaning given in SECTION 10.7(a).

                  "EFFECTIVE DATE" means April 25, 2001.

                  "EFFECTIVE DATE OF THE MERGER" has the meaning given in RECITAL F.

                  "ENTIRE BP INTEREST" has the meaning given in SECTION
10.1A(a).

                  "ENTIRE INTEREST" has the meaning given in SECTION 10.7(a).

                  "EQUITY INTEREST" has the meaning given in SECTION 10.1(b).

                  "EQUITY TRANSFER" has the meaning given in SECTION 10.2(a).

                  "EXCHANGE TRANSACTION" has the meaning given in RECITAL D.

                  "EXERCISE NOTICE" has the meaning given in SECTION 10.7(a).

                  "EXERCISING MEMBER" has the meaning given in SECTION 10.7(a).

                  "FAIR MARKET VALUE" has the meaning given in SECTION 12.2(a).

                  "FAIR MARKET VALUE OF ONE OP UNIT" means the product of (x) the average of the Market Prices of a share of BXP Stock for the ten (10) consecutive trading days immediately preceding the date upon which the Fair Market Value of One OP Unit is determined (i.e., the Actual Delivery Date (which would be the Original Delivery Date if not postponed or otherwise extended)) multiplied by (y) the number of shares of BXP Stock into which each OP Unit is convertible or redeemable on the Actual Delivery Date.

                  "FIRST AMENDMENT" has the meaning given in RECITAL B.

                  "FIRST OFFER NOTICE" has the meaning given in SECTION 10.3(a).

                  "FLIP DATE" means the first day of the first calendar month after the date which is the tenth (10th) anniversary of the Effective Date.

                  "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, and the rules and regulations promulgated thereunder.

                  "INDEMNITEE" has the meaning given in SECTION 13.5(d)(1).

                  "INDEMNITOR" has the meaning given in SECTION 13.5(d)(1).

                  "INITIAL CAPITAL CONTRIBUTIONS" has the meaning given in
SECTION 4.1.

                  "INITIATING MEMBER" has the meaning given in SECTION 10.3(a).

                  "INSTITUTIONAL HOLDER" means any of the following types of entities (or any entity that is directly or indirectly owned or controlled by any of the following types of entities), whether domestic or foreign: (i) a publicly traded real estate investment trust whose shares are traded on the New York Stock Exchange, American Stock Exchange or NASDAQ; (ii) a privately held real estate investment trust having a net asset value in excess of $250 million;
(iii) a commercial bank, trust company (whether acting individually or in a fiduciary capacity for another entity that constitutes an Institutional Holder), savings and loan association, savings bank, financing company or similar institution; (iv) an insurance company; (v) an investment bank; (vi) an employee's welfare, benefit, profit-sharing, pension or retirement trust, fund or system (whether federal, state, municipal, private or otherwise); (vii) a religious, educational or eleemosynary institution or foundation; (viii) a hedge fund, opportunity fund or similar type of fund; (ix) a governmental agency; (x) a credit union, trust or endowment fund; (xi) an entity not referred to in the foregoing provisions of this definition that is subject to supervision and regulation by the insurance or banking department of any of the United States, the Board of Governors of the Federal Reserve System, the Comptroller of the Currency, the Federal Deposit Insurance Corporation or the Federal Savings and Loan Insurance Corporation or by any successor hereafter exercising similar functions; (xii) any owner or operator of commercial real property assets having a net equity value in excess of $250 million and having experience owning and operating first-class office buildings in major metropolitan areas in the United States; and (xiii) any combination of one or more of the foregoing entities.

                  "LIMITED SURVIVAL REPRESENTATIONS" has the meaning given in
SECTION 13.5(b).

                  "LIQUIDATING MEMBER" means the Member in sole charge of winding up the Company and having the powers described in ARTICLE 12.

                  "LOSSES" means any and all claims, losses, damages, costs, liabilities and expenses, including attorneys' fees and disbursements, but excluding in all events lost profits, consequential or expectation damages.

                  "MANAGEMENT AGREEMENT" has the meaning given in SECTION
6.4(a).

                  "MANAGING MEMBER" has the meaning given in the introductory paragraph, and shall also mean any other or replacement Managing Member of the Company appointed pursuant to SECTION 6.1.

                  "MARKET PRICE" means, with respect to BXP Stock for any trading day, the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the closing bid and asked prices regular way for such day, in either case on the New York Stock Exchange Composite Transactions tape, or if the BXP Stock is not reported on the New York Stock Exchange Composite Transactions tape, on the principal national securities exchange on which the BXP Stock is listed or admitted to trading, or if the BXP Stock is not listed or admitted to trading on any national securities exchange, but is traded in the over-the-counter market, the closing sale price of the BXP Stock or, in case no sale is publicly reported, the average of the closing bid and asked quotations for the BXP Stock on the NASDAQ or any comparable system.

                  "MASTER TRANSACTION AGREEMENT" means that certain Master Transaction and Contribution Agreement of even date herewith, by and among Ceppeto, Ceppeto Holdings, BPLP, Boston Properties, BP Member, BP Member II and BP Member III.

                  "MEMBER(S)" has the meaning given in the introductory paragraph.

                  "MERGER AGREEMENT" has the meaning given in RECITAL F.

                  "NON-EXERCISING MEMBER" has the meaning given in SECTION 10.7(a).

                  "NOTICE OF CLAIM" has the meaning given in SECTION 13.5(d)(1).

                  "OFFERED INTEREST" has the meaning given in SECTION 10.3(a).

                  "OFFERED PRICE" has the meaning given in SECTION 10.3(a).

                  "OFFERED PRICE DEPOSIT" has the meaning given in SECTION 10.3(a).

                  "OP UNITS" means "PARTNERSHIP UNITS" in BPLP, as such term is defined in the Partnership Agreement of BPLP.

                  "OPERATING CASH FLOW" has the meaning given in SECTION 9.2(a).

                  "OPERATING EXPENSE RESERVE" means, a reserve maintained on the books of the Company which, as of the Effective Date, shall be in an amount equal to $3,691,083.78.

                  "ORGANIZATIONAL DOCUMENTS" means, with respect to any Person,
(i) if such Person is a limited partnership, such Person's limited partnership agreement and certificate of limited partnership, (ii) if such Person is a corporation, such Person's certificate or articles of incorporation and by-laws, and (iii) if such Person is a limited liability company, such Person's operating agreement and certificate of formation or articles of organization.

                  "ORIGINAL AGREEMENT" has the meaning given in RECITAL A.

                  "ORIGINAL AMENDED AGREEMENT" means the Original Agreement as amended by the First Amendment.

                  "ORIGINAL COMPANY" has the meaning given in RECITAL A.

                  "ORIGINAL DELIVERY DATE" has the meaning given in SECTION 10.7(d).

                  "OTHER MEMBER'S SALE DEPOSIT" has the meaning given in SECTION 10.1A(b)(2).

                  "PARTNERSHIP AGREEMENT" means the Second Amended and Restated Agreement of Limited Partnership of Boston Properties Limited Partnership dated as of June 29, 1998, as amended.

                  "PARTNERSHIP CLAIM" means any actual or threatened claim or other action of any Person (including any direct or indirect owners of any membership interests in the Original Company or the Ceppeto Members), based on any state of facts occurring on or prior to the Effective Date, (i) that either Ceppeto Member and/or any direct or indirect owner of either Ceppeto Member or any Affiliate of any of them has (or may have) breached any fiduciary or other obligations owing to such Person (including obligations arising under any applicable organizational documents or other contractual agreements or obligations of full and fair disclosure) and whether arising out of the transactions contemplated by this Agreement (including the Exchange Transaction) or the Transaction Documents or otherwise, or (ii) that the benefits derived by either Ceppeto Member and/or by any direct or indirect owner of either Ceppeto Member or any Affiliate of any of them in connection with the transactions contemplated by this Agreement (including the Exchange Transaction) or the Transaction Documents is contrary to agreements between such Person and either Ceppeto Member and/or any direct or indirect owner of either Ceppeto Member or any Affiliate of any of them, or is otherwise improper, or (iii) with respect to or under the terms of any organizational documents of the Original Company or of either Ceppeto Member and/or any direct or indirect owner of either Ceppeto Member or any Affiliate of any of them.

                  "PAST COMPANY ACTIONS" means any and all acts or omissions by or on behalf of the Company or otherwise binding on the Company that occurred from the date of the Company's formation up until (and including) the Effective Date, including actions taken in respect of the acquisition of the Sale Property, the ownership, management, maintenance, leasing, financing and operation thereof, the disposition thereof in the Exchange Transaction, and the direct and indirect ownership (or other similar or dissimilar rights based, in part or in whole, on any actual or claimed interests in and to the Company and/or the Sale Property) of the Company, but shall not include any acts and omissions by or on behalf of the Company that occurred solely (i) pursuant to the Purchase Contracts in connection with the acquisition of the Property, (ii) pursuant to the Senior Loan and any other loan or financing arrangement entered into by the BP Members or their Affiliates in connection with the Deposit LC (as defined in the Master Transaction Agreement) and (iii) as a result of any and all acts or omissions of the BP Members by or on behalf of the Company occurring on and after the Effective Date.

                  "PAST COMPANY AGREEMENTS" means any and all agreements, letters, documents, notes, mortgages and other instruments entered into by the Company from the date of its formation up until (and including) the Effective Date.

                  "PERCENTAGE INTEREST" has the meaning given in SECTION 9.1.

                  "PERMITTED EQUITY TRANSFER" has the meaning given in SECTION 10.2(b).

                  "PERSON" means any individual or entity, including a partnership, corporation, limited liability company, association or trust.

                  "PREFERRED EQUITY" means Company equity which is evidenced by Preferred Units (or partial Preferred Units, as applicable) and which earns a priority return over the Common Equity, excluding in all events, the Additional Preferred Equity and the Senior Preferred Equity.

                  "PREFERRED RETURN" has the meaning given in SECTION 4.4(a).

                  "PREFERRED UNITS" means units of membership interest in the Company issued in consideration of Preferred Equity and/or Senior Preferred Equity contributions, as applicable. Each Preferred Unit shall be evidence of $1,000,000 of preferred equity capital in the Company, with partial Preferred Units being evidence of proportionate increments of $1,000,000.

                  "PRIORITY PAYMENT CESSATION DATE" means the first date on or after the Flip Date on which the sum of the Adjusted Preferred Balance plus the aggregate amount of all accrued (and compounded) but unpaid (i) Adjusted Preferred Balance Return, and (ii) the Class A Common Return for the period commencing on the Flip Date and ending on such first date after the Flip Date, is equal to zero; it being understood that the Priority Payment Cessation Date shall be the Flip Date if the Adjusted Preferred Balance is equal to zero as of the Flip Date.

                  "PROPERTY" has the meaning given in RECITAL C.

                  "PROPERTY MANAGER" has the meaning given in SECTION 6.4(a).

                  "PROPERTY TRANSFER" has the meaning given in SECTION 10.1(a).

                  "PURCHASE CONTRACTS" has the meaning given in RECITAL C.

                  "QUALIFIED BUYER" has the meaning given in SECTION 10.3(d).

                  "QUALIFIED INTERMEDIARY" means Chicago Deferred Exchange Corporation, in its capacity as "qualified intermediary" as defined in the Regulations for purposes of the Exchange Transaction.

                  "REFINANCING" has the meaning given in SECTION 6.8.

                  "REGULATIONS" means the Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

                  "REGULATORY ALLOCATIONS" has the meaning given in SECTION 9.5(f).

                  "RESPONDING MEMBER" has the meaning given in SECTION 10.3(a).

                  "RESPONSE PERIOD" has the meaning given in SECTION 10.3(a).

                  "SALE NOTICE" has the meaning given in SECTION 10.1A(a).

                  "SALE PROPERTY" has the meaning given in RECITAL D.

                  "SALE PROPERTY PROCEEDS" has the meaning given in RECITAL D.

                  "SALES PERIOD" has the meaning given in SECTION 10.3(d).

                  "SENIOR LOAN" means that certain first mortgage loan and, if any, mezzanine loan, in the maximum aggregate amount of $525,000,000, entered into on the Effective Date by BP/CG I and BP/CG II, as borrowers, and German American Capital Corporation, and others, as lenders.

                  "SENIOR PREFERRED EQUITY" means Company equity which is evidenced by Preferred Units (or partial units, as applicable) but which does not earn a return. As of the Effective Date, the Senior Preferred Equity shall be (i) held by Ceppeto, (ii) in an amount equal to $3,691,083.78 and (iii) shall be evidenced by 3.69108378 Preferred Units. In no event shall any Capital Contributions made after the Effective Date constitute Senior Preferred Equity.

                  "SHMM" has the meaning given in RECITAL C.

                  "SKYLINE I" has the meaning given in RECITAL C.

                  "SKYLINE II" has the meaning given in RECITAL C.

                  "STATED PRICE" has the meaning given in SECTION 10.1A(a).

                  "TAX MATTERS PARTNER" has the meaning given in SECTION 7.6.

                  "TAX PROTECTION AGREEMENT" means that certain Tax Protection Agreement of even date herewith by and between Ceppeto, Ceppeto Holdings and BPLP.

                  "TAX PROTECTION PERIOD" has the meaning given to such term in the Tax Protection Agreement.

                  "TERM" has the meaning given in SECTION 3.1.

                  "THIRD-PARTY BUYER" has the meaning given in SECTION 10.3(d).

                  "TRANSACTION DOCUMENTS" means the documents listed on SCHEDULE 1 attached hereto.

                  "UNIT 1 CONTRACT" has the meaning given in RECITAL C.

                  "UNIT NUMBER" has the meaning given in SECTION 10.7(c).

                  "UNIT 2 CONTRACT" has the meaning given in RECITAL C.

                  1.2. RULES OF CONSTRUCTION. The definitions in this ARTICLE 1 will apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. All headings herein are inserted only for convenience and ease of reference and are not to be considered in the construction or interpretation of any provision of this Agreement.

                  The words "include," "includes," and "including" and words of similar import are deemed to be followed by the phrases "without limitation" or "but not limited to." The words "herein," "hereafter" and "hereto" refer to this Agreement as a whole and not to any particular Section or subsection.

                  1.3. SECTIONS; SCHEDULES AND EXHIBITS. References to Sections, Schedules and Exhibits are to Sections of and Schedules and Exhibits attached to this Agreement, unless otherwise indicated. The Schedules and Exhibits to this Agreement are fully incorporated and made a part of the operative provisions of this Agreement.

                             ARTICLE 2. THE COMPANY

                  2.1. CONTINUATION OF LIMITED LIABILITY COMPANY; MERGER OF ORIGINAL COMPANY INTO THE COMPANY; ADMISSION OF BOSTON PROPERTIES MEMBERS. The Company was formed as a limited liability company under the Act by the filing of its Certificate of Formation with the Secretary of State of the State of Delaware on April 18, 2001 (such Certificate of Formation, as the same may from time to time be amended in accordance with this Agreement, the "CERTIFICATE OF FORMATION"). The Original Company merged into and with the Company as of the Effective Date of the Merger, pursuant to the Merger Agreement, with the Company being the surviving limited liability company of the merger, and the Original Company ceasing to separately exist. The Certificate of Merger was filed with the Secretary of State of the State of Delaware on April 20, 2001 and with the Secretary of State of the State of New York on April 20, 2001, which filing of the Certificate of Merger with the Secretary of State of the State of New York is effective as the articles of dissolution of the Original Company pursuant to
Section 1004(d) of the New York Limited Liability Company Law. The Company shall continue as a Delaware limited liability company for the purposes and on the terms and conditions set forth in this Agreement. The Members agree and acknowledge that for tax purposes, the Company is a continuation of the Original Company and is not a newly formed entity. The Members agree to execute, acknowledge, swear to, file and publish any documents required under applicable law to preserve the existence of the Company as a limited liability company and to cause the Company to be duly recognized and qualified as such in all jurisdictions in which it conducts business. The Boston Properties Members are hereby admitted as Members of the Company as of the

Effective Date, and the Ceppeto Members hereby consent to the admission of the Boston Properties Members as Members of the Company. This Agreement amends, supersedes and wholly replaces any and all prior operating agreements or other similar agreements of the Company, including without limitation, the Company's Operating Agreement.

                  2.2. NAME OF COMPANY. The Company will continue to conduct its business under the name "BP/CGCenter Acquisition Co. LLC". All business of the Company will be conducted in its name or in such other name as the Managing Member may from time to time determine. The Managing Member shall provide written notice to the Ceppeto Members of any change in the name of the Company.

                  2.3. PURPOSE OF COMPANY. The purposes of the Company are to acquire, directly or indirectly, an interest in the Property and to thereafter own (directly or indirectly), operate, manage, finance, lease, mortgage, pledge, encumber, maintain, redevelop, exchange, transfer, sell and/or otherwise deal with and dispose of the Property and/or any direct or indirect debt and/or equity interest in the Property, and to own any interests or properties or to engage in any activities necessary, convenient or incidental thereto. The Company is authorized to take any legal measures which will assist it in accomplishing its purposes or benefit the Company, but shall have no power or purpose to engage in any activity or business that is not consistent with or related to the foregoing.

                  2.4. PRINCIPAL AND REGISTERED OFFICE. The principal office of the Company shall be c/o Boston Properties, Inc., 599 Lexington Avenue, New York, New York 10022 or such other place in the City of New York as the Managing Member may from time to time determine. The registered address of the Company shall be c/o National Corporate Research, Ltd., 615 South DuPont Highway, City of Dover, Delaware 19901. The registered agent of the Company at such address shall be National Corporate Research, Ltd. The Managing Member may elect to change the Company's registered agent and the Company's registered and principal offices by complying with the relevant requirements of the Act.

                  2.5. FURTHER ASSURANCES. The parties hereto will execute whatever certificates and documents, and will file, record and publish such certificates and documents, which are required to operate a limited liability company under the laws of the State of Delaware and the laws of the state in which the Property is located. The parties hereto will also execute and file, record and publish such certificates and documents as they, upon advice of counsel, may deem necessary or appropriate to comply with other applicable laws governing the operation of a limited liability company.

                  2.6. CERTAIN EXPENSES OF MEMBERS. Each Member shall bear its own expenses in connection with its consideration of an investment in the Company, formation of the Company and its acquisition of a membership interest in the Company, including the fees of any attorney, financial advisor or other consultant, except as this Agreement or the Master Transaction Agreement may otherwise expressly provide.

                  2.7. NO INDIVIDUAL AUTHORITY. Except as otherwise expressly provided in this Agreement or as from time to time authorized in writing by the Managing Member, neither Ceppeto nor Ceppeto Holdings, acting jointly or individually, will have authority to act for or bind, or undertake, incur or assume any obligations or responsibility on behalf of, Managing Member, any Boston Properties Member or the Company.

                  2.8. NO RESTRICTIONS. Nothing contained in this Agreement shall be construed so as to prohibit any Member or any Affiliate of any Member from owning, operating, or investing in any real estate or real estate development not owned or operated by the Company, wherever located. Each Member agrees that the other Members and the Affiliates, directors, officers, employees, partners and other Persons related to the other Members may engage in or possess an interest in another business venture or ventures of any nature and description, independently or with others, including the ownership, financing, leasing, operation, management, syndication, brokerage and development of real property. Without limiting the generality of the foregoing, nothing in this Agreement shall prohibit any Member or any Affiliate of any Member from owning and operating or investing in any real property that is competitive with the Property, or from taking any action or failing to take any action, which action or failure to act would be competitive with or detrimental to the Property or the Company. Neither the Company nor the Members shall have any rights by virtue of this Agreement in and to any of such independent ventures of any Member or any such Member's Affiliates or to the income or profits derived therefrom.

                  2.9. NEITHER RESPONSIBLE FOR OTHER'S COMMITMENTS. Neither the Members nor the Company shall be responsible or liable for any indebtedness or obligation of a particular Member incurred either before or after the execution of this Agreement, except as to those joint responsibilities, liabilities, debts or obligations incurred pursuant to the terms of this Agreement, and each Member indemnifies and agrees to hold the other Members and the Company harmless from such obligations and debts of such Member, except as aforesaid.

                  2.10. AFFILIATES. Any and all activities to be performed by BP Member (including in its capacity as Managing Member), BP Member II or BP Member III under this Agreement may be performed by officers or employees of one or more of their Affiliates.

                  2.11. OPERATIONS IN ACCORDANCE WITH THE ACT: OWNERSHIP. Except as otherwise expressly set forth in this Agreement, the rights and obligations of the Members and the administration, operation and termination of the Company shall be governed by the Act. The interest of each Member in the Company shall be deemed personal property for all purposes. All real and other property owned by the Company is deemed owned by the Company as a company, and no Member, individually, shall be deemed to have any ownership interest therein.

                                 ARTICLE 3. TERM

                  3.1. TERM. Unless otherwise terminated or extended by the Managing Member, the term of the Company (the "TERM") shall continue until the first to occur of the following:

                  (a)  April 24, 2100;

                  (b) the sale or other similar disposition of all or substantially all of the Property, other than to a nominee or trustee of the Company for financial or other business purposes;

                  (c) dissolution of the Company pursuant to the express provisions of ARTICLE 11 and/or ARTICLE 12; or

                  (d) the occurrence of any event or circumstance that would cause the dissolution of the Company under the Act.

             ARTICLE 4. CAPITALIZATION OF THE COMPANY; CONTRIBUTIONS

                  4.1. CAPITAL CONTRIBUTIONS. Upon execution of this Agreement, each of the Members has contributed or is deemed to have contributed capital to the Company as follows (the "INITIAL CAPITAL CONTRIBUTIONS").

                  (a) The Sale Property Proceeds have been deposited with the Qualified Intermediary, with the result that the total capital in the Company immediately prior to the Effective Date is zero (excluding such Sale Property Proceeds which are then held by the Qualified Intermediary for the benefit of the Company). The Company, at the Ceppeto Members request, shall cause the Qualified Intermediary to apply (and the BP Members hereby consent to such application) $150,891,083.78 of the Sale Property Proceeds toward the acquisition of the Property by the Company (it being acknowledged that any interest earned thereon may be disbursed directly by the Qualified Intermediary to the Ceppeto Members, in accordance with the Master Transaction Agreement). Accordingly, Ceppeto Holdings and Ceppeto are deemed to have contributed $1,659,801.92 and $149,231,281.86, respectively, to the capital of the Company. In consideration of such deemed contribution, the Company has issued 115.89108378 Preferred Units to Ceppeto, and Ceppeto holds $33,340,198.08 in Class B Common Equity and Ceppeto Holdings holds $1,659,801.92 in Class B Common Equity.

                  (b) BP Member made a cash contribution to the Company in the amount of $66,449,275. In consideration of such contribution, BP Member holds $66,449,275 in Class A Common Equity. BP Member III has made a cash contribution to the Company in the amount of $16,350,725. In consideration of such contribution, the Company has issued 16.350725 Preferred Units to BP Member III.

                  (c) Immediately following, but substantially simultaneously with, BP Member's and BP Member III's cash contribution to the Company, Ceppeto contributed to BPLP 112.2 Preferred Units issued to Ceppeto by the Company in accordance with SECTION 4.1(a) (including the Preferred Equity in connection therewith in the amount of $112,200,000), in consideration of an aggregate amount of $112,200,000 in OP Units to be issued by BPLP to Ceppeto pursuant to the Master Transaction Agreement, and BPLP has immediately thereafter contributed such 112.2 Preferred Units (including the Preferred Equity in connection therewith in the amount of $112,200,000) to BP Member II. Immediately following such contribution by Ceppeto, the remaining Preferred Units (and Preferred Equity) then held by Ceppeto are reclassified as Senior Preferred Equity, evidenced by such Preferred Units. As a result of such contribution and reclassification, Ceppeto continued to hold 3.69108378 Preferred Units, which Preferred Units are evidence of $3,691,083.78 of Senior Preferred Equity. For all purposes of this Agreement, BP Member II is treated as having made an Initial Capital Contribution that is deemed to be the value of the Preferred Units contributed to BPLP by Ceppeto, and BP Member II is the holder of 112.2 Preferred Units (including the Preferred Equity in connection therewith in the amount of $112,200,000). As of the Effective Date, neither Ceppeto nor Ceppeto Holdings holds any Class A Common Equity or Preferred Equity and neither BP Member II nor BP Member III holds any Class A Common Equity. Ceppeto does, however, hold Preferred Units evidencing Senior Preferred Equity as provided herein.

         Each Member's Initial Capital Contribution will constitute such Member's Capital Account.


                  4.2. CAPITALIZATION. After giving effect to the transactions described in SECTION 4.1 and the admission of BP Member, BP Member II and BP Member III to the Company, the resulting capital structure of the Company and Capital Accounts of the Members, as of the Effective Date are as follows:

                                                                      SENIOR PREFERRED
        MEMBER               COMMON EQUITY       PREFERRED UNITS   EQUITY/PREFERRED EQUITY
        ------               -------------       ---------------   -----------------------
   Ceppeto Holdings          $ 1,659,801.92             --                   --
                                Class B
        Ceppeto              $33,340,198.08      3.69108378 Units       $3,691,083.78
                                Class B                               Senior Preferred
                                                                           Equity
       BP Member             $66,449,275                --                   --
                                Class A
     BP Member II                  --              112.2 Units         $112,200,000
                                                                      Preferred Equity
     BP Member III                 --            16.350725 Units       $16,350,725
                                                                      Preferred Equity

                  4.3. NO OTHER CONTRIBUTIONS. Except as set forth in SECTION 4.6, no Member will have any obligation to make any additional contribution or to advance any funds to the Company.

                  4.4. RETURNS. The Members will, to the extent of legally available funds, be entitled to returns on their Capital Contributions as set forth in this SECTION 4.4 and payable in accordance with ARTICLE 9 (or, in the event of a liquidation or dissolution of the Company in accordance with the terms of this Agreement, ARTICLE 12). Calculation of the returns to which each Member is entitled shall take into account all distributions made to such Member. The Managing Member shall calculate the returns, and such calculations will be binding on all Members and the Company absent manifest error.

                  (a) PREFERRED EQUITY. Commencing on and as of the Effective Date and continuing until the Flip Date, each Member's Preferred Equity will accrue a return at a rate of 10% per annum, compounded annually to the extent unpaid (the "PREFERRED RETURN").

                  (b) SENIOR PREFERRED EQUITY. In no event shall there be any return attributable to or accruing on the Senior Preferred Equity.

                  (c) ADDITIONAL PREFERRED EQUITY. Each Member's Additional Preferred Equity, if any, will accrue a return to the extent unpaid at a rate of (i) 10% per annum, compounded annually until the tenth (10th) anniversary of the Effective Date and (ii) thereafter at the greater of
         (x) 10% per annum, compounded annually or (y) 4.8% per annum in excess of the yield on 10-year U.S Treasury Securities as of the first day of each calendar month, compounded annually, as determined by the Managing Member in its reasonable discretion (the "ADDITIONAL PREFERRED EQUITY RETURN").

                  (d) CLASS A COMMON EQUITY. Commencing on and as of the Effective Date and continuing until the later to occur of (1) the Flip Date, or (2) the Priority Payment Cessation Date, Class A Common Equity will accrue a return at a rate of 10% per annum, compounded annually to the extent unpaid (the "CLASS A COMMON RETURN").

                  (e) CLASS B COMMON EQUITY. If on and as of the Flip Date (1) the Preferred Equity has not been redeemed in its entirety and (2) the accrued (and compounded) Preferred Return and the accrued (and compounded) Class A Common Return have not been paid in full, then commencing on and as of the Flip Date and continuing until the Priority Payment Cessation Date, the Class B Common Equity will accrue a return at a rate of 10% per annum, compounded annually to the extent unpaid (the "CLASS B COMMON RETURN").

                  (f) ADJUSTED PREFERRED BALANCE. Commencing on and as of the Flip Date, the Adjusted Preferred Balance, if any, will accrue a return at a rate of ten percent (10%) per annum, compounded annually to the extent unpaid (the "ADJUSTED PREFERRED BALANCE RETURN").

Notwithstanding anything to the contrary in this Agreement, (i) the Class A Common Equity will accrue the Class A Common Return for at least ten (10) years following the Effective Date, (ii) the Class B Common Equity will in no event accrue any return at any time prior to the Flip Date, and (iii) the Common Equity shall not accrue a Common Return after the later of (x) the Flip Date or
(y) the date on which the Adjusted Preferred Balance and accrued (and compounded) Adjusted Preferred Balance Return, if any, have been paid in full.

                  4.5. NO WITHDRAWALS. No Capital Contributions may be withdrawn, except as hereinafter expressly stipulated.

                  4.6. ADDITIONAL CONTRIBUTIONS.

                  If the Managing Member determines in its good faith business judgment that the Company is in need of additional funding for owning, maintaining, managing, leasing or otherwise operating the Property or for necessary capital improvements at the Property or for any other permitted purpose as determined by the Managing Member, and the amounts required for such funding are not borrowed by the Company from a third party lender on reasonably satisfactory terms, as determined by the Managing Member (provided however, in no event (except only in connection with a Refinancing) shall the Company borrow such amounts prior to the fifteenth (15th) anniversary of the Effective Date if the rate of interest payable thereon is in excess of the then applicable Additional Preferred Equity Return rate), then BP Member III (and not the Managing Member or BP Member II) may contribute all such required funds as Additional Preferred Equity on the date designated by the Managing Member.

          ARTICLE 5. REPRESENTATIONS AND WARRANTIES OF CEPPETO MEMBERS

                  In order to induce (i) the Boston Properties Members to make the contributions to the Company and to become Members of the Company on the terms and conditions set forth herein and (ii) to enter into and to cause BPLP to enter into the Master Transaction Agreement and the Tax Protection Agreement, the Ceppeto Members, Richard Hadar and Eric Hadar, jointly and severally, hereby make the following representations and warranties to the Boston Properties Members, the remedy for any breach of which shall be as set forth in SECTION
13.5. The representations and warranties set forth in this Agreement will survive the Effective Date as set forth in SECTION 13.5(b)(1), notwithstanding the dissolution or termination of the Company or any redemption, transfer or other termination of the Ceppeto Members' interests in the Company.

                  5.1. ORGANIZATION AND POWER.

                  (a) The Original Company was, at all times on or prior to the Effective Date of the Merger, a limited liability company duly organized, validly existing and in good standing under the laws of the State of New York; a Certificate of Merger has been filed with the Secretary of State of the State of Delaware on April 20, 2001, and a Certificate of Merger has been filed with the Secretary of State of the State of New York, on April 20, 2001; and the Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business and is in good standing in the State of New York. The Company had all requisite limited liability company power and authority to take the Past Company Actions, to enter into the Past Company Agreements, and to own and convey the Sale Property, and, as of the date hereof, has all requisite limited liability company power and authority to acquire and hereafter own the Property, to carry on its business as previously and presently conducted and as contemplated by this Agreement, and to perform the acts to be performed by it under this Agreement, including the issuance of the Preferred Units and the Common Equity as described herein. All Persons acting by and on behalf of the Company (including without limitation, all members and managers of the Company) prior to the Effective Date had all requisite limited liability company (or other applicable entity) power and authority to take the Past Company Actions, to enter into the Past Company Agreements, and to cause the Company to own and convey the Sale Property, and had all requisite limited liability company (or other applicable entity) power and authority to cause the Company to acquire and hereafter own the Property, to carry on its business as presently conducted and as contemplated by this Agreement, and to cause the Company to perform the acts to be performed by it under this Agreement, including the issuance of the Preferred Units and the Common Equity as described herein. The Organizational Documents of the Company (other than this Agreement), as amended to date, which have been furnished to the Boston Properties Members, are correct and complete and no amendments thereto are pending, except as specifically contemplated by this Agreement. The Company is not now and has never been in violation of its Organizational Documents as in effect from time to time.

                  (b) Ceppeto is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Ceppeto has all requisite limited liability company power and authority to own its interest in the Company, to carry on its business as presently conducted and as contemplated by this Agreement, and to perform the acts to be performed by it under this Agreement, including the acquisition of Preferred Units and Class B Common Equity and the contribution of Preferred Equity to BPLP contemplated hereby. Ceppeto had all requisite limited liability company power and authority to take any actions taken by it and to execute and deliver (and perform all obligations under) all documents executed by it on and prior to the Effective Date. Ceppeto's Organizational Documents, as amended to date, which have been furnished to the Boston Properties Members, are correct and complete and no amendments thereto are pending. Ceppeto is not now and has never been in violation of its Organizational Documents as in effect from time to time.

                  (c) Ceppeto Holdings is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Ceppeto Holdings has all requisite limited liability company power and authority to own its interest in the

         Company, to carry on its business as presently conducted and as contemplated by this Agreement, and to perform the acts to be performed by it under this Agreement, including the acquisition of Class B Common Equity contemplated hereby. Ceppeto Holdings had all requisite limited liability company power and authority to take any actions taken by it and to execute and deliver (and perform all obligations under) all documents executed by it prior to the Effective Date. Ceppeto Holdings' Organizational Documents, as amended to date, which have been furnished to the Boston Properties Members, are correct and complete and no amendments thereto are pending. Ceppeto Holdings is not now and has never been in violation of its Organizational Documents as in effect from time to time.

                  (d) As of February 7, 2001, Skyline I and Skyline II were each limited liability companies duly organized, validly existing and in good standing under the laws of the State of Delaware. As of February 7, 2001, Skyline I and Skyline II each had all requisite limited liability company power and authority to own its respective assets (including without limitation, its respective interests in the Property), to carry on its business as presently conducted and as contemplated by this Agreement and the Transaction Documents, and to perform the acts to be performed by it under this Agreement and the Transaction Documents. Skyline I and Skyline II each had all requisite limited liability company power and authority to take any actions taken by it prior to February 7, 2001, and to execute and deliver (and perform all obligations under) all documents and agreements executed by them prior to February 7, 2001. Skyline I's and Skyline II's Organizational Documents, as amended to February 7, 2001, which have been furnished to the Boston Properties Members, are correct and complete and no amendments thereto were pending as of such date. As of February 7, 2001, neither Skyline I nor Skyline II had ever been in violation of its Organizational Documents as in effect from time to time.

                  5.2. AUTHORIZATION.

                  (a) The execution, delivery and performance by each of the Ceppeto Members of this Agreement and the Transaction Documents have been duly authorized by all necessary limited liability company or other action of each of the Ceppeto Members. This Agreement and the Transaction Documents and all documents executed by the Ceppeto Members, or any of them, pursuant hereto or thereto are valid and binding obligations of the Ceppeto Members, enforceable against the Ceppeto Members in accordance with their terms.

                  (b) The execution, delivery and performance by the Company of the Past Company Agreements have been duly authorized by all necessary limited liability company or other action of the Company and all constituent members of the Company. The Past Company Agreements are valid and binding obligations of the Company, enforceable in accordance with their terms.

                  (c) As of February 7, 2001, the execution, delivery and performance by Skyline I and Skyline II of all prior documents or other agreements to which they are a party have been duly authorized by all necessary limited liability company or other action of Skyline I or Skyline II and all constituent members of the Skyline I and Skyline II. All such documents or other agreements are identified on the attached
         SCHEDULE 5.2(c) and are valid and binding obligations of Skyline I and Skyline II, enforceable in accordance with their terms.

                  5.3. ABSENCE OF LIABILITIES. Except only pursuant to the Purchase Contracts, the documents evidencing the Senior Loan, the Tax Protection Agreement, the Master Transaction Agreement and as otherwise set forth on the attached SCHEDULE 5.3, none of the Company or, as of February 7, 2001, Skyline I or Skyline II, has or is subject to, any liability, obligation, claim, lien or encumbrance of any kind or nature, whether accrued, absolute, contingent or otherwise, asserted or unasserted, including liabilities as guarantor or otherwise with respect to obligations of others, or liabilities for taxes due or then accrued and no Ceppeto Member or any constituent member of either Ceppeto Member has or is subject to, any liability, obligation, claim, lien or encumbrance of any kind or nature, whether accrued, absolute, contingent or otherwise, asserted or unasserted, including liabilities as guarantor or otherwise with respect to obligations of others, or liabilities for taxes due or then accrued which would adversely effect the Company, Skyline I, Skyline II, BP/CG I or BP/CG II. None of the Company or, as of February 7, 2001, Skyline I or Skyline II, is or was in violation, breach or default, and there exist or existed no events or circumstances with respect to any of them that, with notice or the passage of time or both, would constitute defaults, in respect of or under any preexisting agreement or obligation binding on such parties or otherwise affecting Skyline I, Skyline II, BP/CG I or BP/CG II, including without limitation, any Past Company Actions or Past Company Agreements and none of the Ceppeto Members or any constituent member of either Ceppeto Member is in violation, breach or default, and there exist no events or circumstances with respect to any of them that, with notice or the passage of time or both, would constitute defaults, in respect of or under any preexisting agreement or obligation binding on or otherwise affecting Skyline I, Skyline II, BP/CG I or BP/CG II, including without limitation, any Past Company Actions or Past Company Agreements which would adversely effect the Company, Skyline I, Skyline II, BP/CG I or BP/CG II. Any and all obligations and liabilities of the Company, Skyline I or Skyline II (or contractual or other similar rights, including any rights based, in part or in whole, upon the assets of Skyline I, Skyline II or the Company, including the Sale Property), whether arising from Past Company Actions and Past Company Agreements or otherwise, have been satisfied in full and there exist no claims or potential claims against the Company, Skyline I, Skyline II, BP/CG I, BP/CG II, or, to the extent the same would have an adverse effect on the Company, the Ceppeto Members or any other holders of equity interests in the Company in respect thereof (except only (a) pursuant to the Transaction Documents, (b) with respect to Skyline I and Skyline II only, for obligations and liabilities created by the Boston Properties Members or any of their Affiliates after February 7, 2001) and (c) with respect to BP/CG I and BP/CG II only, for obligations and liabilities created by the Boston Properties Members or any of their Affiliates). As of the Effective Date there are no agreements or obligations of any kind, including Past Company Agreements, to which the Company, Skyline I or Skyline II is a party or by which the Company, Skyline I or Skyline II is bound (or pursuant to which the Company has or may have any liability or obligation) except only (a) as set forth on the attached SCHEDULE 5.3 and (b) with respect to Skyline I and Skyline II only, for obligations and liabilities created by the Boston Properties Members or any of their Affiliates after February 7, 2001.

                  5.4. LITIGATION. Except only as set forth on the attached
SCHEDULE 5.4, there is no claim, litigation or governmental proceeding or investigation asserted, pending or to the knowledge of the Ceppeto Members, threatened against the Company, Skyline I, Skyline II, either Ceppeto Member or any constituent member of either Ceppeto Member or to the knowledge of the Ceppeto Members, asserted, pending or threatened against BP/CG I or BP/CG II, or affecting any of their respective properties or assets, including any litigation or governmental proceeding or investigation that (a) arises out of Past Company Actions or Past Company Agreements, and/or (b) may call into question the validity or hinder the enforceability of this Agreement or any of the Transaction Documents or the transactions contemplated hereby or thereby, except, and with respect only to Skyline I, Skyline II, BP/CG I and BP/CG II, no such representation is made in respect of claims of third-parties unaffiliated with the Ceppeto Members or any constituent member of either Ceppeto Member, first arising or created by the Boston Properties Members or any of their Affiliates after February 7, 2001. No act or omission on the part of the Ceppeto Members or their Affiliates has occurred and no circumstances exist on account of any act or omission on the part of the Ceppeto Members or their Affiliates that could form the basis of any such claim, litigation, proceeding or investigation which could have an adverse effect on the Company, Skyline I, Skyline II, BP/CG I or BP/CG II.

                  5.5. NON-CONTRAVENTION. The execution, delivery and performance by the Ceppeto Members of this Agreement, and by the Ceppeto Members, the Company, and, as of February 7, 2001, Skyline I and Skyline II, of each of the other agreements, documents and instruments (including without limitation, the Transaction Documents) to be executed and delivered by such parties as contemplated hereby, and the consummation of the transactions contemplated hereby and by the other Transaction Documents, do not and will not
(a) violate or conflict with, or result in a default (whether after the giving of notice, lapse of time or both) or loss of a material benefit under, any contract or obligation to which the Company or, to the extent entered into prior to February 7, 2001, Skyline I or Skyline II or, to the knowledge of the Ceppeto Members, BP/CG I or BP/CG II, is a party or by which any of its assets are bound (including any Past Company Agreement), or any provision of the Organizational Documents of either Ceppeto Member, the Company or, to the extent entered into prior to February 7, 2001, Skyline I or Skyline II, (b) violate or result in a violation of, or constitute a default under, any provision of any law, regulation or rule, or any order of, or any restriction imposed by, any court or governmental agency applicable to the Company, Skyline I or Skyline II or to the knowledge of the Ceppeto Members, BP/CG I or BP/CG II, or (c) accelerate any obligation under or give rise to a right of termination of or result in a loss of a material benefit under any indenture or loan or credit agreement or any other agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which the Company, or, to the extent in effect on or prior to February 7, 2001, Skyline I, Skyline II or to the knowledge of the Ceppeto Members, BP/CG I or BP/CG II, is a party or by which the property of the Company, BP/CG I, BP/CG II, Skyline I, Skyline II, either Ceppeto

Member or any constituent member of either Ceppeto Member, is bound or affected, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of the assets of the Company, BP/CG I, BP/CG II, Skyline I or Skyline II. Neither the Past Company Actions nor the execution, delivery and performance of the Past Company Agreements violated or resulted in a violation of, or constituted a default under, any provision of any law, regulation or rule, or any order of, or any restriction imposed by, any court or governmental agency applicable to Skyline I, Skyline II, the Company or its members.

                  5.6. OWNERSHIP OF DIRECT AND INDIRECT INTERESTS IN THE
COMPANY.

                  (a) Immediately prior to the effectiveness of this Agreement, the capital structure of the Company was as set forth in SCHEDULE 5.6(a), and the Ceppeto Members were the sole members of the Company. Each Ceppeto Member is the sole legal and beneficial owner of its interest in the Company, free and clear of any lien, claim, pledge, easement, restrictive covenant, hypothecation, assignment, preference, priority, security interest, option, right of first refusal or offer, or other encumbrance or charge, and no party other than the Ceppeto Members and, as of the date hereof, the Boston Properties Members, has any right, title, claim or interest (i) in and to the equity interests in the Company (or has any other direct or indirect rights or interest in and to the Company of any kind or nature, including without limitation, any options, warrants, rights to acquire, profit-sharing, cash-flow, participation or other similar or dissimilar interests, or any other convertible or exchangeable rights for interests in the Company) or (ii) in and to the Sale Property or any proceeds therefrom.

                  (b) Eric Hadar, Richard Hadar, immediate family members of Eric Hadar or Richard Hadar and trusts for the benefit of Eric Hadar, Richard Hadar or immediate family members of Eric Hadar or Richard Hadar hold all beneficial interest in Ceppeto. The capital structures of Ceppeto and of each direct or indirect holder of beneficial interest in Ceppeto are as set forth in SCHEDULE 5.6(b), and except for the Persons named on SCHEDULE 5.6(b), no Person has any direct or indirect right, title or interest in or to the equity interests in Ceppeto (or has any other direct or indirect rights or interest in and to Ceppeto of any kind or nature, including without limitation, any options, warrants, rights to acquire, profit-sharing, cash-flow, participation or other similar or dissimilar interests, or any other convertible or exchangeable rights for interests in Ceppeto).

                  (c) Eric Hadar, Richard Hadar, immediate family members of Eric Hadar or Richard Hadar and trusts for the benefit of Eric Hadar, Richard Hadar or immediate family members of Eric Hadar or Richard Hadar hold all beneficial interest in Ceppeto Holdings. The capital structures of Ceppeto Holdings and of each direct or indirect holder of beneficial interest in Ceppeto Holdings are as set forth in SCHEDULE 5.6(c), and except for the Persons named in SCHEDULE 5.6(c), no Person has any direct or indirect right, title or interest in or to the equity interests in Ceppeto Holdings (or has any other direct or indirect rights or interest in and to Ceppeto Holdings of any kind or nature, including without limitation, any options, warrants, rights to acquire, profit-sharing, cash-flow, participation or other similar or dissimilar interests, or any other convertible or exchangeable rights for interests in Ceppeto Holdings).

                  (d) As of February 7, 2001, the capital structures of Skyline I and Skyline II and of each direct or indirect holder of beneficial interest in Skyline I and Skyline II were as set forth in SCHEDULE 5.6(d), and except for the Persons named in SCHEDULE 5.6(d), no Person had any direct or indirect right, title or interest in or to the equity interests in either Skyline I or Skyline II (or had any other direct or indirect rights or interest in and to either Skyline I or Skyline II of any kind or nature, including without limitation, any options, warrants, rights to acquire, profit-sharing, cash-flow, participation or other similar or dissimilar interests, or any other convertible or exchangeable rights for interests in either Skyline I or Skyline II).

                  (e) Each applicable Ceppeto Member owned beneficially and on the records of BP/CGMM2, and assigned, contributed and otherwise transferred to the Company, free and clear of any and all liability, lien, claim, pledge, voting agreement, option, charge, security interest, mortgage, deed of trust, encumbrance, right of assignment, purchase right or other restriction of any kind, nature or description, its entire interest (representing an aggregate 34.5% interest) in BP/CGMM2. Ceppeto Holding Enterprises LLC owned beneficially and on the records of each of Skyline I and Skyline II, and assigned, contributed and otherwise transferred to SHMM, free and clear of any and all liability, lien, claim, pledge, voting agreement, option, charge, security interest, mortgage, deed of trust, encumbrance, right of assignment, purchase right or other restriction of any kind, nature or description, its entire interest (representing an aggregate 1% interest in each) in each of Skyline I and Skyline II.

                      ARTICLE 6. MANAGEMENT OF THE COMPANY

                  6.1. MANAGEMENT.

                  (a) BP Member is hereby appointed to serve as Managing Member of the Company. The name and address of the Managing Member shall be listed on EXHIBIT A, which shall be amended from time to time by the Managing Member to reflect the resignation of the Managing Member or the appointment of a new Managing Member pursuant to this Agreement. The Managing Member of the Company shall be a Member, and shall hold office until its resignation in accordance with SECTION 6.1(b). For so long as (x) Boston Properties or its Affiliates is a direct or indirect beneficial owner of any interest in the Company and (y) Boston Properties and its Affiliates and one or more Institutional Holder(s) collectively own, directly or indirectly, more than twenty-five percent (25%) of either (1) the Percentage Interests in the Company or (2) the aggregate then unreturned Capital Contributions, the Managing Member shall be BP Member or an Affiliate of Boston Properties. At any time during which the Managing Member of the Company is BP Member or an Affiliate of Boston Properties, all covenants of the

         Managing Member hereunder shall be joint and several obligations of BP Member, BP Member II and BP Member III. The Managing Member shall devote such time to the business and affairs of the Company as is reasonably necessary for the performance of its duties, but shall not be required to devote full time to the performance of such duties and may delegate its responsibilities hereunder. The Managing Member shall have full and exclusive authority, responsibility and discretion in the day-to-day management, supervision and control of the Company. The Managing Member shall be responsible for the establishment of policy and operating procedures respecting the business affairs of the Company and all of its activities. Except as otherwise expressly provided in this Agreement (including without limitation, SECTION 10.1(a) with respect to a Property Transfer), the Managing Member shall have the authority to make all decisions for or affecting, and to take or fail to take any and all actions on behalf of, the Company, including all such decisions or actions necessary to cause the acquisition, financing, operation, management and sale of the Property by BP/CG I and BP/CG II (directly and indirectly), and any and all actions and decisions with respect to the admission of new or additional Members to the Company as may be permitted or contemplated under this Agreement provided, however, that the Managing Member shall pay all operating expenses which are payable by the Company out of funds maintained in the Operating Expense Reserve prior to paying any such amounts from the cash receipts of the Company from Property operations or Additional Preferred Equity or other reserves. No action shall be taken, obligations incurred or amounts expended by the Company without the consent of the Managing Member. If any provision of this Agreement requires an act or decision of "the Members" such act or decision shall take place or be made by the Managing Member on behalf of the Members and the Company. Any action taken by the Managing Member, and the signature of the Managing Member on any agreement, contract, instrument or other document on behalf of the Company, shall be sufficient to bind the Company and shall conclusively evidence the authority of the Managing Member and the Company with respect thereto. Any Person dealing with the Company, the Managing Member or any Member may rely upon a certificate signed by the Managing Member as to (i) the identity of the Managing Member or any Member; (ii) any factual matters relevant to the affairs of the Company; (iii) the Persons who are authorized to execute and deliver any document on behalf of the Company; or (iv) any act or omission by the Company, the Managing Member or any Member.

                  (b) The Managing Member may resign upon at least thirty (30) days' notice to the other Members (unless notice is waived by them). If the Managing Member (or any successor Managing Member) resigns then either (i) the Managing Member can appoint its successor or (ii) if the Managing Member elects not to appoint its successor, a new Managing Member can be appointed by the Members. In the event that the Ceppeto Members or their designee acquire the Entire BP Interest pursuant to
         ARTICLE 10 of this Agreement, the Ceppeto Members may replace the Managing Member. The Managing Member shall be entitled to reimbursement for out-of-pocket expenses (other than overhead or general administrative expenses not solely and directly allocable to the Property) incurred in managing and conducting the business and affairs of the Company.

                  (c) No Managing Member, nor any officer, director, employee, Affiliate, shareholder, partner, member, manager, agent or other representative of Managing Member, shall be obligated personally for any debt, obligation or liability of the Company or of any Member, whether arising in contract, tort or otherwise, solely by reason of being or acting as Managing Member of the Company, as distinct from the Managing Member's contractual obligations arising under the terms of this Agreement. No Managing Member, nor any officer, director, employee, Affiliate, shareholder, partner, member, manager, agent or other representative of Managing Member, shall be personally liable to the Company or to its Members for acting in good faith reliance upon the provisions of this Agreement, or for breach of any fiduciary or other duty to the Members, as distinct from the Managing Member's contractual obligations arising under the terms of this Agreement. To the extent of the Company's assets, and to the maximum extent permitted by law, the Company shall indemnify and hold the Managing Member and its officers, directors, employees, Affiliates, shareholders, partners, members, managers, agents and other representatives harmless from and against all liability, claim, loss, damage or expense, including reasonable attorneys' fees, incurred or sustained by Managing Member or any of them, arising out of, relating to or by reason of any act or omission of the Managing Member made in good faith on behalf of the Company, except only with respect to any such liability, claim, loss, damage or expense incurred by the Managing Member solely as a result of a breach by the Managing Member of its obligations under this Agreement or such Managing Member's gross negligence or willful misconduct.

                  (d) Prior to the beginning of each fiscal year of the Company, the Managing Member shall develop the annual operating and capital expenditure budget (the "ANNUAL Budget") for the Property for such upcoming fiscal year, which Annual Budget shall include annual leasing guidelines for the leasing and marketing of the Property. In connection with the development of each Annual Budget, the Managing Member shall distribute a preliminary draft of the Annual Budget to the Ceppeto Members for review and shall consult with the Ceppeto Members in finalizing each Annual Budget, PROVIDED, HOWEVER, that the Managing Member may finalize and adopt the Annual Budget without the approval of the Ceppeto Members, notwithstanding any objections or concerns raised during such consultation or the fact that such consultation did not occur.

                  (e) There is no requirement that the Members hold a meeting in order for the Company to take action on any matter. The Managing Member may call meetings of the Members periodically to review the day-to-day operations of the Property or for any other purpose, but the Managing Member shall have no obligation to do so. The Managing Member shall endeavor in good faith to hold such meetings on a monthly basis. Any Member shall have the right, from time, to time, to call a meeting of the Members for such purposes during any calendar quarter in which no such meeting has been held.

                  6.2. BANK ACCOUNTS. The Company will maintain separate bank accounts in such banks as the Managing Member may approve exclusively for the deposit and disbursement of all funds of the Company. All funds of the Company shall be promptly deposited in such accounts. The Managing Member from time to time shall approve signatories for such accounts. Upon written request by the Ceppeto Members, the Managing Member shall notify the Ceppeto Members as to the location and account numbers for such accounts.

                  6.3. REIMBURSEMENT FOR COSTS AND EXPENSES.(a) Subject to the terms of SECTION 6.4, the Managing Member will fix the amounts, if any, by which the Company will reimburse each Member for any costs and expenses incurred by such Member on behalf and for the benefit of the Company; PROVIDED, HOWEVER, that (a) all costs incurred by either Member in connection with the acquisition of the Property shall be reimbursed by the Company and (b) no overhead or general administrative expenses of any Person (other than overhead or general administrative expenses solely and directly allocable to the Property), shall be allocated to the operation of the Company, and no salaries, fees, commissions or other compensation shall be paid by the Company to any Affiliate of any Member or to any partner, officer or employee of any Member or its Affiliates for any services rendered to the Company, except as expressly provided in this Agreement or in the separate agreements entered into from time to time consistent with the terms of this Agreement. In no event shall any employee, officer or director of Boston Properties or BPLP be entitled to receive any fees or other compensation as an officer or board member of any subsidiary of the Company, including without limitation, BP/CG I, BP/CG II, BP/CGMM and BP/CGMM2.

                  6.4. MANAGEMENT AGREEMENT.

                  (a) The Company shall enter into a management and leasing agreement with BPLP or its Affiliate (the "PROPERTY MANAGER") in substantially the form attached hereto as EXHIBIT B (the "MANAGEMENT AGREEMENT"). The Managing Member shall be entitled to receive under this Agreement, for its own account and in addition to any and all other amounts which the Managing Member is entitled to receive under this Agreement, a leasing override payment equal to $1.00 per net rentable square foot of leased space, including space demised under renewals or expansions, whether pursuant to options or otherwise, in consideration of the leasing services to be provided by the Property Manager pursuant to the Management Agreement (but only as and to the extent Property Manager is not entitled to receive such payment under the Management Agreement. Should the Management Agreement terminate for any reason, the Company shall enter into an agreement for management and leasing services for the Property with such operator or operators, and on such terms, as are satisfactory to the Managing Member in its sole and absolute discretion (but subject to SECTION 6.6 with respect to any such agreement with an Affiliate of the Managing Member, and provided that in no event shall the fees payable under any applicable management agreement with any such Affiliate of the Managing Member differ from those set forth in this SECTION 6.4(a) without the prior written consent of all Members). Any such replacement management agreement with an Affiliate of the Managing Member shall not be on materially different terms with respect to the level of services, standards and obligations to be provided by the property manager thereunder, than the original Management Agreement. The Managing Member agrees

         (on behalf of itself and the Property Manager) that, although the Management Agreement will provide for management fees payable to the Property Manager of not more than 2.00% of the Property's gross rental revenue, any such management fees which are in excess of 1.25% of the Property's gross rental revenue shall only be payable to the Property Manager to the extent paid by tenants (including, for such purpose, payments by tenants under so-called "gross leases"). The Property Manager shall also be entitled to receive reimbursements under the Management Agreement (in excess of the management fees payable thereunder) for the costs of Property Manager's on-site personnel up to and including the level of property manager. Such on-site personnel may consist of full-time staff as well as operating personnel who may spend time at the Property and at other properties, in which event the reimbursement shall be limited to the allocable share of such personnel's time spent at the Property. Property Manager shall not be reimbursed for any corporate overhead associated with its corporate offices. All such reimbursement amounts shall at all times to be consistent with the then current practices of the Property Manager and its Affiliates with respect to such matters on properties similar to the Property. The Managing Member shall enforce the foregoing terms of the Management Agreement on behalf of the Company.

                  (b) As the Managing Member considers the type and scope of leasing guidelines to adopt for the Property from time to time, the Managing Member may consult with the Ceppeto Members with respect to the material issues related thereto; PROVIDED, HOWEVER, that the Managing Member may adopt such guidelines in its sole and absolute discretion without the approval of the Ceppeto Members, notwithstanding any objections or other concerns relating to such consultation or the fact that such consultation did not occur. The Members acknowledge that Jones Lang LaSalle shall be engaged as the exclusive leasing agent for the Property for a three (3) year term commencing on the Effective Date, on such other terms and conditions and pursuant to such agreement as shall be mutually acceptable to the Managing Member and Jones Lang LaSalle. The Managing Member shall have the right to cause the Company to obtain additional financing in its sole and absolute discretion to pay for all or a portion of the costs associated with leasing space at the Property or for any other working capital needs of the Company, PROVIDED that such financing is permitted under the terms of the Senior Loan and PROVIDED FURTHER that, in no event (except only in connection with a Refinancing) shall the Company borrow such amounts prior to the fifteenth (15th) anniversary of the Effective Date if the rate of interest payable thereon is in excess of the then applicable Additional Preferred Equity Return rate. Upon the written request of the Ceppeto Members, the Managing Member shall provide to the Ceppeto Members copies of all material documents relating to such financing. In the event that Managing Member elects to cause the Company to obtain such additional financing, the Managing Member (or its Affiliates) shall have the right to provide such financing in an amount and on terms and conditions no less favorable than the Company would have obtained from an unaffiliated third-party lender (but subject to the provisos set forth in the third sentence of this SECTION 6.4(b)), PROVIDED, HOWEVER, that if the Managing Member (or its Affiliates) elects to provide such financing directly, the Managing Member shall give written notice of such election to the Ceppeto Members, which notice shall specify the material terms and conditions of such proposed financing (which terms and conditions shall be no less favorable than the Company could have obtained from an unaffiliated third-party lender, as determined by the Managing Member, and the Ceppeto Members shall have the right to provide their proportionate share of such financing (based upon the then applicable Percentage Interests), such election to be made, in writing, within thirty (30) days after the date on which the Ceppeto Members shall have received such written notice from the Managing Member. In the event that the Ceppeto Members do not timely make such election, they shall be deemed to have elected not to provide their proportionate share of such financing. Any such loan made by the Managing Member shall be on terms substantially the same as those contained in the applicable notice provided to the Ceppeto Members, and shall close no later than 180 days after the date of such notice. If the financing does not close within such time, and the Managing Member still intends to provide such financing, the Managing Member shall so notify the Ceppeto Members and again allow the Ceppeto Members the option to participate in such financing on the terms set forth above.

                  6.5. MAJOR DECISIONS. The Managing Member may consult with the Ceppeto Members with respect to matters relating to the Company and the Property, which matters shall include the following specific actions; PROVIDED that the Managing Member is hereby authorized to cause the Company to take any such action in its sole and absolute discretion, without the approval of the Ceppeto Members, notwithstanding any objections or other concerns raised during such consultation or the fact that such consultation did not occur:

                  (a) subject to SECTION 10.1(a), the sale, directly or indirectly, of all or any portion of the Property;

                  (b) borrowing money or amending the terms and conditions of any financing (including the Senior Loan) or making elections with respect to interest periods, interest rates, prepayment or other material provisions under any financing, including the Senior Loan;

                  (c) granting any mortgage, security interest or other lien or encumbrance affecting all or part of the Company's assets, including the Property;

                  (d) SUBJECT TO SECTION 10.1(a), entering into any transaction involving the merger, consolidation or restructuring of the Company;

                  (e) substantial modifications to the Annual Budget (or any material component thereof); or

                  (f) the admission of any new or additional Member(s) to the Company.

         Notwithstanding anything to the contrary contained in this Agreement, in the event that both (1) the aggregate Percentage Interests held by (i) the Boston Properties Members and their Affiliates and (ii) the Institutional Holder(s), if any, and (2) the quotient of (x) the aggregate then unreturned Capital Contributions made by the Boston Properties Members and their Affiliates and the Institutional Holder(s), if any, and (y) the aggregate then unreturned Capital Contributions made by the Members, is less than twenty-five percent (25%) at any time, then during such time: (A) the Managing Member shall not (1) take any of the actions described in clauses (a) through (f) above, (2) enter into an agreement with one of its Affiliates pursuant to SECTION 6.6 or (3) adopt any Annual Budget pursuant to SECTION 6.1(d), without in each instance first obtaining the written approval of the Ceppeto Members, which approval shall not be unreasonably delayed, conditioned or withheld by the Ceppeto Members; and (B) the Ceppeto Members shall have the sole right to enforce, on behalf of the Company, any and all contracts with Affiliates of the Managing Member in the event of a material breach thereof by such Affiliates of the Managing Member, including the Management Agreement.

                  6.6. CONTRACTS WITH AFFILIATES. In addition to the Management Agreement, the Managing Member, on behalf of the Company, may enter into any agreement in the ordinary course of managing the Property with one of its Affiliates, provided that the terms of any such agreement (including any replacement of the Management Agreement, which shall, in all events be subject to SECTION 6.4(a) of this Agreement) are no less favorable than the Company would have obtained in a like transaction negotiated at arms-length with an unaffiliated third party. The Managing Member shall notify the Ceppeto Members of the material terms of any such agreements and shall enforce the economic terms of all such agreements.

                  6.7. NON-INTERFERENCE COVENANT. Subject to the Ceppeto Members' rights, if any, under the final paragraph of SECTION 6.5, each Ceppeto Member agrees that it will not (i) interfere or attempt to interfere (and will cause its Affiliates, and all Persons claiming by or through any of them, not to interfere) directly or indirectly with the conduct of the business of the Company by the Managing Member or the right of the Managing Member to control and manage the Company, the Company's business and the Property, or the taking or failure to take any action by the Managing Member hereunder or (ii) take any action which the Managing Member is authorized or otherwise permitted to take under this Agreement. If either Ceppeto Member or any of its Affiliates or any Person claiming by or through any of them, breaches the foregoing covenant, then the Managing Member shall have the right to deliver a written notice of such breach to the Ceppeto Members at any time within ninety (90) days after such breach (each, a "BREACH Notice"). If either Ceppeto Member or any of its Affiliates or any Person claiming by or through any of them, breaches the foregoing covenant at any time after the Managing Member shall have previously delivered two (2) valid, bona fide Breach Notices, then the Managing Member shall have the option, exercisable by giving notice to the Ceppeto Members at any time within ninety (90) days after such breach, to acquire the Ceppeto Members' entire interest in the Company for a purchase price equal to ninety-five percent (95%) of the amount that would have been distributable to the Ceppeto Members under SECTION 9.3(b) or 9.4(b), as applicable, if the Property had been sold at Fair Market Value as of the date such notice of acquisition is given by the Managing Member, as determined by an appraiser selected in accordance with the procedure set forth in SECTION 12.2, less (i) the amount of any reserves established by the Managing Member, in its reasonable discretion, in consideration of any potential indemnification obligations of the Ceppeto Indemnitors' pursuant to SECTION 13.5 and (ii) the sum of applicable transfer taxes incurred as a result of such sale plus three percent (3%) of the distributable amount, which the parties hereto unconditionally agree is a reasonable estimate and approximation of customary closing costs which would be associated with similar transactions (provided however, that in consideration of the agreed upon reduction of such Fair Market Value by the amount of the transfer taxes which would be incurred in connection with a sale of the Property for such amount, the Managing Member agrees to pay any transfer taxes actually payable in connection with the conveyance contemplated hereunder, and shall indemnify the Ceppeto Members from and against any cost or expense resulting from the failure to pay such amounts as and when due). Any such reserves shall be retained by the BP Member as collateral for the Ceppeto Indemnitors' indemnification obligations under SECTION 13.5 and shall be maintained in an interest-bearing account (all such interest to be retained in such account, and to be earned for the benefit of the Ceppeto Members) at a commercial bank, trust company, savings bank or other similar institutions selected by the BP Member and reasonably acceptable to the Ceppeto Members. Any and all risk of loss with respect to such account shall be borne solely and exclusively by the Ceppeto Members. All amounts contained in such account will be remitted to the Ceppeto Members if, as and when the pledge of the Ceppeto Members' Equity Interest would have been released pursuant to SECTION 13.5(e)(3). Nothing contained in this SECTION 6.7 shall limit or otherwise affect the Ceppeto Indemnitors' indemnification obligations contained in SECTION 13.5. The Ceppeto Members shall assign their entire equity interest in the Company to the Managing Member, or its designee, free and clear of any and all claims, liens, pledges, restrictive covenants, charges, hypothecations, preferences, priorities, security interests or other encumbrances of any kind or nature, and shall provide customary representations and indemnifications in connection therewith. The closing of such assignment shall occur on a date determined by the Managing Member, which date shall be within thirty (30) days after the determination, as set forth above, of the amount to be paid for the Ceppeto Members' equity interest. Upon the consummation of any such assignment of the Ceppeto Members' equity interest, the Ceppeto Members shall be deemed to have withdrawn from the Company and shall have no further right, claim or interest in and to the Company. The grant of this option to the Managing Member is intended to establish a measure of liquidated damages for the costs, expenses and damages that would be suffered by the Boston Properties Members in the event of a breach by either Ceppeto Member of the covenant set forth in this SECTION 6.7, since the actual damages that might be sustained by the Boston Properties Members in such event would be extremely difficult if not impossible to ascertain having regard to the long-term impact on the Boston Properties Members' economic interests, the potential dislocation of its resources and the potential damage to reputation that might result from such a breach. The Ceppeto Members acknowledge that the exercise of such option would afford the Boston Properties Members a reasonable measure of damages under the circumstances. it is the intent of the parties to this Agreement that the requirements or obligations of the Ceppeto Members to sell its equity interest in the Company to the Managing Member, or its designee, hereunder shall be enforceable by an action for specific performance of a contract relating to the purchase of real property or an interest therein. In the event that the Ceppeto Members shall have created or suffered any unauthorized liens, encumbrances or other adverse interests against either the Property or the Ceppeto Members' interests in the Company, the Managing Member shall be entitled either to an action for specific performance to compel the Ceppeto Members to have such defects removed, at the Ceppeto Members' expense, in which case the closing shall be adjourned for such purpose, or, at the Managing Members' option, to an appropriate offset against the purchase price, which offset shall include all reasonable costs associated with enforcement of this Section.

                  6.8. PROCEEDS OF ADDITIONAL FINANCING. In connection with any refinancing of the Senior Loan (the "REFINANCING"), the Managing Member intends to use commercially reasonable efforts to maximize the net proceeds from such Refinancing so as to allow the repayment in full of the Preferred Equity upon the making of distributions in connection with such Refinancing in accordance
SECTION 9.3(b); PROVIDED, HOWEVER, that the Managing Member shall have no obligation to enter into any particular Refinancing agreement (or enter into any Refinancing at all), or to obtain any specific loan amount upon Refinancing or to otherwise accept any terms, conditions or other provisions (including financial and other covenants, interest rate, loan to value and/or debt service coverage ratios) that are not acceptable to the Managing Member in its sole and absolute discretion. Without limiting the generality of the foregoing, the Managing Member shall in no event be obligated to enter into any Refinancing, the terms of which would require (a) the Company or any direct or indirect beneficial owner of the Company to provide guaranties or incur recourse obligations of any kind or nature, except for environmental indemnities and then-customary carve-outs or exceptions for commercial non-recourse loans, or
(b) the payment of interest at a rate that is higher than the lower of (1) the interest rate payable on the Senior Loan or (2) then prevailing interest rates for comparable first mortgage loans (without equity participations or similar features). The Managing Member intends to structure the Refinancing in consideration of the tax consequences of such Refinancing to the Ceppeto Members, provided that such structure (i) does not adversely impact the Boston Properties Members or their Affiliates, the Property or the Refinancing (all as determined by the Managing Member) and (ii) does not cause the Boston Properties Members or their Affiliates or the Property in connection with the contemplated Refinancing, to incur any additional cost or other liability. Notwithstanding the foregoing, in the event and to the extent any such Refinancing or any subsequent refinancing thereof is treated as a recourse liability under Regulations Section 1.752-1(a)(1) allocable to the Boston Properties Members, the Ceppeto Members or their designees (in such proportion among themselves as they shall determine) shall have the right to guarantee a portion of such loan in an amount up to the amount of such Refinancing which is otherwise allocable to the Boston Properties Members under Section 752 of the Code multiplied by the Ceppeto Members' Percentage Interests in the Company in such a manner that results in such portion of the loan being allocated to the Ceppeto Members under
Section 752 of the Code. Such guaranty shall be in a form reasonably acceptable to the applicable lender, the Ceppeto Members and the Managing Member. The Managing Member shall notify the Ceppeto Members not less than fifteen (15) Business Days prior to the anticipated date of any Refinancing which the Managing Member, in good faith, believes is available to be guaranteed by the Ceppeto Members hereunder, which notice shall specify (i) the expected date of such Refinancing, (ii) the Managing Member's good faith estimate of the amount available to be guaranteed by the Ceppeto Members thereunder (which estimate shall not be binding upon the Managing Member) and (iii) such other matters as the Managing Member shall determine. The Ceppeto Members shall notify the Managing Member, within four (4) Business Days after its receipt of such notice of its intention to provide such guaranty. In the event that the Ceppeto Members elect to provide such guaranty, the Managing Member and the Ceppeto Members shall thereafter cooperate in good faith in connection with the consummation of such Refinancing and the delivery of any applicable guaranties. The Managing Member shall notify the Ceppeto Members not less than fifteen (15) Business Days prior to the anticipated date of any Refinancing, which notice shall, if an executed commitment or detailed term sheet in lieu of a commitment with respect to such proposed Refinancing has then been entered into, describe the material terms of such Refinancing (or, if no such commitment or detailed term sheet then exists, but is subsequently entered into, the Managing Member shall promptly thereafter notify the Ceppeto Members of the material terms of such Refinancing). Notwithstanding anything to the contrary, the Managing Member shall have the right to consummate the Refinancing (or to not consummate the Refinancing) on terms satisfactory to the Managing Member in its sole discretion provided that this sentence shall not limit or affect the Ceppeto Members right, if and when applicable, to provide a guaranty of any applicable recourse Refinancing, as provided above.

               ARTICLE 7. BOOKS AND RECORDS, AUDITS, TAXES, ETC.

                  7.1. BOOKS; STATEMENTS. In addition to the establishment and maintenance of Capital Accounts pursuant to SECTION 7.9, the Company shall keep such other books and records as the Managing Member shall determine. The financial statements of the Company shall be prepared in accordance with generally accepted accounting principles consistently applied and, if and to the extent required by any applicable Senior Lender, shall be audited by the Company's independent accountants.

                  Following the Effective Date, and at the Company's expense:

                  (a) the Company shall prepare or cause to be prepared a statement setting forth the calculation of Operating Cash Flow for each period of time, but not less often than monthly, at the end of which the Company is to make periodic distributions of Operating Cash Flow as and to the extent provided in SECTION 9.3 or 9.4, as applicable, and the Company shall furnish a copy of such cash flow statement to each Member within twenty-one (21) days after the end of such period;

                  (b) no later than the fifteenth day of each January, April, July and October during the term of this Agreement, the Company shall prepare and submit or cause to be prepared and submitted to each Member, an accrual basis balance sheet dated as of the end of the preceding month together with an accrual basis profit and loss statement for the three calendar month period next preceding with a cumulative calendar year accrual basis profit and loss statement to date, and a statement of change in each Member's capital for the quarter and year to date;

                  (c) as soon as practicable after the end of each fiscal year of the Company, a general accounting shall be taken and made by independent certified public accountants of recognized standing, selected by the Tax Matters Partner in accordance with SECTION 7.6 and retained by the Company, which accounting and/or audit shall cover the assets, properties, liabilities and net worth of the Company, and its dealings, transactions and operations during such fiscal year, and all matters and things customarily included in such accountings and audits, and a full, detailed certified statement shall be furnished to each Member within ninety (90) days after the end of such fiscal year, showing on an accrual basis the assets, liabilities, properties, net worth, profits, losses, net income, Operating Cash Flow, changes in the financial condition of the Company for such fiscal year and each Member's capital in the Company and amounts of Common Equity, Preferred Equity, Additional Preferred Equity and Senior Preferred Equity then outstanding, and, if applicable, a full and complete report of the audit scope and audit findings in the form of a management audit report with an internal control memorandum; and

                  (d) the Company shall deliver to the Ceppeto Members any financial statements or reports regarding the Company, its subsidiaries or the Property that are provided to the lender under the Senior Loan, concurrently with delivery of such statements or reports to the lender.

                  7.2. WHERE MAINTAINED. The books, accounts and records of the Company shall be at all times maintained at its principal office. Each Member shall, at reasonable times and upon reasonable prior notice, have the right to inspect such books, accounts and records and shall have access to the same.

                  7.3. AUDITS. Either Member may, at its option and at its own expense, conduct internal audits of the books, records and accounts of the Company. Audits may be on either a continuous or a periodic basis or both and may be conducted by employees of either Member, or an Affiliate of either Member, or by independent auditors retained by the Company or by either Member.

                  7.4. INTENTIONALLY OMITTED.

                  7.5. TAX RETURNS. The Company shall be treated and shall file its tax returns as a partnership for Federal, state, municipal and other governmental income tax and other tax purposes. The Company shall prepare or cause to be prepared, on an accrual basis, all Federal, state and municipal partnership tax returns required to be filed by it. Unless otherwise determined by the Managing Member, such tax returns shall be prepared by independent certified public accountants selected pursuant to SECTION 7.6, who shall sign such returns as preparers. The Company shall submit the returns to each Member for review and approval (which approval shall not be unreasonably withheld, conditioned or delayed) no later than thirty (30) days prior to the due date of the returns, but in no event later than March 15th of each year. All Members shall be entitled to participate in any meetings or conferences with the Internal Revenue Service with respect to matters affecting the Company (including for this purpose the Original Company) or such Member, and in the event of an audit of the Company's (including for this purpose the Original Company) tax returns to approve the terms of any settlement in respect thereof (which approval shall not be unreasonably withheld, conditioned or delayed). Each Member shall notify the other Member(s) upon receipt of any notice of tax examination of the Company (including for this purpose the Original Company) by Federal, state or local authorities. For tax purposes, the Company shall report the acquisition of the Property as the tax-free acquisition of replacement property by the Company under Section 1031 of the Code with respect to the disposition of the Sale Property.

                  7.6. TAX MATTERS PARTNER. The Managing Member shall be the tax matters partner as defined in Section 6231 (a)(7) of the Code (in such capacity, the "TAX MATTERS Partner"). The Tax Matters Partner shall comply with the requirements of Section 6221 through 6232 of the Code. The Tax Matters Partner shall have the authority, to select and appoint independent certified public accountants to prepare tax returns and annual audited financial statements for the Company, the expense of which shall be borne by the Company. The Members acknowledge that, immediately prior to the Effective Date, Ceppeto was the Tax Matters Partner for the Original Company and the Company, and shall continue as the Tax Matters Partner for the Original Company (but not for the Company) for the period ending December 31, 2000, and shall, subject to obtaining the prior written consent of the Managing Member with respect thereto, which consent shall not be unreasonably withheld or delayed, be responsible for the filing of the 2000 tax returns for the Original Company for the period ending on December 31, 2000, PROVIDED HOWEVER, that Ceppeto shall comply with the requirements of
Section 6221 through 6232 of the Code with respect to such prior periods and in no event shall the Tax Matters Partner (from and after the Effective Date) or the Company be bound by any election or position taken by Ceppeto in connection with the preparation of or filing of the tax returns and annual audited financial statements for the Company, nor shall Ceppeto take any position or make any election in connection therewith which would bind the Company or the Tax Matters Partner from and after the Effective Date without the consent of the Tax Matters Partner, which consent shall not be unreasonably withheld.

                  7.7. TAX POLICY. The Company shall make any and all tax accounting and reporting elections and adopt such procedures as the Managing Member, in its reasonable judgment may determine.

                  7.8. SECTION 754 ELECTION. At the request of a Member, the Company shall make and file a timely election under Section 754 of the Code (and a corresponding election under applicable state or local law) in the event of a transfer of an interest in the Company permitted hereunder or the distribution of property to a Member. The Members agree that the Company shall make and file such election for the tax year ending December 31, 2001. Any adjustments resulting from such an election shall be reflected in the Capital Accounts of the Members in accordance with Treasury Regulation Section 1.704-l(b)(2)(iv)(m). Any Member or transferee first requesting an election hereunder shall reimburse to the Company the reasonable out-of-pocket expenses incurred by the Company in connection with such election including any legal or accountants' fees. Thereafter, each transferee shall reimburse such expenses with respect to adjustments under Section 743 of the Code in the proportion which the interest of each transferee bears to the sum of the interests of all transferees.

                  7.9. CAPITAL ACCOUNTS.

                  (a) There shall be established on the books of the Company a single capital account (the "CAPITAL ACCOUNT") for each Member. As of the Effective Date, the Members agree and acknowledge that the balance of each Member's Capital Account shall be (i) as to BP Member, $66,449,275, all of which is allocable to Class A Common Equity; (ii) as to BP Member II, $112,200,000, all of which is allocable to Preferred Equity, (iii) as to BP Member III, $16,350,725, all of which is allocable to Preferred Equity, (iv) as to Ceppeto Holdings, $1,659,801.92, all of which is allocable to Class B Common Equity; and
         (v) as to Ceppeto, $33,340,198.08, which is allocable to Class B Common Equity and $3,691,083.78 which is allocable to Senior Preferred Equity.

                  (b) The Capital Account of each Member shall be maintained for each Member in accordance with the rules of Regulations Section 1.704-1(b)(2)(iv), and this SECTION 7.9 shall be interpreted and applied in a manner consistent with said Section of the Regulations. The Company may adjust the Capital Accounts of its Members to reflect revaluations of the Company property whenever the adjustment would be permitted under Regulations Section 1.704-1(b)(2)(iv)(f). In the event that the Capital Accounts of the Members are so adjusted, (1) the Capital Accounts of the Members shall be adjusted in accordance with Regulations Section 1.704-1(b)(2)(iv)(g) for allocations of depreciation, depletion, amortization and gain or loss, as computed for book purposes, with respect to such property, and (2) the Members' distributive shares of depreciation, depletion, amortization and gain or loss, as computed for tax purposes, with respect to such property shall be determined so as to take account of the variation between the adjusted tax basis and book value of such property in the same manner as under Section 704(c) of the Code.

                  (c) In the event that Code Section 704(c) applies to Company property, the Capital Accounts of the Members shall be adjusted in accordance with Regulations Section 1.704-1(b)(2)(iv)(g) for allocations of depreciation, depletion, amortization and gain and loss, as computed for book purposes, with respect to such property.

                  (d) The Capital Account of a Member shall carry over to the transferee of the Member to the extent of the interest assigned.

                  7.10. PURCHASE PRICE ALLOCATIONS. Provided and to the extent it is permitted under the Code and Regulations thereunder, (as determined by the Managing Member)

                  (a) Not less than 15% of the purchase price for the Property shall be allocated to land.

                  (b) Less than 15% of the purchase price of the Property shall be allocated to items of personal property.

                             ARTICLE 8. FISCAL YEAR

                  8.1. CALENDAR YEAR. The fiscal year of the Company shall be the calendar year, unless (subject to obtaining consent of the Internal Revenue Service, if required) the Managing Member otherwise requires.

                    ARTICLE 9. DISTRIBUTIONS AND ALLOCATIONS

                  9.1. PERCENTAGE INTERESTS. The initial Percentage Interests (the "PERCENTAGE INTERESTS") of BP Member, Ceppeto and Ceppeto Holdings are sixty-five and 5/10ths percent (65.5%), thirty-two and 8639/10000ths percent (32.8639%) and one and 6361/10000ths percent (1.6361%) respectively. The Percentage Interests shall be adjusted as provided under this Agreement.

                  9.2. CERTAIN DEFINITIONS. The following terms shall have the following meanings when used herein:

                  (a) "OPERATING CASH FLOW" means the net income or loss of the Company for the fiscal period in question, as determined in accordance with generally accepted accounting principles, consistently applied and adjusted as follows or as otherwise determined by the Managing Member:

                       (1) ADDITIONS. There shall be added to such net income or
                  subtracted from such loss (A) the amount charged for depreciation, amortization or any other deduction not involving a cash expenditure, (B) the amount of Capital Contributions to the Company to the extent not used in connection with the acquisition of the Property or the creation of the Operating Expense Reserve, (C) the costs and expenses attributable to a Capital Event to the extent deducted in the determination of net income or loss, and (D) any amount by which cash reserves previously established by the Managing Member from Operating Cash Flow in order to retain sufficient working capital in the Company or to properly reserve for actual or contingent obligations of the Company or improvements to the Property have been reduced (other than through the payment of such obligations).

                       (2) DEDUCTIONS. There shall be subtracted from such net
                  income or added to such loss (A) payments of principal made on account of the Senior Loan and any other loans made to the Company, (B) funds disbursed for capital expenditures, leasing commissions, tenant finish or any other similar expenses that are required to be capitalized, (C) the proceeds of a Capital Event to the extent included in net income or loss, (D) the fees paid pursuant to the Management Agreement to the extent not previously deducted in calculating net income or loss, and
                  (E) any amount to establish or increase cash reserves pursuant to a determination of the Managing Member that such reserve or increase to an existing reserve is necessary or appropriate in order to retain sufficient working capital in the Company or to properly reserve for other actual or contingent obligations of the Company or improvements to the Property, including without limitation, reserves required pursuant to the documents evidencing the Senior Loan.

                  (b) "CAPITAL EVENT PROCEEDS" means the gross cash receipts of the Company from a Capital Event as reduced by (1) the costs and expenses incurred by the Company in connection with such Capital Event, including title, survey, appraisal, recording, escrow, transfer tax and similar costs, brokerage expense and attorneys and other professional fees, and amounts spent on reconstruction or repair, (2) funds reserved pursuant to a determination of the Managing Member that such reserves are required or appropriate to provide for actual or contingent obligations of the Company or improvements to the Property, and (3) funds applied to pay or prepay any indebtedness of the Company in connection with such Capital Event. To the extent that any amount received pursuant to a Capital Event has been set aside as a reserve for expenses relating to a Capital Event and the Managing Member thereafter determines that all or a portion of such amount is not required for such purposes, such amount shall be included in Operating Cash Flow when the Managing Member determines that it is no longer necessary or appropriate to retain such amount as a reserve. Any non-cash consideration received pursuant to a Capital Event, including promissory notes or deferred payment obligations, shall only be deemed to be included in Capital Event Proceeds when converted into cash by the Company; PROVIDED that in the discretion of the Managing Member, such non-cash assets may be distributed in kind to the Members, in lieu of cash, treating the fair market value of such non-cash assets at the date of distribution as Capital Event Proceeds. Any in-kind distributions shall, to the maximum extent applicable, be made pari passu based on the aggregate distributions payable to each Member in respect of such Capital Event (but shall, in any event, be distributed only in accordance with the distributions set forth in SECTIONS 9.3 and 9.4).

                  9.3. DISTRIBUTIONS PRIOR TO THE FLIP DATE.

                  (a) OPERATING CASH FLOW. For each month prior to the Flip Date in which the Managing Member determines that there is Operating Cash Flow (based on the Managing Member's estimate of Operating Cash Flow for the current fiscal year), the Company shall make distributions to the Members, as and to the extent declared by the Managing Member, within twenty-one (21) days after the end of such month, as follows:

                       (1) FIRST, (A) to the Members in respect of Senior
                  Preferred Equity, if any, on a pari passu basis in proportion to the sum of each such Member's aggregate unreturned Senior Preferred Equity until such Members have received distributions equal to their respective aggregate unreturned Senior Preferred Equity, provided however that notwithstanding the foregoing, (i) no more than $307,590.31 may be distributed in any one month (plus any portion of such amounts (i.e., $307,590.31) not distributed during any prior month) and (ii) in no event shall the aggregate distributions in consideration of Senior Preferred Equity at any time exceed amounts expended by the Company out of the Operating Expense Reserve prior to the date of such distribution, AND THEN (B) to the Members in respect of Additional Preferred Equity, if any, on a pari passu basis in proportion to the sum of each such Member's aggregate unreturned Additional Preferred Equity and accrued (and compounded but) unpaid Additional Preferred Equity Return, until such Members have received distributions equal to their respective aggregate unreturned Additional Preferred Equity and aggregate accrued (and compounded but) unpaid Additional Preferred Equity Return;

                       (2) SECOND, to the holders of Preferred Equity and Class
                  A Common Equity, on a pari passu basis in proportion to each such holder's accrued (and compounded but) unpaid Preferred Return and accrued (and compounded but) unpaid Class A Common Return, until each holder has received distributions equal to its respective aggregate accrued (and compounded but) unpaid Preferred Return and Class A Common Return;

                       (3) THIRD, to the Members to repay the Preferred Equity
                  on a pari passu basis in proportion to the Preferred Equity held by each Member until the Preferred Equity has been repaid in its entirety; and

                       (4) THEREAFTER, to the Members in accordance with their
                  Percentage Interests.

         To the extent that distributed Operating Cash Flow for any given month pursuant to this SECTION 9.3 and SECTION 9.4 below, as applicable, is insufficient to pay the accrued Additional Preferred Equity Return, Preferred Return, Adjusted Preferred Balance Return, the Class A Common Return or the Class B Common Return, each as and when applicable, on a current basis, such unpaid amounts will accrue, compound (as applicable) and be payable out of the next succeeding months' Operating Cash Flow (in the order of priority set forth in SECTION 9.3(a) and 9.4(a) of this Agreement, as applicable) and/or from Capital Event Proceeds, until paid in full.

                  (b) CAPITAL EVENT PROCEEDS. The Company shall distribute Capital Event Proceeds within three (3) Business Days after the Company receives Capital Event Proceeds from any Capital Event that occurs prior to the Flip Date to the Members as follows:

                       (1) FIRST, (A) to the Members in respect of Senior
                  Preferred Equity, if any, on a pari passu basis in proportion to the sum of each such Member's aggregate unreturned Senior Preferred Equity until such Members have received distributions equal to their respective aggregate unreturned Senior Preferred Equity, provided however that notwithstanding the foregoing, (i) no more than $307,590.31 may be distributed in any one month (plus any portion of such amounts (i.e., $307,590.31) not distributed during any prior month) and (ii) in no event shall the aggregate distributions in consideration of Senior Preferred Equity at any time exceed amounts expended by the Company out of the Operating Expense Reserve prior to the date of such distribution, AND THEN (B) to the Members in respect of Additional Preferred Equity, if any, on a pari passu basis in proportion to the sum of each such Member's aggregate unreturned Additional Preferred Equity and accrued (and compounded but) unpaid Additional Preferred Equity Return, until such Members have received distributions equal to their respective aggregate unreturned Additional Preferred Equity and aggregate accrued (and compounded but) unpaid Additional Preferred Equity Return;

                       (2) SECOND, to the holders of Preferred Equity and Class
                  A Common Equity, on a pari passu basis in proportion to each such holder's accrued (and compounded but) unpaid Preferred Return and accrued (and compounded but) unpaid Class A Common Return, until each holder has received distributions equal to its respective aggregate accrued (and compounded but) unpaid Preferred Return and Class A Common Return;

                       (3) THIRD, to the Members to repay the Preferred Equity
                  on a pari passu basis in proportion to the Preferred Equity held by each Member until the Preferred Equity has been repaid in its entirety;

                       (4) FOURTH, to the Members to repay the Common Equity on
                  a pari passu basis in proportion to the Common Equity held by each Member until the Common Equity has been repaid in its entirety;

                       (5) THEREAFTER, to the Members in accordance with their
                  Percentage Interests.

                  9.4. DISTRIBUTIONS AFTER THE FLIP DATE.

                  (a) OPERATING CASH FLOW. For each month subsequent to the Flip Date in which the Managing Member determines that there is Operating Cash Flow (based on the Managing Member's estimate of Operating Cash Flow for the current fiscal year), the Company shall make distributions to the Members, as and to the extent declared by the Managing Member, within twenty-one (21) days after the end of such month, as follows:

                       (1) FIRST, (A) to the Members in respect of Senior
                  Preferred Equity, if any, on a pari passu basis in proportion to the sum of each such Member's aggregate unreturned Senior Preferred Equity until such Members have received distributions equal to their respective aggregate unreturned Senior Preferred Equity, provided however that notwithstanding the foregoing, (i) no more than $307,590.31 may be distributed in any one month (plus any portion of such amounts (i.e., $307,590.31) not distributed during any prior month) and (ii) in no event shall the aggregate distributions in consideration of Senior Preferred Equity at any time exceed amounts expended by the Company out of the Operating

                  Expense Reserve prior to the date of such distribution, AND THEN (B) to the Members in respect of Additional Preferred Equity, if any, on a pari passu basis in proportion to the sum of each such Member's aggregate unreturned Additional Preferred Equity and accrued (and compounded but) unpaid Additional Preferred Equity Return, until such Members have received distributions equal to their respective aggregate unreturned Additional Preferred Equity and aggregate accrued (and compounded but) unpaid Additional Preferred Equity Return;

                       (2) SECOND, to the holders of Class B Common Equity on a
                  pari passu basis until such holders have received distributions equal to the aggregate accrued (and compounded but) unpaid Class B Common Return, if any;

                       (3) THIRD, to the holders of Preferred Equity and Class A
                  Common Equity, on a pari passu basis until each such holder has received distributions equal to the sum of its aggregate accrued (and compounded but) unpaid shares of (i) the Adjusted Preferred Balance Return and (ii) the Preferred Return and Class A Common Return as of the Flip Date and (iii) the Class A Common Return for the period commencing on the Flip Date and ending on the Priority Payment Cessation Date;

                       (4) FOURTH, to the Members to repay the Preferred Equity
                  on a pari passu basis in proportion to the Preferred Equity held by each Member until the Preferred Equity has been repaid in its entirety; and

                       (5) THEREAFTER, to the Members in accordance with their
                  Percentage Interests.

                  (b) CAPITAL EVENT PROCEEDS. The Company shall distribute Capital Event Proceeds within three (3) Business Days after the Company receives Capital Event Proceeds from any Capital Event that occurs subsequent to the Flip Date to the Members as follows:

                       (1) FIRST, (A) to the Members in respect of Senior
                  Preferred Equity, if any, on a pari passu basis in proportion to the sum of each such Member's aggregate unreturned Senior Preferred Equity until such Members have received distributions equal to their respective aggregate unreturned Senior Preferred Equity, provided however that notwithstanding the foregoing, (i) no more than $307,590.31 may be distributed in any one month (plus any portion of such amounts (i.e., $307,590.31) not distributed during any prior month) and (ii) in no event shall the aggregate distributions in consideration of Senior Preferred Equity at any time exceed amounts expended by the Company out of the Operating Expense Reserve prior to the date of such distribution, AND THEN (B) to the Members in respect of Additional Preferred Equity, if any, on a pari passu basis in proportion to the sum of each such Member's aggregate unreturned Additional Preferred Equity and accrued (and compounded but) unpaid Additional Preferred

                  Equity Return, until such Members have received distributions equal to their respective aggregate unreturned Additional Preferred Equity and aggregate accrued (and compounded but) unpaid Additional Preferred Equity Return;

                       (2) SECOND, to the holders of Class B Common Equity on a
                  pari passu basis until such holders have received distributions equal to the aggregate accrued (and compounded but) unpaid Class B Common Return, if any;

                       (3) THIRD, to the holders of Preferred Equity and Class A
                  Common Equity, on a pari passu basis until each such holder has received distributions equal to the sum of its aggregate accrued (and compounded but) unpaid shares of (i) the Adjusted Preferred Balance Return and (ii) the Preferred Return and Class A Common Return as of the Flip Date and (iii) the Class A Common Return for the period commencing on the Flip Date and ending on the Priority Payment Cessation Date;

                       (4) FOURTH, to the Members to repay the Preferred Equity
                  on a pari passu basis in proportion to the Preferred Equity held by each Member until the Preferred Equity has been repaid in its entirety;

                       (5) FIFTH, to the Members to repay the Common Equity on a
                  pari passu basis in proportion to the Common Equity held by each Member until the Common Equity has been repaid in its entirety; and

                       (6) THEREAFTER, to the Members in accordance with their
                  Percentage Interests.

                  (c) Notwithstanding anything to the contrary contained in
         SECTION 9.3 and this SECTION 9.4, distributions in consideration of aggregate unpaid returns on capital and loans, and in repayment or redemption of capital shall be calculated with consideration to all prior distributions with respect to such amounts pursuant to SECTION
         9.3 and SECTION 9.4, and shall be calculated in accordance with SECTION
         4.4. For example, (i) the aggregate amount distributed pursuant to
         SECTION 9.3(b)(4) or SECTION 9.4(b)(5) in repayment of the BP Member's Common Equity shall be limited to the aggregate amount of the BP Member's Capital Contributions attributable to Common Equity minus any such amounts previously or contemporaneously distributed pursuant to
         SECTION 9.3(b)(4) and SECTION 9.4(b)(5) in repayment of the BP Member's Common Equity and (ii) the Class B Common Return shall only accrue and be payable, as and to the extent applicable, commencing on the Flip Date through and including the Priority Payment Cessation Date. Notwithstanding anything to the contrary contained in SECTION 9.3(b) and SECTION 9.4(b), liquidating distributions shall be made in accordance with SECTION 9.6.

                  9.5. ALLOCATIONS.

                  (a) Allocations of Net Income. Subject only to the special allocations set forth in SECTIONS 9.5(c)-(g) and 9.6(c) below, net income with respect to the period commencing on the Effective Date shall be allocated in each year in the following manner:

                       (1) First, to the Members, in the reverse order and then
                  in the same ratio as losses were allocated pursuant to SECTIONS 9.5(b)(2) THROUGH 9.5(b)(5) for all fiscal years until the excess of the aggregate amount of net loss allocated pursuant to SECTIONS 9.5(b)(2) THROUGH 9.5(b)(5) for all fiscal years over the aggregate amount of net income allocated pursuant to this SECTION 9.5(a)(1) for all fiscal years is equal to zero;

                       (2) Second, to the Members, in proportion to their
                  Percentage Interests.

                  (b) ALLOCATIONS OF NET LOSS. Subject only to the special allocations set forth in SECTIONS 9.5(c)-(g) below, net loss with respect to the period commencing on the Effective Date shall be allocated in each year in the following manner:

                       (1) First, in the same ratio and reverse order as net
                  income was allocated to the Members pursuant to SECTION 9.5(a)(2) for all fiscal years until the excess of the aggregate amount of net income allocated to the Members pursuant to SECTION 9.5(a)(2) for all fiscal years over the aggregate amount of net loss allocated pursuant to this
                  SECTION 9.5(b)(1) for all fiscal years is equal to zero;

                       (2) Second, to the Members in proportion to their
                  Percentage Interests until the excess of (A) the difference between the portion of each Member's adjusted capital account balance properly allocable to their contributions in respect of Common Equity minus the sum of the distributions to each such Member pursuant to SECTIONS 9.3(b)(4) and 9.4(b)(5) for all fiscal years over (B) the difference between allocations of net loss to each such Member pursuant to this SECTION 9.5(b)(2) and the allocations of net income to each such Member pursuant to SECTION 9.5(a)(1) attributable to losses allocated pursuant to this SECTION 9.5(b)(2) is equal to zero;

                       (3) Third, to the holders of the Preferred Equity until
                  the excess of (A) the difference between the portion of each Member's adjusted capital account balance properly allocable to Preferred Equity minus the sum of the distributions to each such Member properly treated as a return of such Preferred Equity pursuant to SECTIONS 9.3(a)(3), 9.3(b)(3), 9.4(a)(4) and 9.4(b)(4) over (B) the difference between the allocations of net loss to each such Member pursuant to this SECTION 9.5(b)(3) and the allocations of net income to each such Member pursuant to SECTION 9.5(a)(1) attributable to losses allocated pursuant to this SECTION 9.5(b)(3) is equal to zero;

                       (4) Fourth, to the holders of the Additional Preferred
                  Equity until the excess of (A) the difference between the portion of each Member's adjusted capital account balance properly allocable to Additional Preferred Equity minus the sum of the distributions to each such Member properly treated as a return of such Additional Preferred Equity pursuant to SECTIONS 9.3(a)(1), 9.3(b)(1), 9.4(a)(1) and 9.4(b)(1) over (B) the difference between the allocations of net loss to each such Member pursuant to this
                  SECTION 9.5(b)(4) and allocations of net income to each such Member pursuant to SECTION 9.5(a)(1) attributable to losses allocated pursuant to this SECTION 9.5(b)(4) is equal to zero; and

                       (5) Thereafter, to the Members in proportion to their
                  Percentage Interests.

                  (c) SPECIAL ALLOCATIONS OF INCOME AND LOSS. Notwithstanding anything to the contrary contained in SECTIONS 9.5(a)(2) or 9.5(b)(5) above,

                       (1) First, in any fiscal year in which a distribution is
                  made to the holder or holders of Additional Preferred Equity pursuant to Sections 9.3(a)(1), 9.3(b)(1), 9.4(a)(1) or
                  9.4(b)(1), net income shall first be allocated 100% to the holders of the Additional Preferred Equity in proportion to and to the extent of distributions with respect to the Additional Preferred Return in such fiscal year;

                       (2) Second, in any fiscal year in which distributions
                  made to the holder or holders of Additional Preferred Equity pursuant to SECTIONS 9.3(a)(1), 9.3(b)(1), 9.4(a)(1) or
                  9.4(b)(1) in all prior fiscal years exceed the aggregate amount of net income allocated to such Members pursuant to
                  SECTION 9.5(c)(1) and this SECTION 9.5(c)(2) in all prior fiscal years, net income shall be allocated 100% to the holders of the Additional Preferred Equity, in proportion to and to the extent of distributions with respect to the Additional Preferred Return in all prior fiscal years, until the excess of the aggregate amount distributed with respect to the Additional Preferred Return for all fiscal years over the aggregate amount of net income allocated to such Members pursuant to SECTION 9.5(c)(1) and this SECTION 9.5(c)(2) for all fiscal years is equal to zero;

                       (3) Third, subject only to the provisions of SECTION
                  9.5(c)(1) and (2) above, in any fiscal year in which distributions are made to the holder of the Preferred Equity and Class A Common Equity with respect to the Preferred Return and the Class A Common Return pursuant to SECTION 9.3(a)(2) and 9.3(b)(2) 100% of the net income shall be allocated to such Member to the extent of such distributions;

                       (4) Fourth, in any fiscal year in which distributions are
                  made to the holders of the Preferred Equity and Class A Common Equity with respect to the Preferred Return and Class A Common Return pursuant to SECTION 9.3(a)(2) and 9.3(b)(2), 100% of the net income to the holder of the Preferred Equity and Class A Common Equity in an amount equal to the excess, if any, of the aggregate distributions of the Preferred Return and Class A Common Return pursuant to

                  SECTION 9.3(a)(2) and 9.3(b)(2) for all fiscal years over the aggregate amount of net income allocated pursuant to this
                  SECTION 9.5(c)(4) and SECTION 9.5(c)(3) for all fiscal years, until such excess is reduced to zero;

                       (5) Fifth, 100% of the net income to the holder of the
                  Class B Common Equity until the excess of the aggregate allocations of net income pursuant to this SECTION 9.5(c)(5) for all fiscal years over the aggregate distributions to such Member of the Class B Common Return pursuant to SECTIONS 9.4(a)(2) and 9.4(b)(2) for all fiscal years is equal to zero and;

                       (6) Sixth, 100% of the net income to the holder of the
                  Adjusted Preferred Balance and the holder of the Class A Common Equity until the aggregate amount of net income allocated to such holders pursuant to this SECTION 9.5(c)(6) for all fiscal years over the aggregate distributions pursuant to SECTIONS 9.4(a)(3) and 9.4(b)(3) for all fiscal years is equal to zero.

                       (7) Seventh, in any fiscal year in which a distribution
                  is made to the holders of Class A Common Equity and Class B Common Equity pursuant to SECTIONS 9.4(a)(5) and 9.4(b)(6), net income shall be allocated 100% to such holders in proportion to and to the extent of such distributions in such fiscal year.

                       (8) Eighth, in any fiscal year in which the aggregate
                  amount of the distributions made to the holders of Class A Common Equity and Class B Common Equity pursuant to SECTIONS 9.4(a)(5) and 9.4(b)(6) in all prior fiscal years exceeds the aggregate amount of net income allocated to such Member pursuant to SECTION 9.5(c)(7) and this SECTION 9.5(c)(8) in all prior fiscal years, net income shall be allocated 100% to such holders in proportion to and to the extent of such distributions in all prior fiscal years, until the excess of the aggregate amount distributed pursuant to SECTIONS 9.4(a)(5) and 9.4(b)(6) for all fiscal years over the aggregate amount of net income allocated to such Members pursuant to SECTIONS 9.5(c)(7) and 9.5(c)(8) for all fiscal years is equal to zero.

                       (9) Ninth, net income shall be allocated 100% to the
                  Members in proportion to and to the extent that distributions previously made to the Members pursuant to SECTIONS 9.3(a)(2), 9.3(a)(4), 9.3(b)(2) and 9.3(b)(5) exceed allocations of net income previously made to the Members pursuant to SECTIONS 9.5(c)(3), 9.5(c)(4), 9.5(a)(2) and this SECTION 9.5(c)(9).

                       (10) Notwithstanding anything to the contrary above, 100%
                  of the gain recognized in connection with a sale or other disposition of the Property shall be allocated to the Members in such amounts as are required to cause each Member's adjusted capital account balance to equal, to the greatest extent possible, the distributions each such Member would receive upon liquidation of the Company at such time if such distributions were made pursuant to the provisions of SECTION 9.3(b) or 9.4(b) as applicable;

                       (11) LOSS LIMITATION. Notwithstanding anything to the
                  contrary in SECTION 9.5(b)(5), net loss allocated pursuant to
                  SECTION 9.5(b) shall not exceed the maximum amount of net loss that can be allocated without causing or increasing a deficit balance in any member's adjusted capital account. A Member's "adjusted capital account" balance shall mean the Member's capital account balance increased by its obligation to restore a deficit balance in its Capital Account, if any, including any deemed obligations pursuant to the penultimate sentences of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), and decreased by the amounts described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or
                  (6). In the event that a Member would have a deficit balance in its adjusted capital account as a consequence of an allocation of net loss pursuant to SECTION 9.5(b) in excess of the amount, if any, permitted under the first sentence of this
                  SECTION 9.5(c)(11) the limitation set forth herein shall be applied by allocating 100% of the remaining net loss to the other Members, in proportion to each such Member's positive adjusted capital account balance immediately prior to such loss allocation. Any net income allocated by the Company after an allocation of net loss under the prior sentence shall first be allocated to the Members to which such net loss was allocated, in the same ratio and amount.

                  (d) MINIMUM GAIN CHARGEBACKS AND NONRECOURSE DEDUCTIONS.

                       (1) PARTNERSHIP MINIMUM GAIN CHARGEBACK. Notwithstanding
                  any other provision of this Agreement, in the event there is a net decrease in Partnership Minimum Gain during a fiscal year, the Members shall be allocated items of income and gain in accordance with Treasury Regulations Section 1.704-2(f). For purposes of this Agreement, the term "Partnership Minimum Gain" shall have the meaning for partnership minimum gain set forth in Treasury Regulations Section 1.704-2(b)(2), and any Member's share of Partnership Minimum Gain shall be determined in accordance with Treasury Regulations Section 1.704-2(g)(1). This SECTION 9.5(d) is intended to comply with the minimum gain chargeback requirement of Treasury Regulations Section 1.704-2(f) and shall be interpreted and applied in a manner consistent therewith.

                       (2) NONRECOURSE DEDUCTIONS. Notwithstanding any other
                  provision of this Agreement, Nonrecourse Deductions shall be allocated to the Members' pro rata in accordance with their Percentage Interests. For purposes of this Agreement, the term "Nonrecourse Deductions" shall have the meaning set forth in Treasury Regulations Section 1.704-2(b)(1). This SECTION 9.5(d)(2) is intended to comply with Treasury Regulations
                  Section 1.704-2(e) and shall be interpreted and applied in a manner consistent therewith.

                       (3) PARTNER NONRECOURSE DEBT. Notwithstanding any other
                  provision of this Agreement, to the extent required by Treasury Regulations Section 1.704-2(i), any items of income, gain, loss or deduction of the Company that are attributable to a nonrecourse debt of the Company that constitutes Partner Nonrecourse Debt (including chargebacks of Partner Nonrecourse Debt Minimum Gain) shall be allocated in accordance with the provisions of Treasury Regulations Section 1.704-2(i). For purposes of this Agreement, the term "Partner Nonrecourse Debt" shall have the meaning for partner nonrecourse debt set forth in Treasury Regulations Section 1.704-2(b)(4), and the term "Partner Nonrecourse Debt Minimum Gain" shall have the meaning for partner nonrecourse debt minimum gain set forth in Treasury Regulations Section 1.704-2(i)(2). This SECTION 9.5(d)(3) is intended to satisfy the requirements of Treasury Regulations Section 1.704-2(i) (including the partner nonrecourse debt minimum gain chargeback requirement) and shall be interpreted and applied in a manner consistent therewith.

                  (e) QUALIFIED INCOME OFFSET. If a Member unexpectedly receives an adjustment, allocation or distribution described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) that causes or increases a deficit balance in its Capital Account in excess of any obligation to restore a deficit balance in its Capital Account (including any deemed deficit restoration obligation pursuant to the penultimate sentences of Treasury Regulations Sections 1.704-2(g)(1) and (i)(5), and adjusted as provided in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)) such Member shall be allocated items of income and gain in an amount and a manner sufficient to eliminate, to the extent required by the Treasury Regulations, such deficit balance as quickly as possible. This SECTION 9.5(e) is intended to comply with the alternate test for economic effect set forth in Treasury Regulations
         Section 1.704-1(b)(2)(ii)(d) and shall be interpreted and applied in a manner consistent therewith.

                  (f) CURATIVE ALLOCATIONS. The allocations set forth in Sections 9.5(d) and (e) (the "REGULATORY ALLOCATIONS") are intended to comply with the requirements of Treasury Regulations Sections 1.704-1(b) and 1.704-2. Notwithstanding any other provisions of this
         ARTICLE 9 (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account as provided for in the following two sentences. Income, gain, loss and deduction shall be reallocated to the extent that such reallocation causes the net aggregate amount of allocations of income, gain, deduction and loss to each Member to be equal to or more closely approximate the net aggregate amount of such items that would have been allocated to each such Member if the Regulatory Allocations had not occurred. This
         SECTION 9.5(f) shall be interpreted and applied in such a manner and to such extent as is reasonably necessary to eliminate, as quickly as possible permanent economic distortions that would otherwise occur as a consequence of the Regulatory Allocations in the absence of this
         SECTION 9.5(f).

                  (g) DISTRIBUTIONS OF NONRECOURSE LIABILITY PROCEEDS. If, during a fiscal year, the Company makes a distribution to any Member that is allocable to the proceeds of any nonrecourse liability of the Company that is allocable to an increase in Partnership Minimum Gain pursuant to Treasury Regulations Section 1.704-2(h), then the Company shall elect, to the extent permitted by Treasury Regulations Section 1.704-2(h)(3), to treat such distribution as a distribution that is not allocable to an increase in Partnership Minimum Gain.

                  (h) PRIOR PERIOD ALLOCATIONS. Allocations with respect to the period ending on the day prior to the Effective Date shall be made using an interim closing of the books method as provided under Section 706 of the Code and the Regulations thereunder.

                  9.6. DISTRIBUTIONS AND ALLOCATIONS UPON LIQUIDATION OF THE COMPANY.

                  (a) DISTRIBUTIONS UPON LIQUIDATION. In the event the Company (or any Member's interest therein) is "liquidated" within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g), then any distributions shall be made pursuant to this SECTION 9.6 to the Members (or such Member, as appropriate) in accordance with their positive Capital Account balances in compliance with Treasury Regulations
         Section 1.704-1(b)(2)(ii)(b)(2).

                  (b) DEFICIT RESTORATION BY COMPANY. Except as provided herein, no Member shall be required to contribute capital to the Company to restore a deficit balance in its Capital Account upon liquidation or otherwise.

                  (c) ALLOCATIONS OF INCOME AND LOSS IN THE YEAR OF LIQUIDATION. Notwithstanding anything to the contrary above, in the year in which the Company is "liquidated" within the meaning of SECTION 9.6(a), items of income, gain, loss and deduction shall be allocated to the Members (and, to the extent necessary to accomplish the purposes of this SECTION 9.6(c), the items of income, gain, loss and deduction of the prior fiscal year, provided any such determination with respect to allocations of such items in the prior fiscal year shall be made on or before the date on which the filing of the return for such prior fiscal year is due) shall be allocated among the Members to cause each such Member's adjusted capital account balance to equal, to the greatest extent possible, the distribution such Member would be entitled to receive pursuant to the provisions of SECTION 9.3(b) or 9.4(b), as applicable, at such time, in the event liquidating distributions were made pursuant to either of such sections in lieu of the provisions of
         SECTION 9.6(a) above.

                  (d) The Members agree that allocations of depreciation with respect to the Property shall be made pursuant to the remedial allocation method of Treasury Regulation Section 1.704-3(d).

                  9.7. RECAPTURE INCOME. To the extent of any net income resulting from the sale or other taxable disposition, directly or indirectly, of a Company asset that represents the recapture (under Section 1245 or Section 1250 of the Code or otherwise) of deductions previously taken for Federal income tax purposes, the amount of gain from such disposition allocated to each of the Members pursuant to the foregoing provisions shall be recapture income to the extent such Member or a predecessor-in-interest has been allocated or has claimed any deduction directly or indirectly giving rise to the treatment of such gain as recapture income.

                  ARTICLE 10. ASSIGNMENT AND OFFER TO PURCHASE

                  10.1. SALE OF THE PROPERTY.

                  (a) The Managing Member shall have the sole and exclusive power and authority to cause a sale, transfer, conveyance or other similar disposition of the Property or any portion thereof by operation of law or otherwise, either directly or indirectly through the sale of the Property or other disposition of the Company's interests in BP/CGMM2, BP/CGMM, BP/CG I or BP/CG II or any other Person owned by the Company that directly or indirectly owns the Property or any portion thereof (a "PROPERTY TRANSFER"), and no other Member shall have the right, power or authority to do so. Notwithstanding the foregoing, prior to the expiration of the Tax Protection Period, the Managing Member shall not have the authority to cause a Property Transfer without the prior written consent of the Ceppeto Members, which consent may be granted or withheld in the Ceppeto Members' sole and absolute discretion. Any time after the expiration of the Tax Protection Period, the Managing Member may cause a Property Transfer in its sole and absolute discretion, PROVIDED it first complies with SECTION 10.1A. Notwithstanding anything to the contrary contained herein, in no event shall a Property Transfer hereunder be deemed to include any conveyances or other dispositions which are not in the nature of a sale and which for federal income tax purposes would not be treated as a sale or other taxable disposition of the Property, such as, by way of example only, space leases, contracts, pledges, mortgages, easements and other encumbrances; PROVIDED that such conveyances or other dispositions are not made for the principal purpose of avoiding the terms and conditions of this SECTION 10.1.

                  (b) Notwithstanding anything to the contrary contained in this Agreement, at any time when the Managing Member has notified the Members that the Property is being actively marketed as permitted under this SECTION 10.1, (1) each Member's right to sell its interest in the Company (such Member's "EQUITY INTEREST") pursuant to the terms of this
         ARTICLE 10 (other than pursuant to a Permitted Equity Transfer) shall be suspended and (2) each Member shall suspend all marketing efforts or negotiations that may have been commenced with respect to a sale of its Equity Interest; PROVIDED, HOWEVER, that nothing contained in this
         SECTION 10.1(b) shall require either Member to suspend any activity undertaken pursuant to SECTION 10.7 of this Agreement or delay or otherwise effect the Managing Member's rights pursuant to SECTION 6.7. Upon the request therefor by the Ceppeto Members, the Managing Member shall confirm whether it is continuing to actively market the Property or has suspended such marketing.

                  10.1A  RIGHT OF FIRST OFFER: SALE OF PROPERTY

                  (a) After the expiration of the Tax Protection Period, Managing Member shall, prior to the exercise of its right to cause a Property Transfer as set forth in SECTION 10.1(a), give written notice (the "SALE NOTICE") to the Ceppeto Members (1) stating Managing Member's intention to cause such Property Transfer at a specified price (the "STATED PRICE") and (2) offering to sell, and to cause the Boston Properties Members to sell, their entire Equity Interests in the Company (the "ENTIRE BP INTEREST") to the Ceppeto Members at a price calculated in accordance with SECTION 10.1A(c) and on all other relevant terms and conditions. The Sale Notice shall include a non-binding calculation of the amount which would be distributable to the Ceppeto Members in the event of a sale of the Property or such Property Transfer at the Stated Price, which calculation shall be determined in good faith by the Managing Member.

                  (b) If Managing Member has forwarded a copy of the Sale Notice to the Ceppeto Members, the Ceppeto Members shall, within thirty
         (30) days after receiving a copy of the Sale Notice, elect one of the following options:

                  (1) notify Managing Member of the Ceppeto Members election not to purchase the Entire BP Interest for the price determined under SECTION 10.1A(c), in which event and at which time Managing Member may cause the Company to market and sell the Property, provided that the price obtained for the Property is at least ninety-four percent (94%) of the Stated Price and a letter of interest (or similar statement) to acquire the Property is executed within six (6) months of Managing Member's receipt of the Ceppeto Member's election or deemed election pursuant to item (2) below not to purchase the Entire BP Interest and such letter (or similar statement) provides for a closing within a commercially reasonable time and such closing is consummated within such time period on terms which are, in all material respects, no less favorable to the Company as those specified in the letter of interest (or similar statement); or

                  (2) notify Managing Member of the Ceppeto Member's election to purchase the Entire BP Interest for the price determined under
                  SECTION 10.1A(c) on the same terms and conditions contained in the Sale Notice. Such notification shall be accompanied by a deposit in an amount equal to five percent (5%) of the amount payable to Managing Member pursuant to this SECTION 10.1A(b)(2) (such amount, together with any interest earned thereon, the "OTHER MEMBER'S SALE DEPOSIT"), which shall be refundable until the date which is the earlier of (i) thirty
                  (30) days after the notification, or (ii) execution of a purchase and sale agreement on terms and conditions substantially the same as those contained in the Sale Notice, with such changes as the parties may agree upon. Notice of election to purchase shall be addressed to Managing Member and shall set forth the place of closing which, unless the Members shall otherwise agree, shall be at the office of the Company (or the offices of the Ceppeto Members' lender located in New York City), during usual business hours within ninety (90) days after the date of the giving of the notice of election to Managing Member. The Other Member's Sale Deposit shall be credited against the total purchase price for the Entire BP Interest being purchased pursuant to this SECTION 10.1A(b); PROVIDED, HOWEVER, that, if the closing shall fail to occur for any reason other than a default by the Boston Properties Members, subject to the provisions of this SECTION 10.1A(b)(2) above concerning refundability of the deposit, Managing Member shall have the right to retain the Other Member's Sale Deposit as liquidated damages, it being agreed that in such instance Managing Member's actual damages would be difficult, if not impossible, to ascertain. If the Ceppeto Members shall not have given written notice to Managing Member of its election to purchase the Entire BP Interest within the thirty (30) day notice period, the Ceppeto Members shall be deemed to have exercised the option provided in subsection (1) above.

                  (c)   The value of the Entire BP Interest with respect to this
         SECTION 10.1A is the amount that the Boston Properties Members, collectively, would receive in liquidation of the Company's interest in the Property if (1) the Property were sold for the Stated Price, and the debts and other obligations of the Company secured by or otherwise incurred as to the Property (including the Senior Loan) are paid (including any prepayment penalties and other fees resulting from such prepayment), less the sum of all applicable transfer taxes incurred as a result of such sale, and an amount equal to three percent (3%) of such Stated Price, which the Members hereby unconditionally and irrevocably agree is a reasonable estimate and approximation of customary closing costs associated with similar transactions (provided however, that in consideration of the agreed upon reduction of such Stated Price by the amount of the transfer taxes which would be incurred in connection with a sale of the Property for such amount, the Ceppeto Members agree to pay any transfer taxes actually payable in connection with the conveyance contemplated hereunder, and shall indemnify the Boston Properties Members from and against any cost or expense resulting from the failure to pay such amounts as and when due), and (2) the proceeds of such hypothetical sale and any cash balances and/or reserves of the Company properly attributable to such Property were distributed in accordance with SECTION 9.3(b) or SECTION 9.4(b).

                  (d) In connection with the sale of the Entire BP Interest to the Ceppeto Members pursuant to this SECTION 10.1A, the provisions of
         SECTION 10.8 and SCHEDULE 10.7(e) shall be applicable to such sale (acknowledging, however, that the Boston Properties Members are the transferring Members).

                  (e) If the contemplated Property Transfer, or the conveyance of the Entire BP Interest, is not consummated pursuant to the provisions of this SECTION 10.1A, all the provisions of this SECTION 10.1A shall apply to any subsequent proposed Property Transfers.

                  (f) The Management Agreement shall be terminated, at no cost to the Company or the Ceppeto Members, upon the closing of any transfer of the Entire BP Interest to the Ceppeto Members.

                  10.2. TRANSFER OF INTERESTS.

                  (a)   Except as otherwise specifically provided in this
         ARTICLE 10, no Member, and no direct or indirect beneficial owner of any Ceppeto Member, may, directly or indirectly, by operation of law or otherwise, sell, assign, gift, convey or otherwise transfer all or any part of its Equity Interest (an "EQUITY TRANSFER"), including without limitation, any profits interest, rights to receive distributions, or other similar or dissimilar right or interest, without complying with the right of first offer procedures in SECTION
         10.3. Any purported Equity Transfer not otherwise specifically permitted by this ARTICLE 10 shall be null and void and of no effect whatsoever. Notwithstanding the foregoing, (x) BPLP or any wholly-owned subsidiary of BPLP which is a disregarded entity for Federal income tax purposes, shall own at least one percent (1%) of the Percentage Interests which are represented by Class A Common Equity at all times prior to the expiration of the Tax Protection Period and (y) BP Member II (and BPLP, as applicable) may not cause or suffer to occur an Equity Transfer that is a direct transfer (or an indirect transfer through the sale or other conveyance of the equity interests in BP Member II (or such other disregarded person as may from time to time hold the Contributed Preferred Units) held directly or indirectly by BPLP) of all or any part of its Contributed Preferred Units in the Company (or any Exchange Property as defined in the Tax Protection Agreement) at any time prior to the expiration of the Tax Protection Period (1) without the consent of the Ceppeto Members, which consent may be withheld in the Ceppeto Members' sole and absolute discretion, or (2) unless no Built-In Gain (as defined in the Tax Protection Agreement) would be incurred by the Ceppeto Members as a result of such transfer. Anytime after the expiration of the Tax Protection Period, BPLP and/or BP Member II may cause or suffer to occur an Equity Transfer that is a direct transfer (or an indirect transfer through the sale or other conveyance of the direct or indirect equity interest in BP Member II held by BPLP) of all or any part of its Preferred Equity in the Company, PROVIDED that it first complies with SECTION 10.3. Any of BP Member, BP Member III and/or BPLP (and any other subsidiaries of BPLP who own a direct or indirect interest in each of BP Member and BP Member III), may cause or suffer to occur an Equity Transfer of all or any part of their respective direct or indirect Equity Interest in the Company (other than the direct or indirect interest of BPLP in BP Member II (or such other disregarded person as may from time to time hold the Contributed Preferred Units), which is subject to the third and fourth sentences of this SECTION 10.2(a)), provided that they first comply with SECTION 10.3. Notwithstanding anything to the contrary contained herein, in no event shall the terms of this SECTION 10.2 apply to any distributions to the Boston Properties Members in repayment of Preferred Equity pursuant to SECTION 9.3 or SECTION 9.4. In the event that BP Member II breaches its obligations as set forth in this SECTION 10.2(a), and such breach causes any of the Ceppeto Indemnified Parties (as defined in the Tax Protection Agreement) to incur Built-In Gain as provided above, the provisions of Section 8(a) of the Tax Protection Agreement shall apply as the sole and exclusive remedy of the Ceppeto Members (and the Ceppeto Indemnified Parties, as applicable) with respect to such breach.

                  (b) Notwithstanding anything to the contrary contained in this Agreement, the following shall be permitted transfers (each, "PERMITTED EQUITY TRANSFERS"), which shall not be subject to the provisions of this ARTICLE 10 (except only the limitations, prior to the expiration of the Tax Protection Period, if any, (i) on transfers of equity interests in BP Member II and/or (ii) an Equity Transfer by BP Member II, as and to the extent set forth in SECTION 10.2(a)): (1)
         (A) BP Member and/or BP Member II and/or BP Member

         III may sell, assign, gift, convey or otherwise transfer all or any portion of its Equity Interest to an Affiliate at any time and from time to time, (B) Boston Properties, Inc., a Delaware corporation ("BOSTON PROPERTIES"), and/or BPLP may engage in any merger, consolidation or other combination with or into another Person, or sell all or substantially all of its assets, or effect any reclassification, recapitalization or change in the terms of outstanding equity, or undertake any other change in control transaction, (C) Boston Properties and/or BPLP may admit any new equity interest holder or assign or issue to any Person any kind of interest whatsoever in Boston Properties and/or BPLP, (D) Boston Properties and/or BPLP may issue, sell, assign, gift, pledge, hypothecate or encumber any interest in Boston Properties and/or BPLP or any instruments convertible into or exchangeable for any interest in Boston Properties and/or BPLP and Boston Properties and/or BPLP may the transfer any right to vote any equity interest in Boston Properties and/or BPLP and (E) Boston Properties and/or BPLP may, directly or indirectly, sell, assign, gift, convey or otherwise transfer all or any portion of its beneficial ownership interest in BP Member and/or BP Member II and/or BP Member III to an Affiliate or, subject to compliance with SECTION 10.3, to an Institutional Holder at any time and from time to time, and (2) any Ceppeto Member and any direct or indirect beneficial owner of any Ceppeto Member shall have the right, from time to time and at any time (but subject in all events to the pledge of the Ceppeto Members' Equity Interest to the Company or the Boston Properties Members and their Affiliates pursuant to SECTION 13.5) to directly or indirectly sell, assign, gift, convey or otherwise transfer all or any of its Equity Interest to one (1) or more immediate family members of Richard Hadar and/or Eric Hadar or any trust for the benefit of Richard Hadar and/or Eric Hadar and/or any of their immediate family members. For all purposes under this Agreement, the term "immediate family member" shall mean any children, grandchildren, parents, grandparents, spouse and siblings of the applicable person, or any entity owned, directly or indirectly, solely by any one or more of such parties.

                  (c) The Ceppeto Members and holders of direct or indirect beneficial interests in the Ceppeto Members may sell, assign, gift, convey or otherwise transfer all or any portion of their Class B Common Equity, PROVIDED that (1) they first comply with the provisions of
         SECTION 10.3 and (2) in no event shall the Ceppeto Members or any direct or indirect beneficial owner of the Ceppeto Members sell, assign, gift, convey or otherwise transfer any partial rights in and to their Class B Common Equity, including without limitation, any profits interest, rights to receive distributions, or other similar or dissimilar right or interest. Notwithstanding the foregoing, this
         SECTION 10.2(c) shall not apply to (A) Permitted Equity Transfers, or
         (B) pledges of the Ceppeto Members' equity in the Company pursuant to
         SECTION 10.6, that are made after the full and unconditional release of the pledge made by the Ceppeto Members to the Company or the Boston Properties Members and their Affiliates under SECTION 13.5. The Ceppeto Members, for themselves and on behalf of all direct and indirect beneficial owners of the Ceppeto Members, hereby acknowledge and agree that the identity of the holders of all direct and indirect beneficial interests in each of the Ceppeto Members is of material importance to each of the Boston Properties Members in agreeing to enter into this Agreement (and, specifically, in agreeing to the terms and restrictions contained in this ARTICLE 10) and to perform the transactions contemplated hereby and by the Transaction Documents. The Ceppeto Members represent and warrant that SCHEDULE 5.6(b) and SCHEDULE 5.6(c) contain true and correct lists of all direct and indirect beneficial owners of the Ceppeto Members, and any direct or indirect transfer (as provided herein) of all or any portion of the interests held by such beneficial owners will be subject to SECTION 10.3.

                  10.3. RIGHT OF FIRST OFFER:  INTERESTS.

                  (a) Either the Ceppeto Members (acting collectively) or the Boston Properties Members (acting collectively), or their direct and indirect beneficial owners (as and to the extent applicable) (each, an "INITIATING MEMBER") may, at any time and from time to time only in accordance with SECTION 10.2 of this Agreement, deliver a written notice (a "FIRST OFFER NOTICE") to the other Member (the "RESPONDING MEMBER") stating a gross cash purchase price (the "OFFERED PRICE") at which the Initiating Member is prepared to sell all or a specified portion of its Equity Interest (or the direct or indirect interests therein, as applicable)(such Initiating Member's "OFFERED INTEREST") to one or more third parties. The Responding Member may elect to purchase the Offered Interest from the Initiating Member upon the terms and conditions set forth in the First Offer Notice by (1) giving written notice thereof to the Initiating Member and (2) depositing with an escrow agent reasonably acceptable to the Initiating Member an amount equal to 5% of the Offered Price (the "OFFERED PRICE DEPOSIT"), each within thirty (30) days after the receipt of a First Offer Notice (the "RESPONSE PERIOD").

                  (b) If the Responding Member elects to purchase the Offered Interest, the Responding Member shall be obligated to purchase the Offered Interest without any reserve or adjustment for any contingent liabilities of the Company; PROVIDED, however, if the Boston Properties Members, collectively, are the Responding Member, the Responding Member shall be entitled to reserve or adjust in its reasonable discretion for any potential liability or obligation of the Ceppeto Members pursuant to SECTION 13.5. Any such reserves shall be retained by the BP Member as collateral for the Ceppeto Indemnitors' indemnification obligations under SECTION 13.5 and shall be maintained in an interest-bearing account (all such interest to be retained in such account, and to be earned for the benefit of the Ceppeto Members) at a commercial bank, trust company, savings bank or other similar institutions selected by the BP Member and reasonably acceptable to the Ceppeto Members. Any and all risk of loss with respect to such account shall be borne solely and exclusively by the Ceppeto Members. All amounts contained in such account will be remitted to the Ceppeto Members if, as and when the pledge of the Ceppeto Members' Equity Interest would have been released pursuant to SECTION 13.5(e)(3). Nothing contained in this SECTION 10.3(b) shall limit or otherwise affect the Ceppeto Indemnitors' indemnification obligations contained in SECTION 13.5. In addition, if the Initiating Member has incurred recourse obligations (including any guaranty) with respect to any Company financing (including the Senior
         Loan), the obligation of the Initiating Member to convey the Offered Interest shall be conditioned on the Responding Member either (1) paying in full all amounts owing to the lender with respect to such financing, (2) obtaining from such lender a full and unconditional release of any recourse obligations of the Initiating Member, except for amounts payable under any environmental indemnities and customary carve-outs or exceptions for commercial non-recourse loans, or (3) providing an indemnification with respect to such recourse obligations in form and substance reasonably acceptable to the Initiating Member.

                  (c) The closing on any sale of an Offered Interest to a Responding Member pursuant to this SECTION 10.3 shall be held on the date which is ninety (90) days following the date on which the Responding Member delivered the notice described in clause (1) of
         SECTION 10.3(a), or at such earlier date as the Responding Member may specify on at least three (3) days prior written notice to the Initiating Member (in either event, the "CLOSING DATE"). The closing shall be held at the office of the Company (or the office of the Ceppeto Members' lender located in New York City) or at such other location as may be mutually acceptable to the Initiating Member and the Responding Member. On the Closing Date, the purchase price shall be paid in cash by wire transfer of immediately available federal funds (and the amount of the Offered Price Deposit pursuant to SECTION 10.3(a) shall be released to the Initiating Member in partial satisfaction of the purchase price), PROVIDED, HOWEVER, that if the closing shall fail to occur on the Closing Date for any reason other than a default by the Initiating Member, then the Initiating Member shall be entitled to retain the Offered Price Deposit as liquidated damages, it being agreed that in such instance the Initiating Member's actual damages would be difficult, if not impossible, to ascertain. Such purchase price shall equal the Offered Price less an amount equal to the sum of all applicable transfer taxes incurred as a result of such sale plus three percent (3%) of the Offered Price, which the parties hereto unconditionally agree is a reasonable estimate and approximation of customary closing costs which would be associated with similar transactions (provided however, that in consideration of the agreed upon reduction of such Offered Price by the amount of the transfer taxes which would be incurred in connection with a sale of the Property for such amount, the Responding Member agrees to pay any transfer taxes actually payable in connection with the conveyance contemplated hereunder, and shall indemnify the Initiating Member from and against any cost or expense resulting from the failure to pay such amounts as and when due). The Initiating Member shall assign its Offered Interest to the Responding Member free and clear of any and all claims, liens, pledges, options, restrictive covenants, charges, hypothecations, preferences, priorities, security interests or other encumbrances of any kind or nature, and shall provide customary representations and indemnifications in connection therewith.

                  (d) If the Responding Member fails to elect to purchase within the Response Period or fails to close the transaction on the designated Closing Date for any reason other than a default by the Initiating Member, the Initiating Member may, without the further consent of the Responding Member, sell its Offered Interest to a third party reasonably acceptable to the Responding Member (a "THIRD-PARTY BUYER"), PROVIDED that: (1) the terms and conditions of such sale (including without limitation, representations, warranties, covenants, guaranties, indemnities, agreements and side agreements) shall be no more favorable (in any material manner) to such Third-Party Buyer than those contained in the First Offer Notice; (2) such sale or assignment shall be consummated by no later than the date which is six (6) months (the "SALES PERIOD") after the earlier of (x) in the case of a failure to elect to purchase, the end of the Response Period, or (y) in the case of the Responding Member's failure to close, the date that was to be the Closing Date; (3) the purchase price shall be paid in cash or immediately available funds on the closing date of such conveyance; and
         (4) the Third-Party Buyer shall be a Qualified Buyer. For purposes hereof, a "QUALIFIED BUYER" shall mean any entity (w) that has not been and whose principals have not been convicted or charged with a felony and is otherwise of good moral character and reputation, (x) if the Responding Member is the Boston Properties Members, collectively, that is not a Competitor of the Company, the Responding Member or any of their respective Affiliates, (y) if the Responding Member is the Ceppeto Members, that expressly assumes all of the Boston Properties Members' and BPLP's, as the case may be, covenants and other obligations hereunder and under the Tax Protection Agreement with respect to the restrictions on sale and the maintenance of certain indebtedness to be guaranteed by the Ceppeto Members, prior to the expiration of the Tax Protection Period, and (z) is otherwise reasonably acceptable to the Responding Member. The Initiating Member shall promptly and diligently provide the Responding Member with all information and materials reasonably necessary or otherwise requested by Responding Member so as to permit to Responding Member to determine whether or not the Third-Party Buyer is a Qualified Buyer.

                  (e) Upon the assignment of the Offered Interest to the Third-Party Buyer in compliance with this SECTION 10.3, the Third-Party Buyer shall be admitted as a member of the Company in place of, or (if less than the entire interest of the Initiating Member is assigned) in addition to, the Initiating Member. As a condition precedent to the foregoing, the Third-Party Buyer shall execute and deliver an instrument, in substance and form satisfactory to the Responding Member, assuming and agreeing to perform the terms and conditions of this Agreement as provided in SECTION 10.4 (and if the Responding Member is the Ceppeto Members, the Boston Properties Members' and BPLP's, as the case may be, covenants and other obligations hereunder and under the Tax Protection Agreement with respect to the restrictions on sale and the maintenance of certain indebtedness to be guaranteed by the Ceppeto Members, prior to the expiration of the Tax Protection Period), and such other documents as the Responding Member may reasonably require in order to effectuate the foregoing. If the Third-Party Buyer is not a Qualified Buyer, then the Initiating Member shall retain its Offered Interest and shall not proceed with its sale to the Third-Party Buyer.

                  (f) During the Sales Period, the Initiating Member may require the Company to incur reasonable and customary expenses in connection with the marketing of the Offered Interest, such as the preparation of studies and brochures and legal fees to prepare and negotiate agreements, and all such expenses shall be reimbursed promptly by the Initiating Member.

                  (g) The Managing Member shall, when directed by either the Initiating or the Responding Member, exercise reasonable efforts to enter into any arrangement and take any action that such Member is entitled to require pursuant to this SECTION 10.3.

                  (h) At the request of the Responding Member, the purchase and sale of the Offered Interest, whether to the Responding Member or to a Third-Party Buyer, will be structured, if possible, to avoid a termination of the Company for Federal tax purposes and/or under the Act; PROVIDED that such structure does not adversely impact the Initiating Member or the contemplated transfer.

                  (i) If a transaction pursuant to this SECTION 10.3 results in the Ceppeto Members acquiring the Entire BP Interest, then the Management Agreement shall be terminated, at no cost to the Company or the Ceppeto Members, upon the closing of such transaction.

                  (j) Whether or not any transaction contemplated by the foregoing provisions of this SECTION 10.3 is consummated pursuant to the provisions of any First Offer Notice, compliance with all of the provisions of this SECTION 10.3 will be required in connection with any subsequent Equity Transfer previously proposed but not consummated within the applicable Sales Period and any subsequently proposed Equity Transfer (other than a Permitted Equity Transfer) in accordance with
         SECTION 10.2.

                  10.4.    ASSUMPTION BY ASSIGNEE.

                  (a) Any assignment of a Member's Equity Interest permitted under this ARTICLE 10 shall be in writing, and shall be an assignment and transfer of all of the assignor's rights and obligations hereunder with respect to such Equity Interest, and the assignee shall expressly agree in writing to be bound by all of the terms of this Agreement (and if the Ceppeto Members will continue to be Members following such assignment, the Boston Properties Members' and BPLP's, as the case may be, covenants and other obligations hereunder and under the Tax Protection Agreement with respect to the restrictions on sale and the maintenance of certain indebtedness to be guaranteed by the Ceppeto Members, prior to the expiration of the Tax Protection Period), and assume and agree to perform all of the assignor's agreements and obligations existing or arising at the time of and subsequent to such assignment with respect to such Equity Interest. Upon any such permitted assignment of the assignor's Equity Interest, and after such assumption, the assignor shall be relieved of its agreements and obligations hereunder with respect to such Equity Interest arising after such assignment and the assignee shall become a Member in place of the assignor with respect to such Equity Interest. An executed counterpart of each such assignment of an Equity Interest and assumption of a Member's obligations shall be delivered to each Member and to the Company. The assignee shall pay all expenses incurred by the Company in admitting the assignee as a Member. Except as otherwise expressly provided herein, no permitted assignment shall terminate the Company.

                  (b) As a condition to any assignment of a Member's Equity Interest, the selling Member shall obtain such consents as may be required from third parties, if any, or waivers of such consent requirements. The other Members shall use reasonable efforts to cooperate with the selling Member in obtaining such consents or waivers, provided, however, that in no event shall the other Members be required to incur or assume any cost or obligation, divest any asset or make any financial accommodation of any kind in connection therewith.

                  10.5. AMENDMENT OF CERTIFICATE OF FORMATION. If an assignment of a Member's Equity Interest shall take place pursuant to the provisions of this ARTICLE 10, then the continuing Members promptly thereafter shall cause to be filed, to the extent necessary, an amendment to the Company's Certificate of Formation with all applicable state authorities, together with any necessary amendments to the fictitious or assumed name(s) of the Company in order to reflect such change or take such similar action as may be required.

                  10.6. PLEDGING OF INTERESTS. The Ceppeto Members, and any permitted assignee of their Equity Interest, may pledge, hypothecate or otherwise encumber all or any part of such Equity Interests as security for any financing provided to the Ceppeto Members or their Affiliates by an institutional lender and in form and substance reasonably satisfactory to the Managing Member; PROVIDED that (a) such financing may be obtained and such pledge, hypothecation or encumbrance may be made, only in the event that and for so long as no part of the Ceppeto Members' Equity Interest is then pledged to the Company, the Boston Properties Members or any of their Affiliates pursuant to SECTION 13.5, (b) the pledge shall be limited solely to the right to receive distributions and/or other proceeds of the Equity Interest and (c) such financing institution agrees in writing, in form and substance reasonably acceptable to the Managing Member, that if, as a result of a default under any such financing, a party other than Ceppeto or Ceppeto Holdings (each as currently constituted) acquires, succeeds to ownership of, or gains any rights in any part or all of the Ceppeto Members' Equity Interest in the Company, such party's interest in the Company shall be subject to the terms and conditions of this Agreement, in no event shall the holder of such Equity Interest be entitled to be admitted to the Company as a Member and the Managing Member shall continue to have exclusive authority to act for and make decisions on behalf of the Company as and to the extent set forth in this Agreement. The Boston Properties Members and any permitted assignees of their respective Equity Interests, may pledge, hypothecate or otherwise encumber all or any part of such Equity Interests at any time and from time to time in its discretion.

                  10.7. CONVERSION RIGHTS.

                  (a)   Subject to the terms and conditions set forth herein,
         (1) at any time after expiration of the Tax Protection Period, the Ceppeto Members (acting collectively) or (2) at any time after the twenty-fifth (25th) anniversary of the Effective Date, the BP Member, shall have the right (either such right, the "CONVERSION RIGHT") to require the conveyance to the BP Member by the Ceppeto Members of the Ceppeto Members' collective entire Equity Interest (the "ENTIRE INTEREST") in consideration of the value of said Entire Interest as determined by the procedures set forth in this SECTION 10.7(a)

         (whichever of the BP Member or the Ceppeto Members as shall exercise the Conversion Right for the purposes of this SECTION 10.7, the "EXERCISING MEMBER"). The consideration to be paid to the Ceppeto Members for the Ceppeto Members' Entire Interest shall be, at the option of the Ceppeto Members, exercised as provided in SECTION 10.7(c), paid in cash and/or OP Units. The value of the OP Units shall be determined in the manner set forth in SECTION 10.7(c) below. If the Ceppeto Members receive OP Units pursuant to this SECTION 10.7, the Managing Member shall cause Boston Properties to enter into a Registration Rights Agreement for the benefit of the Ceppeto Members in substantially the form attached hereto as EXHIBIT 10.7. The Conversion Right shall be exercised by delivery of a written notice (the "EXERCISE NOTICE") from the Exercising Member to the other Member(s) (the "NON-EXERCISING MEMBER"). Upon the exercise of a Conversion Right, the value of the Ceppeto Members' Entire Interest shall be determined in accordance with SCHEDULE 10.7(a) - "APPRAISAL" attached hereto (such procedure and determination of value, the "APPRAISAL"). The date on which the value is determined by the Appraisal is herein referred to as the "DETERMINATION DATE."

                  (b)   Notwithstanding anything to the contrary provided in
         SECTION 10.7(a), the Non-Exercising Member may delay the effective date of the Exercise Notice, and thus the commencement of the Appraisal, once, for not more than six (6) months from the date of the Exercise Notice, by written notice (the "DELAY NOTICE") to the Exercising Member sent within twenty (20) Business Days after receipt of the Exercise Notice, such Delay Notice to specify the period of delay requested (but, regardless of the period of delay requested, the Non-Exercising Member shall have no additional right to delay the commencement of the Appraisal, the only right being a one-time right to delay the commencement of the Appraisal for no longer than six (6) months from the date of the Exercise Notice). In the event a Delay Notice is given, the date of the Exercise Notice shall be deemed to be the date within such six (6) month period as specified in the Delay Notice.

                  (c) No later than the date which is ten (10) days prior to the Original Delivery Date, the Ceppeto Members shall elect by written notice to the BP Member whether payment under this SECTION 10.7 shall be in cash or OP Units or a combination of cash and OP Units (subject, with respect to such election as to OP Units, to the rights of the BP Member as set forth in this SECTION 10.7(c)). If the Ceppeto Members fail to timely make the election contemplated by this SECTION 10.7(c), the BP Member shall be entitled to make such payment in cash and/or OP Units, as determined by the BP Member (and subject to the rights of the BP Member as set forth in this SECTION 10.7(c)). Notwithstanding anything to the contrary contained in this SECTION 10.7, in the event that the Ceppeto Members elect to receive (or the BP Member elects to pay) all or a portion of the payment in cash pursuant to this SECTION 10.7(c), the BP Member shall have the right at its option to pay a portion of the applicable amount (but not less than fifty percent (50%) of the applicable amount) in cash on the Actual Delivery Date and the balance through the delivery by BPLP of an unsecured promissory note for the remaining amount (provided that, at BP Member's option, BP Member may deliver such promissory note, together with a guaranty of BPLP with respect to BP Member's obligations thereunder), such note to be due in full on the first anniversary of such Actual Delivery Date and to bear interest at a rate equal to seven and one-half percent (7 1/2%) per annum (except that the BP Member or BPLP, as applicable, shall have the right to prepay such promissory note, in whole or in part, at any time with no premium or penalty). If the Ceppeto Members elect to receive payment in OP Units (or the BP Member elects to pay OP Units) pursuant to this SECTION 10.7(c), the Ceppeto Members will be admitted as Additional Limited Partners (as defined in the Partnership Agreement) of BPLP (effective as of the Actual Delivery
         Date), and BPLP will issue to the Ceppeto Members OP Units and corresponding Partnership Interests (as defined in the Partnership Agreement). The number of OP Units to be issued to the Ceppeto Members pursuant to this SECTION 10.7(c) (the "UNIT NUMBER") shall be equal to the quotient of (1) the value of the Ceppeto Members' Entire Interest determined in accordance with SCHEDULE 10.7(a), LESS the amount, if any, to be paid to the Ceppeto Members in cash or by delivery of such unsecured promissory note, DIVIDED BY (2) the Fair Market Value of One OP Unit. In the event that the Ceppeto Members elect to receive OP Units (or the BP Member elects to pay OP Units), the BP Member may postpone or adjourn, on one or more occasions, the date of closing of the Conversion Right (the "ACTUAL DELIVERY DATE") (including the Original Delivery Date) for a period not to exceed in the aggregate one year from the Original Delivery Date. If the Actual Delivery Date is so postponed, the Members hereby acknowledge that: (i) the Unit Number shall be determined based on the Fair Market Value of One OP Unit determined on the Actual Delivery Date, PROVIDED that, in such case, the Ceppeto Members shall also be entitled to receive an amount equal to any distributions that they otherwise would have been entitled to receive as holders of such OP Units for the period from the Original Delivery Date to the Actual Delivery Date; (ii) the Ceppeto Members shall be entitled to receive interest on the portion of the payment which is to be paid in cash, to the extent not paid in cash or by delivery of a promissory note on the Original Delivery Date, at a rate of seven and one-half percent (71/2%) per annum for the period from the Original Delivery Date to the date so paid in cash or by delivery of the promissory note; and (iii) the value of the Ceppeto Members' Entire Interest determined in accordance with this SECTION 10.7 shall remain fixed as of and after the Determination Date until the Actual Delivery Date, and in no event shall the Ceppeto Members be entitled to any distributions in consideration of such Entire Interest pursuant to this Agreement after the Original Delivery Date.

                  (d) Subject to the BP Member's right to postpone or adjourn the Actual Delivery Date pursuant to SECTION 10.7(c), the BP Member shall designate a closing date on not less than ten (10) Business Days prior written notice to the Ceppeto Members for the conveyance of the Ceppeto Members' Entire Interest required pursuant to this SECTION 10.7 (such initially scheduled closing date, the "ORIGINAL DELIVERY DATE" with the actual closing date being the Actual Delivery Date (which shall be the Original Delivery Date if the Original Delivery Date is not adjourned or postponed by the BP Member as provided in SECTION 10.7(c) above)), which Original Delivery Date shall be not less than fifteen (15) nor more than ninety (90) Business Days after the Determination Date. On the Actual Delivery Date, in exchange for the Ceppeto Members' Entire Interest, the BP Member shall, as the case may be: (i) cause the applicable number of OP Units to be issued to the Ceppeto Members or (ii) pay to the Ceppeto Members the applicable amount in cash (together with the promissory note, if applicable), each as provided in SECTION 10.7(c), PROVIDED, HOWEVER, that in lieu of any fractional OP Units resulting from such calculation, the BP Member shall pay in cash the value attributable to such fractional OP Unit.

                  (e) Any transfer of the Ceppeto Members' Entire Interest to the BP Member or its designee pursuant to this SECTION 10.7 shall, in addition to any other provisions of this ARTICLE 10, be subject to the provisions of SCHEDULE 10.7(e) - "PURCHASING DOCUMENTS: CLOSING MATTERS".

                  (f) If and to the extent OP Units cannot be issued to the Ceppeto Members pursuant to this SECTION 10.7 upon the exercise of a Conversion Right without violating (based upon the reasonable determination of the BP Member, with the advice of counsel) any applicable federal or state securities laws or the HSR Act or due to the inability of the Ceppeto Members to provide the information and representations referred to or contained in this SECTION 10.7(f), the consideration not so paid in OP Units shall be paid by the BP Member to the Ceppeto Members in cash pursuant to SECTION 10.7(c) (subject to the BP Member's right to deliver up to fifty percent (50%) of such amount in the form of an unsecured promissory note made or guaranteed by BPLP as provided in SECTION 10.7(c)), subject to the BP Member's right to waive the information and representation requirements of this SECTION 10.7(f). In determining if OP Units can be provided as consideration pursuant to the exercise of any Conversion Right, the BP Member may require that the Ceppeto Members submit to BPLP such information, certification or affidavit (including representations and warranties) as the BP Member may reasonably require in connection with determining compliance with any applicable federal or state securities laws or the HSR Act. The Ceppeto Members shall use reasonable efforts to respond promptly to such requests for such written representations or other instruments as are necessary or appropriate, in BP Member's reasonable judgment, to effect compliance with applicable law. Nothing contained in this Agreement shall be deemed to limit the right of the BP Member, BPLP or Boston Properties to modify, restate or otherwise amend their respective Organizational Documents.

                  (g) With respect to any OP Units issued to the Ceppeto Members pursuant to this SECTION 10.7 (the "ISSUED OP UNITS"), the Ceppeto Members shall receive a pro rata distribution for the portion of the fiscal quarter in which the Actual Delivery Date occurs (the "CLOSING QUARTER") commencing on the Actual Delivery Date and ending on the last day of the Closing Quarter on all outstanding Issued OP Units held by the Ceppeto Members on the record date for dividends declared on the BXP Stock for the Closing Quarter.

                  10.8. PROVISIONS GENERALLY APPLICABLE TO SALES. For purposes of this SECTION 10.8, the Ceppeto Members shall be treated as a single Member and the Boston Properties Members shall be treated as a single Member. The following provisions shall be applicable to sales under SECTIONS 10.1A, 10.3,
10.7 and 12.2:

                  (a) At the closing of the sale of all or a portion of the Equity Interest of a Member to the other Member, the selling Member shall execute an assignment of its interest in the Company, free and clear of all liens, encumbrances and adverse claims, which assignment shall be in form and substance reasonably satisfactory to the purchasing Member, and such other instruments as the purchasing Member shall reasonably require to assign all or such portion of the Equity Interest of the selling Member to such Person as the purchasing Member may designate. For any sale or transfer of all or a portion of a Member's Equity Interest under this ARTICLE 10, the purchasing Member may designate the assignee of such Equity Interest, which assignee (i) in connection with the sale of transfer of a Member's Entire Interest, need not be an Affiliate of the purchasing Member and (ii) in connection with the sale of transfer of less than all of a Member's Entire Interest, shall be an Affiliate of the purchasing Member.

                  (b) It is the intent of the parties to this Agreement that the requirements or obligations, if any, of one Member to sell all or a portion of its Equity Interest to the other Member shall be enforceable by an action for specific performance of a contract relating to the purchase of real property or an interest therein. In the event that the selling Member shall have created or suffered any unauthorized liens, encumbrances or other adverse interests against either the Property or the selling Member's interest in the Company, the purchasing Member shall be entitled either to an action for specific performance to compel the selling Member to have such defects removed, in which case the closing shall be adjourned for such purpose, or, at the purchasing Member's option, to an appropriate offset against the purchase price, which offset shall include all reasonable costs associated with enforcement of this Section.

                  (c) At the election of the purchasing Member, the purchase and sale of all or a portion of an Equity Interest will be structured to avoid, if possible, a termination of the Company for Federal tax purposes and/or under the Act, providing that such structure does not adversely impact the selling Member or the contemplated transfer.

                  (d) At the request of the Ceppeto Members, any purchase and sale or other transfer of all or any portion of the Ceppeto Members' Entire Interest to the Managing Member in exchange for OP Units (or a combination of cash and OP Units) will, to the extent reasonably practicable, be structured in consideration of the tax consequences of such transfer to the Ceppeto Members, providing that such structure (i) does not adversely impact the Managing Member or its Affiliates, the Property or the contemplated transfer (all as determined by the Managing Member) and (ii) does not cause the Managing Member or its Affiliates, the Property or the contemplated transfer to incur any additional cost or other liability which is not paid in full by the Ceppeto Members on the date of such sale or other transfer.

                  (e) In connection with the sale or other transfer of the Entire BP Interest to the Ceppeto Members or their designee, the BP Member shall, at the Ceppeto Member's sole cost and expense, deliver originals or certified copies of all books and records and other material relating to the Property, and otherwise cooperate with the reasonable requests of the Ceppeto Members in connection with the transition of management of the Property to the Ceppeto Members or their designee.

               ARTICLE 11. DISSOLUTION OR BANKRUPTCY OF A MEMBER

                  11.1. DISSOLUTION OR MERGER. For purposes of this ARTICLE 11, the Ceppeto Members shall be treated as a single Member and the Boston Properties Members shall be treated as a single Member. If either both the Boston Properties Members or both Ceppeto Members shall be dissolved, or merged with or consolidated into another Person, or if all or substantially all of their assets shall be sold, or transferred, then unless such dissolution, merger, consolidation, sale or transfer is expressly permitted under Article 10, such dissolution, merger, consolidation, sale or transfer shall be a dissolution of the Company, and the other Member shall be the Liquidating Member in the dissolution of the Company. The Boston Properties Members shall not voluntarily cause any such dissolution of the Company prior to the expiration of the Tax Protection Period without the prior written consent of the Ceppeto Members, which consent may be withheld in the Ceppeto Members' sole and absolute discretion.

                  11.2. BANKRUPTCY, ETC. In the event:

                  (a) either both the Boston Properties Members or both Ceppeto Members shall file a voluntary petition in bankruptcy or shall be adjudicated a bankrupt or seek any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief for itself under the present or any future Federal bankruptcy code or any other present or future applicable Federal, state, or other statute or law relative to bankruptcy, insolvency, or other relief for debtors, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver, conservator or liquidator of said Member(s) or its interest in the Company (the term "acquiesce" includes the failure to file a petition or motion to vacate or discharge any order, judgment or decree providing for such appointment within twenty (20) days after the appointment); or

                  (b) a court of competent jurisdiction shall enter an order, judgment or decree approving a petition filed against either both Boston Properties Members or both Ceppeto Members seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future Federal bankruptcy code or any other present or future applicable Federal, state or other statute or law relating to bankruptcy, insolvency, or other relief for debtors, and said Member(s) shall acquiesce in the entry for such order, judgment or decree (the term "acquiesce" includes the failure to file a petition or motion to vacate or discharge such order, judgment or decree within twenty (20) days after the entry of the order, judgment or decree) or such order, judgment or decree shall remain unvacated and unstayed for an aggregate of ninety (90) days (whether or not consecutive) from the date of entry thereof, or any trustee, receiver, conservator or liquidator of said Member(s) or of all or any substantial part of said Member's property or its interest in the Company shall be appointed without the consent or acquiescence of said Member(s) and such appointment shall remain unvacated and unstayed for an aggregate of sixty (60) days (whether or not consecutive); or

                  (c) either both Boston Properties Members or both Ceppeto Members shall admit in writing its inability to pay its debts generally as they mature; or

                  (d) either both Boston Properties Members or both Ceppeto Members shall give notice to any governmental body of insolvency, or pending insolvency, or suspension or pending suspension of operations; or

                  (e) either both Boston Properties Members or both Ceppeto Members shall make a general assignment for the benefit of creditors or take any other similar action for the protection or benefit of creditors;

then such event shall cause the dissolution of the Company and the other Members shall be the Liquidating Member.

                  11.3. RECONSTITUTION. Notwithstanding the provisions of SECTIONS 11.1 and 11.2, if either both Boston Properties Members or both Ceppeto Members are the subject of a dissolution or bankruptcy event as described above, the remaining Members may, within ninety (90) days of any such event, elect to
(1) continue the Company or (b) transfer the assets of the Company to a newly organized entity and accept ownership interests in such entity in exact proportion to their respective interests in the Company at the time of dissolution, PROVIDED that at the time the event described in this ARTICLE 11 occurs, the Company has at least one (1) continuing Member. An appropriate amendment to or cancellation of the Certificate of Formation and all other filings required by law shall be made in accordance with any action taken pursuant to this SECTION 11.3.

                            ARTICLE 12. DISSOLUTION

                  12.1. WINDING UP. Upon dissolution of the Company by expiration of the term hereof, by operation of law, by any provision of this Agreement or by agreement between the Members, the Company's business shall be wound up and all its assets distributed in liquidation. In such dissolution, except as otherwise expressly provided in ARTICLE 11, the Managing Member shall be the Liquidating Member. If both Boston Properties Members are the subject of a dissolution or bankruptcy event described in ARTICLE 11, then Ceppeto, not Managing Member, will be the Liquidating Member. The Liquidating Member shall have the right to:

                  (a) wind up the Company and cause the Company's assets to be sold and the proceeds of sale distributed as provided in Section 12.5; or

                  (b) notwithstanding anything to the contrary contained in this Agreement, cause the assets of the Company to be appraised and, at its option, purchase the Entire Interest of the other Member, all in accordance with SECTION 12.2.

                  12.2. PURCHASE OF NON-LIQUIDATING MEMBER'S INTEREST.

                  (a) For purposes of this SECTION 12.2, the Ceppeto Members shall be treated as a single Member and the Boston Properties Members shall be treated as a single Member. The Liquidating Member, within thirty (30) days after the commencement of the dissolution of the Company, may give notice (the "APPRAISAL NOTICE") to the other Member electing to have the fair market value of the Company's assets determined by appraisal pursuant to SECTION 12.2(b) (the "FAIR MARKET VALUE"). The fees and expenses of such appraisers shall be borne by the Company. The Liquidating Member shall have the option, by notice given to the other Member within forty-five (45) days after receipt of the determination of Fair Market Value pursuant to SECTION 12.2(b), to purchase the other Member's Entire Interest at a price equal to the amount which would have been distributable to the other Member in accordance with the provisions of SECTION 9.3(b) or 9.4(b), as applicable, and SECTION 12.5 if all of the Company's assets had been sold for an amount equal to such Fair Market Value and any debts, liabilities and expenses which would have been paid by the Company or reserved against pursuant to SECTION 12.5 out of the proceeds of such sale were deducted in determining such Fair Market Value. If after the receipt of the determination of Fair Market Value pursuant to SECTION 12.2(b), the Liquidating Member elects not to exercise the option to purchase the other Member's Entire Interest pursuant to this SECTION 12.2(a), then the Liquidating Member shall have all of its rights under this ARTICLE 12 as if the Appraisal Notice had not been given. The provisions of SCHEDULE 10.7(e) and SECTION 10.8 shall apply to a purchase under this SECTION 12.2, except that any adjustments required pursuant to SECTION 10.8 shall be applicable to any events and/or liabilities or income which were not included in determining the Fair Market Value.

                  (b) If the Fair Market Value of the assets of the Company is required to be determined for purposes of this SECTION 12.2, such Fair Market Value, if not otherwise agreed upon by the Members, shall be determined as set forth in this SECTION 12.2(b), and otherwise in accordance with SCHEDULE 10.7(a). All appraisers referred to herein shall be real estate appraisers which are members of the New York Chapter of the American Institute of Real Estate Appraisers for at least seven (7) years. Each Member shall select one (1) appraiser. In the event that either Member fails to select an appraiser within thirty
         (30) days after receipt of the Appraisal Notice, then such Member's appraiser shall be selected by the other Member from a list of no fewer than five (5) appraisers compiled and maintained by the Managing Member. After the selection, each appraiser shall independently determine the gross fair market value of the assets of the Company. If the separate appraisals differ, the Members shall have a period of ten
         (10) days after receipt
         of the appraisals to agree on the Fair Market Value. In the event the Members cannot agree on the Fair Market Value in accordance with the preceding sentence, the two (2) appraisers referred to therein shall within ten (10) days after the expiration of the ten (10) day period described in the preceding sentence select a third appraiser. In the absence of such a selection, the third appraiser shall be selected by the New York Chapter of the American Institute of Real Estate Appraisers. The third appraiser shall decide which of the two (2) appraisals established by the appraisers in accordance with this
         SECTION 12.2(b) constitutes the Fair Market Value, and such decision shall be conclusive and binding on the parties.

                  12.3. OFFSET FOR DAMAGES. In the event of dissolution resulting from an event described in ARTICLE 11, the Liquidating Member shall be entitled to deduct from the amount payable to the other Member pursuant to
SECTION 12.2, SECTION 12.4 or SECTION 12.5, the amount of damages, including reasonable attorneys' fees and disbursements, incurred by the Company or the Liquidating Member proximately resulting from any such event, as established by a court order.

                  12.4. DISTRIBUTIONS OF OPERATING CASH FLOW. Subject to SECTION
12.5 as to proceeds of liquidation, during the period of liquidation the Members shall continue to receive distributions of Operating Cash Flow and Capital Event Proceeds and to share profits and losses for all tax and other purposes as provided elsewhere in this Agreement.

                  12.5. DISTRIBUTIONS OF PROCEEDS OF LIQUIDATION. For purposes of this SECTION 12.5, "proceeds of liquidation" shall equal cash available for liquidation, net of liens secured by the Property, PROVIDED that neither the Company nor the Members shall be personally liable for, nor shall either or any of them be released from, such debts. The proceeds of liquidation shall be applied in the order of priority set forth in this SECTION 12.5.

                  (a) FIRST. To the payment of: (1) debts and liabilities of the Company, and (2) expenses of liquidation.

                  (b) SECOND. To the setting up of any reserves that the Liquidating Member may deem necessary for any contingent or unforeseen liabilities or obligations of the Company or of the Members arising out of or in connection with the Company. Such reserves may be deposited by the Company in a bank or trust company acceptable to the Liquidating Member to be held by it for the purpose of disbursing such reserves in payment of any of the aforementioned liabilities or obligations, and at the expiration of such period as the Liquidating Member shall deem advisable, distributing the balance, if any, pursuant to SECTION 12.5(c).

                  (c) THIRD. Any balance remaining shall be distributed to the Members in accordance with SECTION 9.6(a).

                  12.6. ORDERLY LIQUIDATION. A reasonable time shall be allowed for the orderly liquidation of the assets of the Company and the discharge of liabilities to creditors so as to enable the Members to minimize the losses normally attendant upon a liquidation.

                  12.7. FINANCIAL STATEMENTS. During the period of winding up, the Company's then independent certified public accountants shall prepare and furnish to each of the Members, until complete liquidation is accomplished, all the financial statements provided for in SECTION 7.1.

                               ARTICLE 13. MEMBERS

                  13.1. LIABILITY. A Member shall not be personally liable for the debts, liabilities or obligations of the Company or of any other Member except to the extent required under the Act. Notwithstanding the foregoing, a Member will be liable for any distributions made to it if, after such distribution, the outstanding liabilities of the Company (other than liabilities to Members on account of their interests in the Company and liabilities for which the recourse of creditors is limited to specific Company property) exceed the fair value of the Company's assets (PROVIDED that the fair value of Company property that secures recourse liability shall be included only to the extent its fair value exceeds such liability) and the Member had knowledge of this fact at the time the referenced distribution was received.

                  13.2. NO FIDUCIARY OBLIGATIONS. To the maximum extent permitted by applicable law, none of the Managing Member nor any other Members shall have any fiduciary duty or other duty (other than contractual obligations under this Agreement, the Master Transaction Agreement or the Tax Protection Agreement) to the other Members with respect to the business and affairs of the Company. To the extent that any such fiduciary duty or other duties are imposed on the Managing Member or any other Boston Properties Members or any Ceppeto Members under the Act, the Ceppeto Members hereby unconditionally and irrevocably waive the same and agree that neither the Managing Member nor any other Boston Properties Members shall have any liability for breach of such duties and the BP Members hereby unconditionally and irrevocably waive the same and agree that neither of the Ceppeto Members shall have any liability for breach of such duties. Each of the Members hereby covenant, as a material inducement to the Managing Member and the other Members to enter into this Agreement, that the Members shall not commence or join or otherwise bring or advance or participate in any claim against the Managing Member or any other Members based upon any purported breach of fiduciary duty or other duty (other than contractual obligations under this Agreement, the Master Transaction Agreement or the Tax Protection Agreement).

                  13.3. POWER OF ATTORNEY. The Ceppeto Members hereby irrevocably constitute and appoint the Managing Member, with full power of substitution, as their true and lawful attorney, which power shall be coupled with an interest, in their name, place and stead to sign, execute, acknowledge, swear to, deliver, record and file, as appropriate (collectively, the "Action") and in accordance with this Agreement, any and all certificates, documents and instruments that in the discretion of the Managing Member are required to be signed, executed, acknowledged, sworn to, delivered, recorded or filed by such Member to discharge the purposes of the Company as set forth in this Agreement; PROVIDED that such action does not cause or result in the incurrence of any personal liability on the part of such Member hereunder. Prior to the taking of any Action pursuant to the power of attorney contained in this SECTION 13.3, the Managing Member shall give not less than (5) Business Days prior written notice to the Ceppeto Members, which notice is intended to provide the Ceppeto Members with the opportunity to take such Action in lieu of the Managing Member, PROVIDED HOWEVER, that nothing contained herein (including without limitation, any failure of the Managing Member to deliver such notice, or any refusal on the part of the Ceppeto Members to take such Action, or other action or notice given by the Ceppeto Members to the effect that such Action is not to be taken) shall limit or modify the power of attorney granted to the Managing Member herein.

                  13.4. CONSENT OF CEPPETO MEMBERS. Whenever the consent, approval, determination or decision of the Ceppeto Members is required under this Agreement, including to amend or waive any provisions of this Agreement, such consent, approval, determination or decision will be deemed given by, and binding upon, each Ceppeto Member if the Company obtains the written consent, approval or decision of Eric Hadar, and each of the Ceppeto Members hereby irrevocably agrees that Eric Hadar will have the power and authority to grant any such written consent or approval, or make any such determination or decision, on behalf of, and as the duly authorized agent and representative of, such Ceppeto Member. Each Ceppeto Member by execution and delivery of this Agreement irrevocably constitutes and appoints Eric Hadar as its true and lawful attorney-in-fact with full power and authority in such Ceppeto Member's name, place and stead to execute, acknowledge and deliver such certificates, instruments, documents and agreements as are necessary or appropriate to make any and all amendments or restatements of this Agreement. The appointment by each Ceppeto Member of Eric Hadar as attorney-in-fact is deemed to be a power coupled with an interest and will survive, and will not be affected by the subsequent bankruptcy, death, incapacity, disability, adjudication of incompetence or insanity, or dissolution of any Ceppeto Member hereby giving such power. It will be a condition to any transfer of a Ceppeto Member's interest in the Company that the foregoing power of attorney be granted by the transferee of such Ceppeto Member's interest. Notwithstanding the foregoing, in the event of (a) the death, incapacity, disability, adjudication of incompetence or insanity of Eric Hadar, or (b) the resignation by Eric Hadar as authorized agent and representative of the Ceppeto Members hereunder, such resignation to be effective not less than thirty (30) days after delivery of notice to the Company and the Managing Member, or (c) an election by the Ceppeto Members, acting jointly, to replace Eric Hadar as their agent and representative, a replacement authorized agent and representative hereunder shall be appointed by the Ceppeto Members, such person in all events to be reasonably acceptable to Managing Member.


                  13.5. INDEMNIFICATION OBLIGATIONS; PLEDGE OF CEPPETO MEMBERS' EQUITY INTEREST.

                  (a) CEPPETO INDEMNIFICATION OBLIGATION. From and after the Effective Date, Eric Hadar, Richard Hadar, Ceppeto and Ceppeto Holdings (collectively, the "CEPPETO INDEMNITORS") agree, jointly and severally, to indemnify, defend and hold harmless the BPLP Indemnified Parties from and against all Losses which are incurred or suffered by any one or more of them based upon, arising out of, in connection with or by reason of:

                        (1) the breach by Richard Hadar, Eric Hadar, the Ceppeto
                  Members or either of them of any of the representations and warranties of Richard Hadar, Eric Hadar, and/or the Ceppeto Members or either of them contained in this Agreement; and/or

                        (2) Partnership Claims; and/or

                        (3) any liability, obligation, claim, lien, cost,
                  expense or encumbrance of any kind or nature (other than pursuant to the Purchase Contracts and those costs and expenses specifically set forth on the attached SCHEDULE 13.5(a)(3)), whether accrued, absolute, contingent or otherwise, asserted or unasserted, known or unknown, including liabilities as guarantor or otherwise with respect to obligations of others, or liabilities for taxes due or then accrued or to become due, of the Company, the Original Company or the Ceppeto Members or the constituent members and direct and indirect beneficial owners of any of them, existing prior to the Effective Date, or of Skyline I or Skyline II existing prior to February 7, 2001, regardless of whether the existence of such liability, obligation, claim, lien, cost, expense or encumbrance constitutes a breach of any of the representations and warranties of Richard Hadar, Eric Hadar and/or the Ceppeto Members or either of them contained in this Agreement.

                  (b) SURVIVAL. The right of the BPLP Indemnified Parties to make claims for indemnification under SECTION 13.5(a)(2) and SECTION 13.5(a)(3) will survive the Effective Date indefinitely. With respect to claims for indemnification made by the BPLP Indemnified Parties under SECTION 13.5(a)(1), the following provisions will apply:

                        (1) All representations and warranties of the Ceppeto
                  Members contained in this Agreement shall survive the Effective Date regardless of any investigation made as follows: (A) the representations and warranties set forth in
                  SECTION 5.1 (Organization and Power), SECTION 5.2 (Authorization) and SECTION 5.6 (Ownership of Direct and Indirect Interests in the Company) shall survive the Effective Date indefinitely; and (B) all other representations and warranties in this Agreement shall survive only until (but excluding) the date which is the second anniversary of the Effective Date (such representations and warranties described in clause (B), the "LIMITED SURVIVAL REPRESENTATIONS").

                        (2) With respect to any claim by a BPLP Indemnified
                  Party for indemnification for a Loss resulting from the breach of the representations or warranties of the Ceppeto Members contained in this Agreement, a Notice of

                  Claim must be given to the Ceppeto Indemnitors within the survival period for the relevant representation or warranty. Notwithstanding the foregoing, (A) if a Notice of Claim asserting a claim for indemnification under this SECTION 13.5 arising from the breach of any Limited Survival Representation shall have been given prior to the expiration of such Limited Survival Representation, such Limited Survival Representation shall survive, only to the extent of the claim asserted in such Notice of Claim, until such claim is resolved, and (B) claims brought by any BPLP Indemnified Party in connection with any Limited Survival Representation which is untrue as a result of fraud by the Ceppeto Members may be brought at any time, without regard to the limitations on survival set forth in SECTION 13.5(b)(1).

                  (c) LIMITATIONS ON CERTAIN INDEMNIFICATION OBLIGATIONS OF THE CEPPETO INDEMNITORS.

                        (1) THIRD PARTY RECOVERIES. There shall be netted from
                  any payment for a Loss required under SECTION 13.5(a): (A) the amount of any indemnification received by any BPLP Indemnified Party from an unrelated party with respect to such Loss, and
                  (B) the amount of any insurance proceeds or other cash receipts paid to any BPLP Indemnified Party against any such Loss.

                        (2) FULL RECOURSE. If the Ceppeto Indemnitors do not
                  pay, in full, any and all indemnity obligations under SECTION 13.5(a) within the applicable time period set forth in SECTION 13.5(d)(4), the indemnity obligations of the Ceppeto Indemnitors under SECTION 13.5(a) shall, at BPLP Indemnified Parties' election, be satisfied by any BPLP Indemnified Party against the Ceppeto Members' Equity Interest pledged to the BP Member pursuant to SECTION 13.5(e), and/or any other collateral available to the BPLP Indemnified Parties hereunder, in such order as the BPLP Indemnified Parties may determine. In the event that the value of the Ceppeto Members' Equity Interest and/or any other collateral, is less than the amount of the Losses to be paid to the BPLP Indemnified Parties, the shortfall amount shall be a joint and several recourse obligation of all of the Ceppeto Indemnitors, and the BPLP Indemnified Parties shall be entitled to collect said shortfall from one or more of the Ceppeto Indemnitors, in the BPLP Indemnified Parties' discretion.

                  (d)   INDEMNIFICATION PROCEDURE.

                        (1) NOTICE OF CLAIM. In the event that any BPLP
                  Indemnified Party shall incur or suffer any Losses in respect of which indemnification may be sought pursuant to this
                  SECTION 13.5, the BPLP Indemnified Party seeking to be indemnified (the "INDEMNITEE") shall promptly provide a notice (a "NOTICE OF CLAIM") to the Ceppeto Indemnitor from whom indemnification is sought (the "INDEMNITOR"), which Notice of Claim shall state the nature and basis of such claim, and the amount of the claim to the extent specified of otherwise known or reasonably estimated. In the case of Losses arising by reason of any third party claim, the Notice of Claim shall be given promptly after the filing of any such claim against the Indemnitee or the determination by the Indemnitee that any such claim will ripen into a claim for which indemnification will be sought, but the failure of the Indemnitee to give the Notice of Claim within such time period shall not relieve the Indemnitor of any liability that the Indemnitor may have to the Indemnitee under this SECTION 13.5.

                        (2) INFORMATION. The Indemnitee shall provide to the
                  Indemnitor on request all information and documentation in the possession or under the control of the Indemnitee reasonably necessary to support and verify any Losses which the Indemnitee believes give rise to a claim for indemnification hereunder and shall give the Indemnitor reasonable access to all books, records and personnel in the possession or under the control of the Indemnitee that would have bearing on such claim.

                        (3) THIRD PARTY CLAIMS. In the case of third party
                  claims for which indemnification is sought, the Indemnitor shall have the option (A) to conduct any proceedings or negotiations in connection therewith, (B) to take all other steps to settle or defend any such claim (PROVIDED that the Indemnitor shall not, without the consent of the Indemnitee, settle any such claim (x) on terms which provide for (i) a criminal sanction or fine, (ii) injunctive relief or (iii) monetary damages in excess of the then value of the Ceppeto Members' Equity Interest (to the extent then pledged to the BP Member pursuant to SECTION 13.5(e) and (y) unless such settlement includes a full and unconditional release of the Indemnitee from all such claims, at no cost or other liability or obligation of the Indemnitee), and (C) to employ counsel, which counsel shall be selected by Indemnitee and shall be reasonably acceptable to the Indemnitor, to contest any such claim or liability in the name of the Indemnitor. In all such events, the Indemnitee shall be entitled to be represented by separate counsel at the Indemnitor's expense. So long as the Indemnitor has assumed defense of an action or claim, such action or claim shall not be settled without the Indemnitor's consent, which shall not unreasonably be withheld. The Indemnitor shall, within five (5) Business Days of receipt of the Notice of Claim, notify the Indemnitee of its intention to assume the defense of such claim. Until the Indemnitee has received notice of the Indemnitor's election whether to defend any claim, the Indemnitee shall take reasonable steps to defend (but may not settle) such claim. If the Indemnitor shall decline to assume the defense of any such claim, or shall fail to notify the Indemnitee within five (5) Business Days after receipt of the Notice of Claim of the Indemnitor's election to defend such claim, the Indemnitee may defend against and/or settle such claim. The costs and expenses of all proceedings, contests, lawsuits and/or settlements in respect of the claims described in this paragraph shall be borne solely by the Indemnitor. Regardless of which party shall assume the defense of the claim, the parties agree to cooperate fully with one another in connection therewith.

                        (4) PAYMENT OF LOSSES. If (and to the extent) the
                  Indemnitor is responsible pursuant hereto to indemnify the Indemnitee in respect of a third party claim, then within thirty (30) days after the occurrence of a final non-appealable determination with respect to such third party claim (or sooner if (a) required by such determination or (b) Indemnitee is required to earlier pay, deposit or otherwise post all or any portion of such amount, or any amount in consideration thereof) and delivery of notice from the Indemnitee to the Indemnitor thereof, the Indemnitor shall pay the Indemnitee, in immediately available funds, the amount of any Losses (or such portion thereof as the Indemnitor shall be responsible for pursuant to the provisions hereof). If (and to the extent) the Indemnitor is responsible pursuant hereto to indemnify the Indemnitee for Losses that do not involve payment by the Indemnitee of a third party claim, then within thirty (30) days after agreement on the amount of such Losses or the occurrence of a final non-appealable determination of such amount (or such earlier date as provided above) and delivery of notice thereof by the Indemnitee to the Indemnitor, the Indemnitor shall pay to the Indemnitee in immediately available funds the amount of such Losses. Notwithstanding anything to the contrary contained herein, with respect to any claim in respect of which the Indemnitor is (or is reasonably expected to be) liable under this SECTION 13.5, the Indemnitor shall pay, within thirty (30) days after demand therefor by the Indemnitee, all out-of-pocket costs and expenses incurred by Indemnitee in connection with any such third party claim, including all legal fees and expenses associated therewith.

                  (e)   PLEDGE OF CEPPETO MEMBERS' EQUITY INTEREST.

                        (1) On the Effective Date, the Ceppeto Members shall
                  execute and deliver a Pledge and Security Agreement in the form attached to this Agreement as EXHIBIT C, pursuant to which the Ceppeto Members' Equity Interest will be pledged to the BP Member as security for the indemnification obligations of the Ceppeto Indemnitors under this SECTION 13.5. The Ceppeto Members shall, at their expense, execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable in order to create, perfect and protect the BP Member's security interest in the Ceppeto Members' Equity Interest granted or purported to be granted under the Pledge and Security Agreement, or to enable the BP Member to exercise its rights and remedies with respect to said security interest.

                        (2) For so long as no Notice of Claim has been given,
                  all distributions payable on account of the Ceppeto Members' Equity Interest shall be currently payable to the Ceppeto Members, notwithstanding the existence of the pledge.

                        (3) Such pledge shall be released on the second (2nd)
                  anniversary of the Effective Date (or such later date as is provided in the Pledge and Security Agreement) unless prior to such second (2nd) anniversary a Notice of Claim has been made in accordance with this SECTION 13.5, in which event the pledge will remain in full force and effect until earlier of (i) the resolution and/or satisfaction in full of any and all claims set forth in such Notice of Claim (and the payment of any other amounts as set forth in the Pledge and Security Agreement) or (ii) the posting of substitute collateral in form and substance satisfactory to the Managing Member in its sole discretion and in an amount reasonably satisfactory to the Managing Member. Upon full satisfaction of any such claim or claims, the BP Member shall release the Ceppeto Members' Equity Interest from the lien of the Pledge and Security Agreement.

                              ARTICLE 14. NOTICES

                  14.1. IN WRITING; ADDRESS. Each notice, request, demand, consent, approval and other communication required or permitted under or otherwise delivered in connection with this Agreement shall be in writing and will be deemed to have been duly given (a) when delivered by hand (so long as the delivering party shall have received a receipt of delivery executed by the party to whom such notice was delivered), or (b) three (3) Business Days after deposit in United States certified or registered mail, postage prepaid, return receipt requested, or (c) one (1) Business Day after delivery to a recognized overnight courier service, or (d) when sent by telex or telecopier (with receipt confirmed) PROVIDED a copy is also sent by one of the methods of delivery described in clauses (a), (b) and (c) above, in each case addressed to the parties as follows (or to such other address as a party may designate by notice to the others):

If to either Ceppeto Member:

                           c/o Allied Partners, Inc.
                           770 Lexington Avenue
                           New York, NY  10021
                           Attn:  Eric Hadar
                           Fax: (212) 935-4995

                  With a copy (which by itself shall not constitute notice) to:

                           Paul, Weiss, Rifkind, Wharton & Garrison
                           1285 Avenue of the Americas
                           New York, NY  10019
                           Attn:  Steven Simkin
                           Fax:  (212) 373-2058

                           and to:

                           Kronish, Lieb, Weiner & Hellman
                           1114 Avenue of the Americas
                             46th Floor
                           New York, NY  10036
                           Attn:  Don Turlington and Chet Lipton
                           Fax:  (212) 479-6275

If to the Company or any of the Boston Properties Members:

                           c/o Boston Properties, Inc.
                           599 Lexington Avenue
                           New York, NY  10022
                           Attn:  Robert Selsam and Matthew Mayer
                           Fax: (212) 326-4041 and (212) 326-4050

With a copy (which by itself shall not constitute notice) to:

                           Goodwin Procter LLP
                           599 Lexington Avenue
                           New York, New York  10022
                           Attn:  Ross D. Gillman
                           Fax:  212-355-3333

                  A copy of any notice or any written communication from the Internal Revenue Service to the Company shall be given to each Member at the addresses provided for above.

                  14.2. COPIES. A copy of any material notice, service of process, or other document in the nature thereof, received by the Ceppeto Member from anyone other than the other Member or the Company, shall be delivered by the Ceppeto Member to the Managing Member as soon as practicable.

                           ARTICLE 15. MISCELLANEOUS

                  15.1. ADDITIONAL DOCUMENTS AND ACTS. In connection with this Agreement, as well as all transactions contemplated by this Agreement, each Member agrees to execute and deliver such additional documents and instruments, and to perform such additional acts, as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement and all such transactions. All approvals of either party hereunder shall be in writing.

                  15.2. INTERPRETATION. This Agreement and the rights and obligations of the Members hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to its principles of conflicts of laws.

                  15.3. ENTIRE AGREEMENT. This Agreement, the Master Transaction Agreement, the Tax Protection Agreement and the other Transaction Documents contain all of the understandings and agreements of whatsoever kind and nature existing between the parties hereto with respect to this Agreement and the rights, interests, understandings, agreements and obligations of the respective parties pertaining to the Company.

                  15.4. BINDING EFFECT. Except as herein otherwise expressly stipulated to the contrary, this Agreement shall be binding upon and inure to the benefit of the parties signatory hereto, and their respective distributees, successors and permitted assigns.

                  15.5. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will be deemed an original and all of which together will constitute the same instrument.

                  15.6. CONFIDENTIALITY. No publicity, media communications, press releases or other public announcements concerning this Agreement or the transactions contemplated hereby shall be issued or made by either Member without the prior written consent of the other Member, which consent shall not be unreasonably withheld, except to the extent required by law or stock exchange rule. Notwithstanding the foregoing, Managing Member may, from time to time and at any time, issue or make any publicity, media communications, press releases or other public announcements concerning or with respect to the Property, and no Ceppeto Member shall issue or make any such publicity, media communications, press releases or other public announcements. The Ceppeto Members shall keep confidential all information and other matters and material regarding the Property, including without limitation, information, matters and material relating to the leasing, financial and economic performance, operations and management of the Property, and shall be disclosed by the Ceppeto Members only to its legal advisors, accountants, officers, members, managers, directors and possible lenders, as and to the extent reasonably necessary, and in each instance only with the specific instructions to hold such information and other matters and material confidential, or as otherwise required by law or court order. For so long as Richard Hadar and/or Eric Hadar hold, directly or indirectly, at least a twenty percent (20%) Percentage Interest in the Company, the Company shall cause one (1) or more plaques to be maintained at the Property, in form and substance reasonably satisfactory to the Members, indicating that the Property is owned by Boston Properties and Allied Partners (or their respective Affiliates). Such plaques may, at Boston Properties' election, also indicate that the Property is managed by Boston Properties (or its Affiliate). The Members, on behalf of themselves and their respective Affiliates, consent and agree to the termination of those certain confidentiality agreements (i) dated as of March 22, 2001 (the "MARCH 22 CONFIDENTIALITY AGREEMENT") between Paul, Weiss, Rifkind, Wharton & Garrison on behalf of the Hadar Parties (as defined therein) and BPLP and (ii) dated as of February 16, 2001 (the "FEBRUARY 16 CONFIDENTIALITY AGREEMENT" and together with the March 22 Confidentiality Agreement, the "CONFIDENTIALITY AGREEMENT") between Goodwin Procter LLP on behalf of BPLP and Olshan Grundman Frome Rosenzweig & Wolosky LLC on behalf of the Original Company. Any confidential information which has been provided pursuant to the Confidentiality Agreement may be disclosed free of the restrictions and limitations of the Confidentiality Agreement.

                  15.7. AMENDMENTS. As and to the extent permitted by applicable law, this Agreement may be amended, altered or modified by the Managing Member in its discretion; PROVIDED that in no event shall the Agreement be amended in any manner which has an adverse effect on the Ceppeto Members without the prior written consent of the Ceppeto Members. Managing Member shall provide written notice to the Members not less than ten (10) Business Days prior to the effective date of any amendment to this Agreement.

                  15.8. SEVERABILITY. Each provision hereof is intended to be severable and the invalidity or illegality of any portion of this Agreement shall not affect the validity or legality of the remainder.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.



                                           BP/CG MEMBER I LLC



                                           By: /s/ ROBERT E. SELSAM
                                               ---------------------------------
                                               Name:   Robert E. Selsam
                                               Title:  Authorized Representative



                                           BP/CG MEMBER II LLC



                                           By: /s/ ROBERT E. SELSAM
                                               ---------------------------------
                                               Name:   Robert E. Selsam
                                               Title:  Authorized Representative



                                           BP/CG MEMBER III LLC



                                           By: /s/ ROBERT E. SELSAM
                                               ---------------------------------
                                               Name:   Robert E. Selsam
                                               Title:  Authorized Representative


                                 Signature Page

                                           CEPPETO ENTERPRISES LLC, a Delaware
                                           limited liability company

                                           By: Ceppeto Holding Enterprises LLC,
                                               its managing member



                                           By: /s/ ERIC HADAR
                                               ---------------------------------
                                               Name:   Eric Hadar
                                               Title:  Manager



                                           CEPPETO SKYLINE HOLDING LLC, a
                                           Delaware limited liability company



                                           By: /s/ ERIC HADAR
                                               ---------------------------------
                                               Name:   Eric Hadar
                                               Title:  Manager

AGREED AND ACCEPTED:

/s/ RICHARD HADAR
----------------------------
Richard Hadar, individually, as to his representations, warranties, Covenants and indemnification and other obligations contained in SECTIONS 5 AND 13

/s/ ERIC HADAR
----------------------------
Eric Hadar, individually, as to his representations, warranties, Covenants and indemnification and other obligations contained in SECTIONS 5 AND 13


                                 Signature Page